Exhibit 99.1

VINCO VENTURES, INC.

[●], 2021

Dear Vinco Ventures, Inc. Stockholder:

On October 22, 2021, Vinco Ventures, Inc., or BBIG, (F/K/A Edison Nation, Inc.), announced its plan to spin-off its packaging and non-fungible tokens (“NFT”) business, or the Separation, to Cryptyde Inc., or TYDE (then called Cryptyde Spin Co., a newly formed wholly owned subsidiary of BBIG formed in anticipation of the Separation). In connection with the Separation, TYDE will become an independent, publicly traded company holding, directly or indirectly through its subsidiaries, the assets and legal entities, subject to any related liabilities, associated with the packaging and NFT business of BBIG. The Separation is expected to become effective on [●], 2021.

The Separation is subject to conditions described in the enclosed information statement. Subject to the satisfaction or waiver of these conditions, the Separation will be completed by way of a pro rata distribution (the Distribution), of all the outstanding shares of TYDE common stock to the stockholders of record of BBIG as of the close of business on or around _____, the anticipated record date for the Distribution, or the Record Date. Each BBIG stockholder of record will receive one share of TYDE common stock, $0.001 par value, for every ten (10) shares of BBIG common stock, $0.001 par value, held by such stockholder as of the close of business on the Record Date. The distribution of these shares will be made in book-entry form, which means that no physical share certificates will be delivered. At any time following the consummation of the Distribution, stockholders may request that their shares of TYDE common stock be transferred to a brokerage or other account. No fractional shares of TYDE common stock will be delivered. The Distribution Agent for the Distribution will, instead, aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing prices, and distribute the net cash proceeds from the sales pro rata to each stockholder that would otherwise have been entitled to receive a fractional share in connection with the Distribution.

BBIG expects to receive an opinion from counsel to the effect that, among other things, the transfer of the assets and legal entities, subject to any related liabilities, associated with the packaging and NFT business of BBIG to TYDE, or the Transfer, and the Distribution will qualify as a transaction that is tax-free for U.S. federal income tax purposes, except to the extent of any cash received in lieu of fractional shares. You should consult your own tax advisor as to the particular tax consequences of the Distribution, including potential tax consequences under state, local, and non-U.S. tax laws.

The Distribution does not require BBIG stockholder approval, and you do not need to take any action to receive your shares of TYDE common stock in connection with the Distribution. Following the consummation of the Distribution, you will own common stock in both BBIG and TYDE. BBIG common stock will continue to trade on the Nasdaq Capital Market under the ticker symbol “BBIG,” and TYDE has applied to have its shares of common stock listed on the Nasdaq Capital Market under the ticker symbol “TYDE.”

The enclosed information statement, which we are mailing to all BBIG stockholders as of the close of business on the Record Date, describes the Separation in detail and contains important information about TYDE, including its historical combined financial statements. We urge you to read this information statement carefully.

We want to thank you for your support of BBIG, and we look forward to your continued support in the future.

Sincerely,

Lisa King
Chief Executive Officer
Vinco Ventures, Inc.

CRYPTYDE, INC.

[●], 2021

Dear Future Cryptyde, Inc. Stockholder:

On behalf of Cryptyde, Inc., it is my great privilege to welcome you as a stockholder of our company. Following our separation from Vinco Ventures, Inc., we will operate as an independent, publicly traded and growth-oriented selective acquisitions company focused on leveraging blockchain technologies to disrupt consumer facing industries. Additionally, we will continue to grow the 50+ year history of our consumer packaging business.

With this focus in place, we intend to pursue a growth strategy that includes the development of a stream of innovative new and differentiated products in the NFT and Blockchain markets and NFT products that drive customer satisfaction and loyalty, accompanied by acquisitions that financially and strategically complement our business. We will focus on cultivating and enhancing consumer relationships through our platform, and we will support that customer experience with a robust infrastructure capable of meeting our exacting efficiently, quality, cost, and delivery requirements. We believe this strategy will allow us to expand the size of our addressable market by appealing to new and larger consumer audiences in new product categories outside the packaging and related to the NFT markets.

We invite you to learn more about our company by reading the enclosed information statement, which details our strategy and plans for near and long-term growth to generate value for our stockholders. We are excited about our future as an independent company, and we look forward to your support as an Cryptyde, Inc. stockholder as we begin this new and exciting chapter.

Sincerely,

Brian P. McFadden
President and Chief Executive Officer
Cryptyde, Inc.

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Information contained herein is subject to completion or amendment. A registration statement on Form 10 relating to these securities has been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Preliminary and Subject to Completion, dated November 5, 2021

INFORMATION STATEMENT

Cryptyde, Inc.

Common Stock, par value $0.001 per share

This information statement is being furnished to you as a holder of common stock of Vinco Ventures, Inc., a Nevada corporation, or BBIG, in connection with the separation of its packaging and NFT business from its current business operations and the creation of an independent, publicly traded company now called Cryptyde, Inc., a Nevada corporation. We have applied to have our common stock listed on the Nasdaq Capital Market as of the effective date of the Distribution (as defined herein). We, directly or indirectly through our subsidiaries, will hold the assets and legal entities, subject to any related liabilities, associated with the packaging and NFT business of BBIG after their transfer to us, or the Transfer. All of the shares of our common stock owned by BBIG will be distributed to the stockholders of BBIG, or the Distribution, and, together with the Transfer, the Separation. We are currently a wholly owned subsidiary of BBIG.

Each holder of BBIG common stock will receive one share (1) of our common stock for every ten (10) shares of BBIG common stock held as of the close of business on the Record Date.

The Distribution is expected to be completed after the Nasdaq Capital Market, or Nasdaq, closing on or about December 31, 2021. Immediately after BBIG completes the Distribution, we will be an independent, publicly traded company. We expect that, for U.S. federal income tax purposes, no gain or loss should be recognized by you, and no amount should be included in your income in connection with the Distribution, except to the extent of any cash you receive in lieu of fractional shares.

No vote or other action is required by you to receive shares of our common stock in connection with the Separation. You will not be required to pay anything for the new shares or to surrender any of your shares of BBIG common stock. We are not asking you for a proxy, and you should not send us a proxy or your share certificates.

There currently is no trading market for our common stock. Assuming that Nasdaq authorizes our common stock for listing, we anticipate that a limited market, commonly known as a “when-issued” trading market, for our common stock will commence on December 29, 2021, and will continue up to and including the Distribution Date (as defined herein). We expect the “regular-way” trading of our common stock will begin on the first trading day following the Distribution Date.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. See “Information Statement Summary—Implications of Being an Emerging Growth Company.”

In reviewing this information statement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 18.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this information statement is [●], 2021.

Prior to the Distribution Date, the Notice of Internet Availability of Information Statement or this Information Statement shall be mailed to the holders of BBIG common stock as of the Record Date.

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ABOUT THIS INFORMATION STATEMENT

This information statement forms part of a registration statement on Form 10 (File No. 001-_____) filed with the Securities and Exchange Commission, or the SEC, with respect to the shares of our common stock, par value $0.001 per share, to be distributed to BBIG stockholders in connection with the Distribution.

We and BBIG have supplied all information contained in this information statement relating to our respective companies. We and BBIG have not authorized anyone to provide you with information other than the information that is contained in this information statement. We and BBIG take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This information statement is dated [●], 2021, and you should not assume that the information contained in this information statement is accurate as of any date other than such date.

Except as otherwise indicated or unless the context otherwise requires, the information included in this information statement about BBIG assumes the completion of all of the transactions referred to in this information statement in connection with the Separation.

Unless otherwise indicated or as the context otherwise requires, all references in this information statement to the following terms will have the meanings set forth below:

●	“TYDE,” “we,” “us,” “our,” and “our company,” unless the context otherwise requires, means Cryptyde Inc., the Nevada corporation that is, and at all times prior to the consummation of the Distribution will be, a wholly owned subsidiary of BBIG and will hold, directly or indirectly through its subsidiaries, the assets and legal entities, subject to any related liabilities, associated with the packaging and NFT business of BBIG, and whose shares BBIG will distribute in connection with the Distribution. When appropriate in the context, the foregoing terms also include the subsidiaries of this entity. These terms may be used to describe the packaging and NFT business prior to completion of the Separation;

●	“Distribution” means the distribution of all of the shares of our common stock owned by BBIG to stockholders of BBIG as of the close of business on the Record Date;

●	“Distribution Date” means the date on which the Distribution is consummated;

●	“Nasdaq” means the Nasdaq Capital Market;

●	“packaging and NFT business” means the business, operations, products, services, and activities of BBIG’s packaging and NFT business. See “Business” for more information;

●	“Related Transactions” means any transaction other than the Transfer and the Distribution consummated or to be consummated to effect the Separation, including those related to the various name changes, stock listings, and contractual arrangements between us and BBIG;

●	“BBIG” means Vinco Ventures, Inc., the Nevada corporation that owns our company prior to the Separation and that after the Separation will be a separately traded public company consisting of BBIG’s other current businesses. When appropriate in the context, the foregoing term also includes the subsidiaries of this entity;

●	“Separation,” except where the context otherwise requires, means the separation of the packaging and NFT business from BBIG and the creation of an independent, publicly traded company, TYDE, through the consummation of (1) the Transfer and (2) the Distribution and (3) the Related Transactions; and

●	“Transfer” means the contribution by BBIG to us of the assets, including the various legal entities that are subsidiaries of BBIG, subject to any related liabilities, associated with the packaging and NFT business of BBIG.

Trademarks and Trade Names

We have applied for the trademarks “Emmersive Entertainment” and “E-nft”, which applications are currently in the review phase. We also intend to submit applications for the trademark “CRYPTYDE.”

Market and Industry Data

This information statement includes market and industry data that we obtained from industry publications, third-party studies and surveys, government agency sources, filings of public companies in our industry, and internal company surveys. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the foregoing industry and market data to be reliable at the date of this information statement, this information could prove to be inaccurate as a result of a variety of matters.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this information statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained or incorporated herein by reference in this information statement, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “will,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this information statement, include statements regarding our expectations regarding the methodology, effects, timing, and tax-free nature (except to the extent of any cash received in lieu of fractional shares) of the Transfer and the Distribution; our belief that BBIG will meet the requisite requirements under Nevada law to effect the Distribution; our belief that no other material governmental or regulatory filings or approvals will be necessary to consummate the Distribution, other than registration under the federal securities laws of our common stock and completion of the applicable listing requirements on Nasdaq for such shares; our expectation that our common stock will be listed on the Nasdaq Capital Market under the ticker symbol “TYDE”; our expectation that after the Separation, BBIG common stock will continue to be traded on the Nasdaq Capital Market under the ticker symbol “BBIG”; our expectations regarding a “regular-way” market, an “ex-distribution” market, and a “when-issued” market in our shares of common stock between the Record Date and the Distribution Date; our belief that separating BBIG’s packaging and NFT business from BBIG’s other current businesses is in the best interests of BBIG and its stockholders; our expectation to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our stockholders; our intention to enter into certain agreements with BBIG in connection with the Separation to effect the Separation and provide a framework for our relationship with BBIG after the Separation, including a Separation and Distribution Agreement, a Shared Agreement, and certain commercial agreements, and the proposed terms thereof; our expectations regarding the number of shares of our outstanding common stock, the number of such shares held by our affiliates, and the number of stockholders of record following the Separation; our anticipation regarding the adverse effects of COVID-19 on our business; our belief that maintaining and further enhancing the brand recognition and reputation of our brands is critical to retaining existing customers and attracting new customers and that the importance of our brand recognition and reputation will increase; our anticipation that our advertising, marketing, and promotional efforts will increase in the foreseeable future; our anticipation that we will increasingly rely on other forms of media advertising; our plan to continue to expand our brand recognition and product loyalty through social media and our websites with generation of original content; our anticipation that we will enter into new strategic alliances; our expectation that the various claims and lawsuits, arising in the ordinary course of business, we are involved in will not have a material adverse effect on our results of operations or financial condition; our plan to introduce a continuing stream of new and differentiated high-quality rugged packaging and NFT products that drive customer satisfaction and loyalty; our plan to expand our addressable market by appealing to new and larger audiences in new product categories outside the rugged packaging and NFT market; our plan to cultivate and enhance our direct-to-consumer relationships through our digital platforms; our plan to expand and enhance our supply chain; our intent to pursue acquisitions that financially and strategically complement our business; our belief that we will drive customer satisfaction and loyalty by offering high-quality, innovative products on a timely and cost-effective basis; our intent to pursue and challenge infringements of our intellectual property; our expectation to have certain insurance policies in place as of the date of the Separation; our anticipation that most contract assignments and new agreements will be obtained prior to the Separation; our belief that none of the contracts or other assets requiring consent to transfer or the contracts requiring a new agreement are individually material to our business; our expectation that the increasing expenses incurred by public companies generally for reporting and corporate governance purposes will increase our legal and financial compliance costs; our anticipation that, to comply with reporting and other requirements of the Exchange Act, we will need to duplicate information technology infrastructure, implement additional financial and management controls, reporting systems, and procedures, hire additional accounting, finance, tax, treasury, and information technology staff; our expected executive officers, directors, and other key employees; our expected corporate governance policies, guidelines, and practices; our anticipated compensation and benefit plans; our anticipation that we will enter into indemnification agreements with each of our directors and executive officers; our belief that several provisions of our Amended and Restated Articles of Incorporation, Amended and Restated

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Bylaws, and Nevada law that may discourage, delay, or prevent a merger or acquisition that stockholders may consider favorable and will protect our stockholders from coercive or otherwise unfair takeover tactics; our intention to enter into a new financing arrangement; our expectation to have approximately $25 million of cash on hand and no third-party indebtedness as of the consummation of the Distribution; our current intention to retain all available funds and future earnings, if any, to fund the development and expansion of our business; our anticipation to not pay any cash dividends on our common stock in the foreseeable future; our expectations of costs and expenses associated with becoming an independent, publicly traded company; our expectation to incur expenditures to establish certain standalone functions, information technology systems, and other one-time costs subsequent to the completion of the Separation; our expectation that nonrecurring amounts, related to the Separation that are incurred prior to the completion of the Separation and BBIG to pay, will include costs to separate and/or duplicate information technology systems, investment banker fees (other than fees and expenses in connection with the debt financing), third-party legal and accounting fees, and similar costs; our belief we will meet known or reasonably likely future cash requirements through the combination of cash flows from operating activities, available cash balances, and available borrowings through the issuance of third-party debt; and our expectation to utilize our cash flows to continue to invest in our brands, including research and development of new product initiatives, talent and capabilities, and growth strategies, including any potential acquisitions, and to repay any indebtedness we may incur over time. All forward-looking statements included herein are based on information available to us as of the date hereof and speak only as of such date. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. The forward-looking statements contained in or incorporated by reference into this information statement reflect our views as of the date of this information statement about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance, or achievements. A number of factors could cause actual results to differ materially from those indicated by forward-looking statements. Such factors include, among others, the effects of the coronavirus, or COVID-19, pandemic, including potential disruptions in our ability to source the raw materials necessary for the production of our products, disruptions and delays in the manufacture of our products, difficulties encumbered by retailers and other components of the distribution channel for our products; lower levels of consumer spending; our ability to introduce new products that are successful in the marketplace; interruptions of our arrangements with third-party contract manufacturers that disrupt our ability to fill our customers’ orders; increases in costs or decreases in availability of finished products, product components, and raw materials; the failure to maintain or strengthen our brand recognition and reputation; the ability to forecast demand for our products accurately; our inability to expand our e-commerce business; our inability to compete in a highly competitive market; our dependence on large customers; an increase in private label products by our customers; pricing pressures by our customers; our ability to collect our account to receivable the risk of earthquakes, fire, power outages, power losses, and telecommunication failures; our abilities to identify acquisition candidates, to complete acquisitions of potential acquisition candidates, our ability to integrate their businesses with our business, and the success of acquired companies; our ability to protect our intellectual property; the risk of complying with any applicable foreign laws or regulations and the effect of increased protective tariffs; the performance and security of our information systems; the potential for product recalls, product liability, and other claims against us; our dependable on key personnel; economic, social, political, legislative, and regulatory factors; the state of the U.S. economy; risks associated with our facilities, including the expected benefits; and other factors detailed from time to time in our reports that will be filed with the Securities and Exchange Commission, or the SEC.

INFORMATION STATEMENT SUMMARY

This summary highlights information contained in this information statement relating to us and shares of our common stock being distributed by BBIG in connection with the Distribution. This summary may not contain all details concerning the Separation or other information that may be important to you. To better understand the Separation and our business and financial position, you should carefully review this entire information statement, including the risk factors, our historical financial statements, our unaudited pro forma combined financial statements, and the respective notes to those historical and pro forma financial statements.

Unless otherwise indicated, references in this information statement to fiscal 2021, fiscal 2020 and fiscal 2019 are to the fiscal years ended December 31, 2021, 2020 and 2019, respectively. Our historical financial statements have been prepared on a “carve-out” basis to reflect the operations, financial condition, and cash flows of the packaging and NFT business of BBIG during all periods shown. Our unaudited pro forma combined financial statements adjust our historical financial statements to give effect to our Separation from BBIG and our anticipated post-Separation capital structure.

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Our Company

We are a selective acquisitions company focused on leveraging blockchain technology to disrupt consumer facing industries. Our initial product offering has revolutionized the music industry by empowering artists and content owners with the ability to control their distribution. Leveraging the Blockchain technology, content owners will set their specific distribution terms and related economics with transparency throughout the process. With continued technology advancements planned our company is building the next great art form. We draw on our experience, creative vision, and technical ability to deliver unparalleled digital solutions. Specifically, we bring cutting edge 3-dimensional full-scale NFTs to market. We leverage our industry connections to enable distribution of original content featuring chart topping musicians, award winning actors/actresses and world renowned artwork for consumers to have right in their living room. Our additional product offerings include the launch of our crypto equipment and mining business, CW Machines LLC and the traditional packaging and manufacturing business Ferguson Containers.

We are headquartered in Safety Harbor, Florida. Upon our separation from BBIG, we expect to trade under the ticker symbol “TYDE” on Nasdaq.

Our Strategy

Our objective is to become a leading provider of high-quality and innovative packaging and NFT products and to expand our addressable market into carefully selected new product arenas. Key elements of our strategy to achieve this objective and deliver long-term stockholder value are as follows:

●	introduce a continuing stream of new and differentiated NFT products and product extensions that appeal to consumers and achieve market acceptance and that drive customer satisfaction and loyalty;

●	expand the size of our addressable market by appealing to new and larger consumer audiences in new product categories outside the packaging and NFT market;

●	cultivate and enhance direct-to-consumer relationships through our digital platforms;

●	expand and enhance our content pipelines; and

●	pursue acquisitions that financially and strategically complement our current business.

Risks Associated with the Proposed Transaction and Our Business

An investment in our company is subject to a number of risks. You should carefully consider the matters discussed under the heading “Risk Factors” of this information statement.

The Separation

On October 6, 2022, BBIG announced that it was proceeding with a plan to spin-off its packaging and NFT business. We are currently a wholly owned subsidiary of BBIG and we will hold, directly or indirectly through our subsidiaries, all of the assets and legal entities, subject to any related liabilities, associated with BBIG’s packaging and NFT products and accessories business. The Separation will be achieved through the transfer of all the assets and legal entities, subject to any related liabilities, of the packaging and NFT products and accessories business to our company or our subsidiaries, which we refer to as the Transfer, and the distribution of 100% of the outstanding shares of our common stock to holders of BBIG common stock as of the close of business on the Record Date, which we refer to as the Distribution. In connection with the Distribution, BBIG stockholders will receive one (1) share of our common stock for every ten (10) shares of BBIG common stock held as of the close of business on the Record Date. The Separation is expected to be completed on or about [●], 2021, the date that is two business days after the Record Date. Following the Separation, BBIG stockholders as of the close of business on the Record Date will own 100% of the outstanding shares of our common stock; we will be an independent, publicly traded company, and BBIG will retain no ownership interest in our company.

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In connection with the Separation, we will enter into a Separation and Distribution Agreement and several other agreements with BBIG to effect the Separation and provide a framework for our relationship with BBIG after the Separation. These agreements will provide for the allocation between us and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, of the assets, liabilities, legal entities, and obligations associated with the packaging and NFT business, on the one hand, and the BBIG’s other current businesses, on the other hand, and will govern the relationship between our company and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, subsequent to the Separation. In addition to the Separation and Distribution Agreement, the other principal agreements to be entered into with BBIG include a Shared Services Agreement and certain commercial agreements.

The Separation, as described in this information statement, is subject to the satisfaction or waiver of certain conditions. For more information, see “The Separation—Conditions to the Distribution” included elsewhere in this information statement. We cannot provide any assurances that BBIG will complete the Separation.

Following a strategic review, it was determined that separating BBIG’s packaging and NFT business from BBIG’s current business operations would be in the best interests of BBIG and its stockholders and that the Separation would create two companies with attributes that best position each company for long-term success, including the following:

●	Distinct Focus. Each company will benefit from a distinct strategic and management focus on its specific operational and growth priorities.

●	Differentiated Investment Theses. Each company will offer differentiated and compelling investment opportunities based on its particular operating and financial model, allowing it to more closely align with its natural investor type.

●	Optimized Balance Sheet and Capital Allocation Priorities. Each company will operate with a capital structure and capital deployment strategy tailored to its specific business model and growth strategies without having to compete with the other for investment capital.

●	Direct Access to Capital Markets. Each company will have its own equity structure that will afford it direct access to the capital markets and allow it to capitalize on its unique growth opportunities appropriate to its business.

●	Alignment of Incentives with Performance Objectives. Each company will be able to offer incentive compensation arrangements for employees that are more directly tied to the performance of its business and may enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives.

●	Incremental Stockholder Value. Each company will benefit from the investment community’s ability to value its businesses independently within the context of its particular industry with the anticipation that, over time, the aggregate market value of the companies will be higher, on a fully distributed basis and assuming the same market conditions, than if BBIG were to remain under its current configuration.

Neither we nor BBIG can assure you that, following the Separation, any of the benefits described above or otherwise in this information statement will be realized to the extent anticipated or at all. For more information, see “Risk Factors.”

Regulatory Approvals and Appraisal Rights

We must complete the necessary registration under the federal securities laws of our common stock to be issued in connection with the Distribution. We must also complete the applicable listing requirements on Nasdaq for such shares. Other than these requirements, we do not believe that any other material governmental or regulatory filings or approvals will be necessary to consummate the Distribution.

BBIG stockholders will not have any appraisal rights in connection with the Distribution.

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Corporate Information

We were incorporated in Nevada on September 12, 2021. We maintain our principal executive offices at 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695. Our telephone number is (866) 980-2818. Our website will be located at www.cryptyde.com. Our website and the information contained therein or connected thereto is not incorporated into this information statement or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will continue to be an emerging growth company until the earliest to occur of the following:

●	the last day of the fiscal year following the fifth anniversary of the Distribution;

●	the last day of the fiscal year with at least $1.07 billion in annual revenue;

●	the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means that we have been public for at least 12 months, have filed at least one annual report, and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our then-most recently completed second fiscal quarter; or

●	the date on which we have issued more than $1 billion of non-convertible debt during the prior three-year period.

Until we cease to be an emerging growth company, we may take advantage of reduced reporting requirements generally unavailable to other public companies. Those provisions allow us to do the following:

●	provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosures regarding our executive compensation;

●	not provide an auditor attestation of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or Sarbanes-Oxley; and

●	not hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to adopt the reduced disclosure requirements described above for purposes of this information statement. In addition, for so long as we qualify as an emerging growth company, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our stockholders. As a result of these elections, the information that we provide in this information statement may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our stock price.

In addition, the JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to not take advantage of the extended transition period that allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies, which means that the financial statements included in this information statement, as well as financial statements we file in the future, will be subject to all new or revised accounting standards generally applicable to public companies. Our election not to take advantage of the extended transition period is irrevocable.

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SUMMARY OF THE SEPARATION

The following is a summary of the material terms of the Separation and other related transactions.

Distributing Company	Vinco Ventures, Inc., a Nevada corporation. Following the Distribution, BBIG will not own any shares of our common stock.

Distributed Company	Cryptyde Inc., a Nevada corporation, currently is a wholly owned subsidiary of BBIG and will hold, directly or indirectly through its subsidiaries, all of the assets and legal entities, subject to any related liabilities, associated with the packaging and NFT business of BBIG. Following the consummation of the Separation, we will be an independent, publicly traded company.

Distribution Ratio	Each holder of BBIG common stock will receive one (1) share of our common stock for every ten (10) shares of BBIG common stock held as of the close of business on the Record Date.

Distributed Securities	BBIG will distribute 100% of the outstanding shares of our common stock in the Distribution. Based on the approximately _______ shares of BBIG common stock outstanding as of the Record Date, and applying the distribution ratio of one share of our common stock for every ten (10) shares of BBIG common stock, BBIG will distribute approximately one (1) share of our common stock to BBIG stockholders that hold BBIG common stock as of the close of business on the Record Date.

Fractional Shares	Nevada Agency & Transfer Company, acting as the Distribution Agent, will not distribute any fractional shares of our common stock to BBIG stockholders. As soon as practicable on or after the Distribution Date, the Distribution Agent will, instead, aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices, and distribute the net cash proceeds from the sales, net of brokerage fees and commissions, transfer taxes, and other costs, and after making appropriate deductions of the amounts required to be withheld for U.S. federal income tax purposes, if any, pro rata to each stockholder that would otherwise have been entitled to receive a fractional share in connection with the Distribution. The Distribution Agent will determine when, how, through which broker-dealers, and at what prices to sell the aggregated fractional shares. Recipients of cash in lieu of fractional shares will not be entitled to any minimum sale price for the fractional shares or to any interest on the amounts of payments made in lieu of fractional shares. The receipt of cash in lieu of fractional shares generally will be taxable to the recipient stockholders for U.S. federal income tax purposes as described in “Material U.S. Federal Income Tax Consequences of the Distribution—The Distribution.”

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Record Date	The anticipated Record Date will be the close of business on or around [●], 2021.

Distribution Date	The Distribution Date is expected to be on or around [●], 2021.

Distribution

On the Distribution Date, BBIG will distribute 100% of the shares of our common stock to all BBIG stockholders as of the close of business on the Record Date based on the distribution ratio. The shares of our common stock will be distributed electronically in direct registration or book-entry form, and no certificates will be distributed.

On or shortly following the Distribution Date, the Distribution Agent will mail to stockholders that hold their shares directly with BBIG, and are therefore registered holders, a direct registration account statement that reflects the number of shares of our common stock that have been registered in book-entry form in their name.

For shares of BBIG stock that are held through a bank or brokerage firm, the bank or brokerage firm will credit the stockholder’s account with the shares of our common stock that they are entitled to receive in connection with the Distribution.

BBIG stockholders will not be required to make any payment, to surrender or exchange their shares of BBIG common stock, or to take any other action to receive their shares of our common stock in connection with the Distribution.

If you are a BBIG stockholder as of the close of business on the Record Date and decide to sell your shares on or before the Distribution Date, you may choose to sell your BBIG common stock with or without your entitlement to receive our common stock in connection with the Distribution. Beginning on the close of business on the Record Date and continuing up to and including the Distribution Date, we expect that there will be two markets in BBIG common stock: a “regular-way” market and an “ex-distribution” market. Shares of BBIG common stock that trade on the “regular-way” market will trade with an entitlement to receive shares of our common stock in connection with the Distribution. Shares of BBIG common stock that trade on the “ex-distribution” market will trade without an entitlement to receive shares of our common stock in connection with the Distribution. Therefore, if you sell shares of BBIG common stock on the “regular-way” market after the close of business on the Record Date and up to and including through the Distribution Date, you will be selling your right to receive shares of our common stock in connection with the Distribution. If you own shares of BBIG common stock as of the close of business on the Record Date and sell those shares on the “ex-distribution” market, up to and including through the Distribution Date, you will still receive the shares of our common stock that you would be entitled to receive in respect of your ownership, as of the Record Date, of the shares of BBIG common stock that you sold.

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Conditions to the Distribution	The consummation of the Distribution is subject to the satisfaction or waiver of the following conditions, among other conditions described in this information statement:

● the SEC will have declared effective our registration statement on Form 10, of which this information statement is a part, under the Securities Exchange Act of 1934, as amended, or the Exchange Act; no stop order suspending the effectiveness of our registration statement on Form 10 will be in effect; no proceedings for such purpose will be pending or threatened by the SEC; and this information statement, or a notice of Internet availability thereof, will have been mailed to the holders of BBIG common stock as of the close of business on the Record Date;

● the Distribution will be made in a manner that does not cause BBIG to be unable to pay its debts as they become due in the usual course of its business or cause the total assets of BBIG to be less than the sum of its total liabilities plus the amount that would be needed, if BBIG were to be dissolved immediately after the effective time of the Distribution, to satisfy the preferential rights upon such dissolution of stockholders whose preferential rights are superior to those receiving the Distribution, if any, in each case in accordance with Section 78.288 of the Nevada Revised Statutes;

● our common stock to be delivered in connection with the Distribution will have been approved for listing on Nasdaq, subject to official notice of issuance;

● any material governmental approvals and consents and any material permits, registrations, and consents from third parties, in each case, necessary to effect the Distribution and to permit the operation of the packaging and NFT products and accessories business after the Distribution Date substantially as conducted as of the date of the Separation and Distribution Agreement will have been obtained; and

● no event or development will have occurred or exists that, in the judgment of the BBIG Board of Directors, in its sole discretion, makes it inadvisable to effect the Distribution or other transactions contemplated by the Separation and Distribution Agreement.

The fulfillment of these conditions will not create any obligations on BBIG’s part to effect the Separation, and the BBIG Board of Directors has reserved the right, in its sole discretion, to abandon, modify, or change the terms of the Separation, including by accelerating or delaying the timing of the consummation of all or part of the Distribution, at any time prior to the Distribution Date.

Stock Exchange Listing	We have applied to have our common stock listed on Nasdaq under the ticker symbol “TYDE.”

Dividend Policy	We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. See the section entitled “Dividend Policy.”

Transfer Agent	Nevada Agency & Transfer Company

Valuation Opinion	The Company expects to receive a Valuation Opinion on BBIG that will demonstrate that its value exceeds the $9.4 million shareholder’s equity in its capitalization table.

U.S. Federal Income Tax Consequences	The Company believes it is intended that the Transfer and the Distribution will qualify under the Code as a transaction that is tax-free to BBIG and to its stockholders. You should review the section entitled “Material U.S. Federal Income Tax Consequences of the Distribution—The Distribution” for a discussion of the material U.S. federal income tax consequences of the Distribution. You should consult your own tax advisor as to the particular tax consequences to you of the Distribution, including potential tax consequences under state, local, and non-U.S. tax laws.

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QUESTIONS AND ANSWERS ABOUT THE SEPARATION

Please see “The Separation” for a more detailed description of the matters summarized below.

Why am I receiving this document?

You are receiving this document because you are a BBIG stockholder as of the close of business on the Record Date and, as such, will be entitled to receive shares of our common stock upon completion of the transactions described in this information statement. We are sending you this document to inform you about the Separation and to provide you with information about our company and our business and operations upon completion of the Separation.

What do I have to do to participate in the Separation?

Nothing. You will not be required to pay any cash or deliver any other consideration in order to receive the shares of our common stock that you will be entitled to receive in connection with the Distribution. In addition, no stockholder approval will be required for the Separation, you are not being asked to provide a proxy with respect to any of your shares of BBIG common stock in connection with the Separation, and you should not send us a proxy.

Why is BBIG separating its packaging and NFT business from its current business operations?

The BBIG Board of Directors believes that separating BBIG’s packaging and NFT business from its current business operations and forming a new company to conduct the packaging and NFT business will enable the management team of each company to focus on its specific strategies, including, among others, (1) structuring its business to take advantage of growth opportunities in its specific markets, (2) tailoring its business operation and financial model to its specific long-term strategies, and (3) aligning its external financial resources, such as stock, access to markets, credit, and insurance factors, with its particular type of business. The Separation is intended to enhance the long-term performance of each business for the reasons discussed in the section entitled “The Separation—Reasons for the Separation.”

What is TYDE?

We are a newly formed Nevada corporation that will hold, directly or indirectly through our subsidiaries, all of the assets and legal entities, subject to any related liabilities, of the packaging and NFT business of BBIG and will be publicly traded following the Separation.

How will BBIG accomplish the Separation of its packaging and NFT business?

The Separation involves the Transfer (i.e., the contribution of the assets and legal entities, subject to any related liabilities, associated with BBIG’s packaging and NFT business to our company or our subsidiaries) and the Distribution (i.e., BBIG’s distribution to its stockholders of all the shares of our common stock). Following this Transfer and Distribution, we will be a publicly traded company independent from BBIG, and BBIG will not retain any ownership interest in our company.

What will I receive in the Distribution?

In connection with the Distribution, you will be entitled to receive one (1) share of our common stock for every ten (10) shares of BBIG common stock held by you as of the close of business on the Record Date as well as a cash payment in lieu of any fractional shares, as discussed herein.

How does my ownership in BBIG change as a result of the Separation?

Your ownership of BBIG stock will not be affected by the Separation.

What is the Record Date?

The Record Date for determining holders of record of BBIG common stock entitled to participate in the Distribution is anticipated to be the close of business on or about [●], 2021. When we refer to the Record Date in this information statement, we are referring to that time and date.

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When will the Distribution occur?

The Distribution is expected to occur on or around December 31, 2021.

As a BBIG stockholder as of the Record Date, how will shares of common stock be distributed to me?

At the effective time of the Distribution, we will instruct our transfer agent and Distribution Agent to make book-entry credits for the shares of our common stock that you are entitled to receive as a stockholder of BBIG as of the close of business on the Record Date. Since shares of our common stock will be in uncertificated book-entry form, you will receive share ownership statements in place of physical share certificates.

What if I hold my shares through a broker, bank, or other nominee?

BBIG stockholders that hold their shares through a broker, bank, or other nominee will have their bank, brokerage, or other account credited with our common stock. For additional information, those stockholders should contact their broker or bank directly.

How will fractional shares be treated in the Distribution?

You will not receive fractional shares of our common stock in connection with the Distribution. The Distribution Agent will, instead, aggregate and sell on the open market any fractional shares of our common stock that would otherwise be issued in connection with the Distribution, and, if you would otherwise be entitled to receive a fractional share of our common stock in connection with the Distribution, you will instead receive the net cash proceeds of the sale attributable to such fractional share after payment of brokerage fees and commissions, transfer taxes, and other costs, and after making appropriate deductions of the amounts required to be withheld for U.S. federal income tax purposes, if any.

What are the U.S. federal income tax consequences to me of the Distribution?

The Company believes it is intended that Distribution should qualify under the Code, as a transaction that is tax-free to BBIG and to its stockholders. On the basis that the Distribution so qualifies for U.S. federal income tax purposes, you should not recognize any gain or loss, and no amount should be included in your income in connection with the Distribution, except with respect to any cash received in lieu of fractional shares. You should review the section entitled “Material U.S. Federal Income Tax Consequences of the Distribution—The Distribution” for a discussion of the material U.S. federal income tax consequences of the Distribution.

How will I determine the tax basis I will have in my BBIG shares after the Distribution and the TYDE shares I receive in connection with the Distribution?

Generally, for U.S. federal income tax purposes, your aggregate basis in your shares of BBIG common stock and the shares of our common stock that you receive in connection with the Distribution (including any fractional shares for which cash is received) should equal the aggregate basis of BBIG common stock held by you immediately before the consummation of the Distribution. This aggregate basis should be allocated between your shares of BBIG common stock and the shares of our common stock that you receive in connection with the Distribution (including any fractional shares for which cash is received) in proportion to the relative fair market value of each immediately following the consummation of the Distribution. See “Material U.S. Federal Income Tax Consequences of the Distribution—The Distribution.”

How will BBIG’s common stock and TYDE’s common stock trade after the Separation?

There is currently no public market for our common stock. We have applied to have our common stock listed on Nasdaq under the ticker symbol “TYDE.” BBIG common stock will continue to trade on the Nasdaq Capital under the ticker symbol “BBIG.”

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If I sell my shares of BBIG common stock on or before the Distribution Date, will I still be entitled to receive TYDE shares in the Distribution with respect to the sold shares?

Beginning on the Record Date and continuing up to and including the Distribution Date, we expect that there will be two markets in BBIG common stock: a “regular-way” market and an “ex-distribution” market. Shares of BBIG common stock that trade on the “regular-way” market will trade with the entitlement to receive shares of our common stock in connection with the Distribution. Shares of BBIG common stock that trade on the “ex-distribution” market will trade without the entitlement to receive shares of our common stock in connection with the Distribution. Therefore, if you sell shares of BBIG common stock on the “regular-way” market after the close of business on the Record Date and up to and including through the Distribution Date, you will be selling your right to receive shares of our common stock in connection with the Distribution. If you own shares of BBIG common stock as of the close of business on the Record Date and sell these shares on the “ex-distribution” market, up to and including through the Distribution Date, you will still receive the shares of our common stock that you would be entitled to receive in respect of your ownership, as of the Record Date, of the shares of BBIG common stock that you sold. You are encouraged to consult with your financial advisor regarding the specific implications of selling your BBIG common stock prior to or on the Distribution Date.

Will I receive a stock certificate for TYDE shares distributed as a result of the Distribution?

No. Registered holders of BBIG common stock that are entitled to receive the Distribution will receive a book-entry account statement reflecting their ownership of our common stock. For additional information, registered stockholders in the United States, Canada, or Puerto Rico should contact BBIG’s transfer agent, Nevada Agency & Transfer Company, in writing at 50 West Liberty Street, Suite 880, Reno, NV 89501, toll free at 775-322-0626 or through its website at www.natco.com. See “The Separation—When and How You Will Receive the Distribution of TYDE Shares.”

Can BBIG decide to cancel the Distribution even if all the conditions have been met?

Yes. BBIG has the right to terminate, or modify the terms of, the Separation at any time prior to the Distribution Date, even if all of the conditions to the Distribution are satisfied.

Do I have appraisal rights?

No. BBIG stockholders do not have any appraisal rights in connection with the Separation.

Will TYDE have any outstanding indebtedness immediately following the Separation?

No. In addition to being capitalized with $3 million of cash as of the Distribution Date, we expect to receive commitments for approximately $25 million under multiple securities purchase agreements to be used for general corporate purposes. See “The Separation—Incurrence of Debt.”

Does TYDE intend to pay cash dividends on its common stock?

No. We do not currently intend to pay cash dividends on our common stock. See “Dividend Policy.”

Will the Separation affect the trading price of my BBIG stock?

Yes. The trading price of shares of BBIG common stock immediately following the consummation of the Distribution may be expected to be lower than immediately prior to that time because the trading price will no longer reflect the value of the packaging and NFT businesses. We cannot provide you with any assurance regarding the price at which the BBIG shares will trade following the Separation.

What will happen to outstanding BBIG equity compensation awards?

Outstanding BBIG equity compensation awards will be equitably adjusted simultaneously with the Distribution. These equitable adjustments are intended to maintain, immediately following the consummation of the Distribution, the intrinsic value of the award immediately prior to the consummation of the Distribution. For a more detailed description of how such awards will be adjusted, see “The Separation—Treatment of Outstanding Equity Compensation Awards.”

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What will the relationship between BBIG and TYDE be following the Separation?

Following the Separation, BBIG will not own any shares of our common stock, and BBIG and we each will be independent, publicly traded companies with our own management teams. In connection with the Separation, we will enter into a Separation and Distribution Agreement and several other agreements with BBIG to effect the Separation and provide a framework for our relationship with BBIG after the Separation. These agreements will provide for the allocation between us and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, of the assets, liabilities, legal entities, and obligations associated with the packaging and NFT business, on the one hand, and the current BBIG business, on the other hand, and will govern the relationship between our company and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, subsequent to the Separation. In addition to the Separation and Distribution Agreement, the other principal agreements to be entered into with BBIG include a Shared Services Agreement, and certain commercial agreements. See “The Separation—Agreements with BBIG.”

Who is the transfer agent for our common stock?

Nevada Agency & Transfer Company will be the transfer agent for our common stock. Nevada Agency & Transfer Company’s mailing address is 50 West Liberty Street, Suite 880, Reno, NV 89501 and Nevada Agency & Transfer Company’s phone number for stockholders in the United States, Canada, or Puerto Rico is Toll Free 775-322-0626 and for stockholders from outside the United States, Canada, and Puerto Rico is 1-919-481-4000.

Who is the Distribution Agent for the Distribution?

Nevada Agency & Transfer Company.

Who can I contact for more information?

If you have questions relating to the mechanics of the distribution of our shares, you should contact the Distribution Agent as set forth below:

Nevada Agency & Transfer Company

50 West Liberty Street

Suite 880

Reno, NV 89501

Toll Free: 775-322-0626

Before the Separation, if you have questions relating to the transactions described herein, you should contact BBIG as set forth below:

Vinco Ventures, Inc.
6 North Main Street
Fairport, NY 14450
T: 866-900-0992

After the Separation, if you have questions relating to BBIG, you should contact BBIG as set forth below:

Vinco Ventures, Inc.
6 North Main Street
Fairport, NY 14450
T: 866-900-0992

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After the Separation, if you have questions relating to our company, you should contact us as set forth below:

Cryptyde, Inc.

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695
T: (866) 980-2818

RISK FACTORS

Certain factors may have a material adverse effect on our business, financial condition and results of operations. You should carefully consider the risks described below, in addition to other information contained in this prospectus, including our financial statements and related notes. If any of these risks and uncertainties actually occur, our business, financial condition and results of operations may be materially adversely affected. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business, financial condition and results of operations.

Summary of Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business and financial performance. These risks are discussed more fully below and include, but are not limited to, the following:

●	We are a newly formed entity with a no track record and limited historical financial information available.

●	Our ability to implement our proposed business strategy may be materially and adversely affected by many known and unknown factors.

●	The success of our business is substantially dependent upon the continued success of the Vinco and Fergco brands and our ability to continue to secure favorable contracts with and maintain a good working relationship with Vinco and its management team.

●	The Company will operate in highly competitive industries and our revenues, profits or market share could be harmed if we are unable to compete effectively.

●	Changes in consumer tastes and preferences for E-NFT products, or declines in discretionary consumer spending, consumer confidence and general and regional economic conditions could reduce demand for our offerings and products and adversely affect the profitability of our business

●	We are dependent on our management team, and the loss of one or more key employees could harm our business and prevent us from implementing our business plan in a timely manner.

●	The high fixed cost structure of the Company’s operations may result in significantly lower margins if revenues decline.

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●	The COVID-19 pandemic could continue to have a material adverse effect on our business.

●	Cyber security risks and the failure to maintain the integrity of internal or guest data could result in damages to our reputation, the disruption of operations and/or subject us to costs, fines or lawsuits.

●	The suspension or termination of, or the failure to obtain, any business or other licenses may have a negative impact on our business.

●	We will have to increase leverage to develop the Company, which could further exacerbate the risks associated with our substantial indebtedness, and we may not be able to generate sufficient cash flow from operations to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

●	BBIG’s management determined that its disclosure controls and procedures were not effective as of December 31, 2020.

●	We currently do not intend to pay dividends on our Common Stock. Consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

●	The trading price of our securities will likely be volatile and you could lose all or part of your investment.

●	We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Risks Related to Our Business

We are a newly formed entity with no track record and limited historical financial information available.

Cryptyde was formed on September 21, 2021 in the State of Nevada. Ferguson Containers, Inc., which is a wholly-owned subsidiary of BBIG prior to the anticipated merger with TYDE, was formed on September 14, 1966 in the state of New Jersey (“Fergco”). EVNT Platform, LLC (“EVNT”), was formed by BBIG on April 13, 2021 (Fergco, EVNT and TYDE are collectively referred to as TYDE). Because we are in the early stages of executing our business strategy, we cannot provide assurance that, or when, we will be profitable. We will need to make significant investments to develop and operate the Company and expect to incur significant expenses in connection with operating components, including costs for developing technology, talent fees, marketing, and salaries. We expect to incur significant capital, operational and marketing expenses for a few years in connection with our strategy and growth plan. Any failure to achieve or sustain profitability may have a material adverse impact on the value of the shares of our Common Stock.

Our ability to implement our proposed business strategy may be materially and adversely affected by many known and unknown factors.

Our business strategy relies upon our future ability to successfully develop and operate the NFT market, as well as our other business verticals. Our strategy assumes that we will be able to, among other things: secure sufficient capital to repay our indebtedness; and maintain our relationships with key partners, including various other design firms, technology consultants, managers and operators and vendors that we are relying on for the successful development and operation of our business, as well as to develop new relationships and partnerships with third parties that will be necessary for the success of the Company. These assumptions, which are critical to our prospects for success, are subject to significant economic, competitive, regulatory and operational uncertainties, contingencies and risks, many of which are beyond our control. These uncertainties are particularly heightened by the fact that we have significantly limited historical financial results or data on which financial projections might be based.

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Our future ability to execute our business strategy is uncertain, and it can be expected that one or more of our assumptions will prove to be incorrect and that we will face unanticipated events and circumstances that may adversely affect our proposed business. Any one or more of the following factors, or other factors which may be beyond our control, may have a material adverse effect on our ability to implement our proposed strategy:

●	the impact of the pandemic involving the novel strain of coronavirus, COVID-19, governmental reactions thereto, and economic conditions resulting from such governmental reactions to the pandemic on our business strategy, operations, financial results, as well as on our future ability to access debt or equity financing;

●	issues impacting the market for NFTs;

●	inability to secure and maintain relationships and sponsorships with key partners, or a failure by key partners to fulfill their obligations;

●	failure to manage rapidly expanding operations in the projected time frame;

●	our or our partners’ ability to provide innovative NFTs that competes favorably against other NFT and similar enterprises on the basis of price, quality, design, appeal, reliability and performance;

●	increases in operating costs, including capital improvements, insurance premiums, general taxes, real estate taxes and utilities, affecting our profit margins; and

We are relying on various forms of public and private financing to finance the Company.

We currently expect to obtain a portion of the capital required for the development and operations of the Company from various forms of public and private financing and on factors outside of our control. If we are unable to realize the expected benefits from these various forms of financing, we may need to obtain alternative financing through other means. If we are required to obtain alternative financing, such alternative financing may not be available at all or may not be available in a timely manner or on terms substantially similar or as favorable to public financing, which could significantly affect our ability to develop our business, increase our cost of capital and have a material adverse effect on our results of operations, cash flows and financial position.

If we were to obtain financing through private investment in public equity investments or other alternative financing, it could subject us to risks that, if realized, would adversely affect us, including the following:

●	our cash flows from operations could be insufficient to make required payments of principal of and interest on any debt financing, and a failure to pay would likely result in acceleration of such debt and could result in cross accelerations or cross defaults on other debt;

●	such debt may increase our vulnerability to adverse economic and industry conditions;

●	to the extent that we generate and use any cash flow from operations to make payments on such debt, it will reduce our funds available for operations, development, capital expenditures and future investment opportunities or other purposes;

●	debt covenants may limit our ability to borrow additional amounts, including for working capital, capital expenditures, debt service requirements, executing our development plan and other purposes;

●	restrictive debt covenants may limit our flexibility in operating our business, including limitations on our ability to make certain investments; incur additional indebtedness; create certain liens; incur obligations that restrict the ability of our subsidiaries to make payments to us; consolidate, merge or transfer all or substantially all of our assets; or enter into transactions with affiliates; and

●	to the extent that such debt bears interest at a variable rate, we would be exposed to the risk of increased interest rates.

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We must retain our key management personnel.

We aim to recruit the most qualified candidates, and strive for a diverse and well-balanced workforce. We reward and support employees through competitive pay, benefits, and perquisite programs that allow employees to thrive. If we are unable to retain the key management personnel at our Company, the underlying business could suffer.

The success of our business is substantially dependent upon the continued success of the entertainment professionals we partner with and our ability to continue to secure favorable contracts with and maintain a good working relationship with these individuals.

The success of our business is substantially dependent upon the continued success of the Company’s brand and our ability to secure partnerships, and maintain a good working relationship, with artists, celebrities, sports stars and other public figures - through agreements, alliances, opportunities and otherwise – is of critical importance to our long-term success.

If we were to lose or be required to alter and of these partnerships or if our celebrity partners fail to perform any of their obligations or have a decline in their public image, our business may be adversely affected.

Changes in consumer tastes and preferences for NFT products could reduce demand for our offerings and products and adversely affect the profitability of our business.

The success of our business depends on our ability to consistently provide, maintain and innovate NFT products that meet changing consumer preferences. Our success depends in part on the continued and increasing popularity of NFTs and on our ability to successfully predict and adapt to tastes and preferences of this consumer group. If our NFT offerings and products do not achieve sufficient consumer acceptance or if consumer preferences change or consumers are drawn to other products, our business, financial condition or results of operations could be materially adversely affected.

Incidents or adverse publicity concerning the Company or our celebrity partners could harm our reputation as well as negatively impact our revenues and profitability.

Our reputation is an important factor in the success of our business. Our ability to attract and retain consumers depends, in part, upon the external perceptions of our Company, the brands and individuals we are associated with, and our corporate and management integrity. If market recognition or the perception of the Company diminishes, there may be a material adverse effect on our revenues, profits and cash flow. In addition, changing public perception of the brand and celebrities we partner with could negatively impact our business and results of operations.

We could be adversely affected by declines in discretionary consumer spending, consumer confidence and general and regional economic conditions.

Our success depends to a significant extent on discretionary consumer spending, which is heavily influenced by general economic conditions and the availability of discretionary income. The current economic environment as a result of COVID-19, coupled with high volatility and uncertainty as to the future global economic landscape, has had an adverse effect on consumers’ discretionary income and consumer confidence. Future volatile, negative or uncertain economic conditions and recessionary periods or periods of significant inflation may adversely impact consumer spending on our products and the NFT market in general, which would materially adversely affect our business, financial condition and results of operations. Such effects can be especially pronounced during periods of economic contraction or slow economic growth.

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The Company will operate in highly competitive industries and our revenues, profits or market share could be harmed if we are unable to compete effectively.

Our NFT business will face competition from existing competitors such as Dapper Labs and Nifty, both with significant funding and market adoption. The Metaverse space is a competitive environment with Roblox, Fortnite and others having significant market share.

Competition in each of these areas may increase as a result of technological developments, changes in consumer preferences, economic conditions, changes in market structure and other factors that affect the NFT and technology markets generally. Increased competition may divert consumers from our products, which could reduce our revenue or increase our marketing costs. Our competitors may have substantially greater financial resources than we do, and they may be able to adapt more quickly to changes in consumer preferences or devote greater resources to promotion of their offerings and services or to development or acquisition of offerings and services that are perceived to be of a higher quality or value than our offerings and services. As a result, we may not be able to compete successfully against such competitors.

We may not be able to fund capital expenditures and investment in projects and offerings.

A principal competitive factor for our business is the originality and perceived quality of our products and offerings. We will need to make continued capital investments to adapt to constantly changing consumer preferences. Our ability to fund capital expenditures will depend on our ability to generate sufficient cash flow from operations and to raise capital from third parties. We cannot assure you that our operations will be able to generate sufficient cash flow to fund such costs, or that we will be able to obtain sufficient financing on adequate terms, or at all, which could cause us to delay or abandon certain projects or plans.

Cyber security risks and the failure to maintain the integrity of internal, partner and consumer data could result in damages to our reputation, the disruption of operations and/or subject us to costs, fines or lawsuits.

We anticipate that we will collect and retain large volumes of internal, partner and consumer data, including credit card numbers and other personally identifiable information, for business purposes, including for transactional or target marketing and promotional purposes, and our various information technology systems enter, process, summarize and report such data. We also expect to maintain personally identifiable information about our employees. The integrity and protection of our guest, employee and company data will be critical to our business and our guests and employees are likely to have a high expectation that we will adequately protect their personal information. The regulatory environment, as well as the requirements imposed on us by the credit card industry, governing information, security and privacy laws is increasingly demanding and continues to evolve. Maintaining compliance with applicable security and privacy regulations may increase our operating costs and/or adversely impact our ability to market our theme parks, products and services to our guests.

We also expect to rely on accounting, financial and operational management information technology systems to conduct our operations. If these information technology systems suffer severe damage, disruption or shutdown and our business continuity plans do not effectively resolve the issues in a timely manner, our business, financial condition and results of operations could be materially adversely affected.

We may face various security threats, including cyber security attacks on our data (including our vendors’ and guests’ data) and/or information technology infrastructure. Although we will utilize various procedures and controls to monitor and mitigate these threats, there can be no assurance that these procedures and controls will be sufficient to prevent penetrations or disruptions to our systems. Furthermore, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of guest, employee or company data which could harm our reputation or result in remedial and other costs, fines or lawsuits and require significant management attention and resources to be spent. In addition, our insurance coverage and indemnification arrangements that we enter into, if any, may not be adequate to cover all the costs related to cyber security attacks or disruptions resulting from such events. To date, cyber security attacks directed at us have not had a material impact on our financial results. Due to the evolving nature of security threats, however, the impact of any future incident cannot be predicted.

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Investors are subject to litigation risk and their respective investments in the shares of our Common Stock may be lost as a result of our legal liabilities or the legal liabilities of our affiliates.

We or our affiliates may from time to time be subject to claims by third parties and may be plaintiffs or defendants in civil proceedings. There can be no assurance that claims will not be brought in the future if we cannot generate the revenue that we forecast or raise sufficient capital to pay contractors in connection with constructing other components of the project. The expense of prosecuting claims, for which there is no guarantee of success, and/or the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments, would generally be borne by the Company and could result in the reduction or complete loss of all of the assets of the Company, and investors in our Common Stock could lose all or a part of their investment.

Our insurance coverage may not be adequate to cover all possible losses that we could suffer and our insurance costs may increase.

We seek to maintain comprehensive insurance coverage at commercially reasonable rates. There can be no assurance that our insurance will be sufficient to cover the full extent of all losses or liabilities for which we are insured, and we cannot guarantee that we will be able to renew our current insurance policies on favorable terms, or at all.

Negative media coverage relating to, or a declining popularity of NFTs, our third-party partners, or other negative coverage may adversely impact our ability to retain or attract consumers and key partners, which could have an adverse impact on our proposed operations.

Public opinion can significantly influence our business. Unfavorable publicity regarding us, for example, our product quality, litigation, or regulatory activity, or regarding the actions of third parties with whom we have relationships or could seriously harm our reputation. In addition, a negative shift in the perception of NFTs by the public or by politicians, lobbyists or others could impact our business. Furthermore, activity by our third-party partners could result in negative publicity for our industry and could harm our brand reputation. Such negative publicity could also adversely affect the size, demographics, engagement, and loyalty of our customer base and result in decreased revenue or slower user growth rates, which could seriously harm our business.

If we do not receive sufficient capital to substantially repay our indebtedness, our indebtedness may have a material adverse effect on our business, our financial condition and results of operations and our ability to secure additional financing in the future, and we may not be able to raise sufficient funds to repay our indebtedness.

If we do not have sufficient funds to repay our debt at maturity, our indebtedness could subject us to many risks that, if realized, would adversely affect us, including the following:

●	our cash flows from operations would be insufficient to make required payments of principal of and interest on the debt, and a failure to pay would likely result in acceleration of such debt and could result in cross accelerations or cross defaults on other debt;

●	our debt may increase our vulnerability to adverse economic and industry conditions;

●	to the extent that we generate and use any cash flow from operations to make payments on our debt, it will reduce our funds available for operations, development, capital expenditures and future investment opportunities or other purposes;

●	debt covenants limit our ability to borrow additional amounts, including for working capital, capital expenditures, debt service requirements, executing our development plan and other purposes;

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●	restrictive debt covenants may limit our flexibility in operating our business, including limitations on our ability to make certain investments; incur additional indebtedness; create certain liens; incur obligations that restrict the ability of our subsidiaries to make payments to us; consolidate, merge or transfer all or substantially all of our assets; or enter into transactions with affiliates;

●	to the extent that our indebtedness bears interest at a variable rate, we are exposed to the risk of increased interest rates;

●	debt covenants may limit our subsidiaries’ ability to make distributions to us;

●	causing an event of default under any loan if it is not repaid in full at maturity; and

●	if any debt is refinanced, the terms of any refinancing may not be as favorable as the terms of the debt being refinanced.

If we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through additional debt or equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in a higher interest rate on such refinancing, increases in interest expense could adversely affect our cash flows and results of operations. If we are unable to refinance our debt on acceptable terms or at all, we may be forced to dispose assets on disadvantageous terms, postpone investments in the development of our business or default on our debt. In addition, to the extent we cannot meet any future debt service obligations, we will risk losing some or all of our assets that are pledged to secure such obligations.

Our business plan requires additional liquidity and capital resources that might not be available on terms that are favorable to us, or at all.

While our strategy assumes that we will receive sufficient capital to have sufficient working capital, we currently do not have available cash and cash flows from operations to provide us with adequate liquidity for the near-term or foreseeable future. Our current projected liabilities exceed our current cash projections and we have very limited cash flow from current operations. We therefore will require additional capital and/or cash flow from future operations to fund the Company, our debt service obligations and our ongoing business. There is no assurance that we will be able to raise sufficient additional capital or generate sufficient future cash flow from our future operations to fund our ongoing business. If the amount of capital we are able to raise, together with any income from future operations, is not sufficient to satisfy our liquidity and capital needs, including funding our current debt obligations, we may be required to abandon or alter our plans for the Company. The Company may also have to raise additional capital through the equity market, which could result in substantial dilution to existing stockholders.

Our ability to obtain necessary financing may be impaired by factors such as the health of and access to capital markets, our limited track record and the limited historical financial information available, or the substantial doubt about our ability to continue as a going concern. Any additional capital raised through the sale of additional shares of our capital stock, convertible debt or other equity may dilute the ownership percentage of our stockholders.

We will have to increase leverage to develop the Company, which could further exacerbate the risks associated with our substantial indebtedness.

While we used proceeds from this offering and subsequent capital raises to pay down certain outstanding debt, we may have to take on substantially more debt to fund our ongoing business operations. We may incur additional indebtedness from time to time in the future to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If and when we incur additional indebtedness, the risks related to our indebtedness could intensify.

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We may not be able to generate sufficient cash flow from operations to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to generate a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. Until such time as we can service our indebtedness with cash flow from operations, we intend to service our indebtedness from other sources.

If our cash flows, cash on hand and other capital resources are insufficient to fund our debt service obligations, we could face continued and future liquidity concerns and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional indebtedness or equity capital, or restructure or refinance our indebtedness. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. Our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise indebtedness or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations.

If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act, or if we fail to maintain adequate internal control over financial reporting, our business, financial condition, and results of operations, and investors’ confidence in us, could be materially and adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act, including preparing annual reports, quarterly reports, and current reports. Our failure to prepare and disclose this information in a timely manner and meet our reporting obligations in their entirety could subject us to penalties under federal securities laws and regulations of the Nasdaq, expose us to lawsuits, and restrict our ability to access financing on favorable terms, or at all.

In addition, pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to develop, evaluate and provide a management report of our systems of internal control over financial reporting. During the course of the evaluation of our internal control over financial reporting, we have identified and could identify areas requiring improvement and could be required to design enhanced processes and controls to address issues identified through this review. This could result in significant delays and costs to us and require us to divert substantial resources, including management time, from other activities.

If we fail to comply with the requirements of Section 404 on a timely basis this could result in the loss of investor confidence in the reliability of our financial statements, which in turn could, negatively impact the trading price of our stock, and adversely affect investors’ confidence in the Company and our ability to access capital markets for financing.

BBIG’s management determined that its disclosure controls and procedures were not effective as of December 31, 2020.

We and BBIG each maintain disclosure controls and procedures designed to ensure that the information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified under the rules and forms of the Securities and Exchange Commission (“SEC”). Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures. As required by paragraph (b) of Rules 13a-15 and 15d-15 under the Exchange Act, BBIG’s Chief Executive Officer (our principal executive) and Chief Financial Officer (our principal financial officer and principal accounting officer) carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2020. Based on this evaluation, BBIG’s Chief Executive Officer and Chief Financial Officer concluded that its disclosure controls and procedures (as defined in paragraph (e) of Rules 13a-15 and 15d-15 under the Exchange Act) were not effective as of December 31, 2020 due to material weaknesses in our internal control over financial reporting as described below.

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Each of our and BBIG’s management is responsible for establishing and maintaining adequate internal control over our respective financial reporting, as defined in Exchange Act Rule 13a-15(f) and 15d-15(f). Internal control over financial reporting is a process used to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; provide reasonable assurance that transactions are recorded as necessary to permit preparation of our financial statements in accordance with generally accepted accounting principles in the United States, and that our receipts and expenditures are being made only in accordance with the authorization of our board of directors and management; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Under the supervision and with the participation of BBIG’s management, including its Chief Executive Officer (BBIG’s principal executive officer) and Chief Financial Officer (BBIG’s principal financial officer and principal accounting officer), BBIG performed an assessment of the Company’s significant processes and key controls. Based on this assessment, BBIG’s management concluded that its internal control over financial reporting was not effective as of December 31, 2020 due to the material weaknesses described below.

A material weakness is defined within the Public Company Accounting Oversight Board’s Auditing Standard No. 5 as a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the subject company’s annual or interim financial statements will not be prevented or detected on a timely basis. BBIG determined that its internal control over financial reporting had the following material weaknesses:

●	Primarily due to the small size of BBIG, BBIG does not maintain sufficient segregation of duties to ensure the processing, review and authorization of all transactions including non-routine transactions.

●	BBIG’s processes lacked timely and complete reviews and analysis of information used to prepare its financial statements and disclosures in accordance with accounting principles generally accepted in the United States of America.

BBIG is evaluating these weaknesses to determine the appropriate remedy. Because disclosure controls and procedures include those components of internal control over financial reporting that provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, BBIG’s management also determined that its disclosure controls and procedures were not effective as a result of the foregoing material weaknesses in its internal control over financial reporting.

The requirements of being a public company may strain our resources and distract management.

We expect to incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. These applicable rules and regulations are expected to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly than those for privately owned companies that are not registrants with the SEC. Compliance with these rules and regulations may divert management’s attention from other business concerns.

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The COVID-19 pandemic has had, and is expected to continue to have, a material adverse effect on our business.

On March 11, 2020, the World Health Organization declared the outbreak of the novel respiratory illness COVID-19 a pandemic. The new strain of COVID-19 is considered to be highly contagious and poses a serious public health threat. The outbreak of COVID-19 emerged in China, where many of the Company’s suppliers and customers are located. COVID-19 has been expanding within Asia and globally, such that the Company’s former operations in Asia were largely suspended during the calendar year 2020. Any outbreak of such epidemic illness or other adverse public health developments may materially and adversely affect the global economy, our markets and our business.

We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook for consumer sales, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations

Even after restrictions loosen, economic downturn and high levels of unemployment could continue to negatively impact our business. If unemployment levels persist and economic disruption continues, the demand for NFTs and other discretionary consumer spending may also decline as consumers have less money to spend. Any decrease in demand for the NFT industry would likely affect our business and financial results. The extent and duration of the long-term impact of COVID-19 remains uncertain and the full impact on our business operations cannot be predicted.

Our long-term results depend upon our ability to improve existing products and introduce and market new products and services successfully.

Our business is dependent on the continued improvement of our existing products and our development of new products and services utilizing our current or other potential future technology. As we introduce new products and services or refine, improve or upgrade versions of existing products, we cannot predict the level of market acceptance or the amount of market share these products or services will achieve, if any. Consistent with our strategy of offering new products and technology, we expect to continue to use a substantial amount of capital for product development and refinement. We may need additional capital for product development and refinement than is available on terms favorable to us, if at all, which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

We generally sell our products in industries that are characterized by rapid technological changes, frequent new product introductions and changing industry standards. If we do not develop new products and product enhancements based on technological innovation on a timely basis, our products may become obsolete over time and our revenues, cash flow, profitability and competitive position will suffer. Our success will depend on several factors, including our ability to:

■	correctly identify customer needs and preferences and predict future needs and preferences;

■	allocate our research and development funding to products with higher growth prospects;

■	anticipate and respond to our competitors’ development of new products and technological innovations;

■	innovate and develop new technologies and applications, and acquire or obtain rights to third-party technologies that may have valuable applications in the markets we serve;

■	successfully commercialize new technologies in a timely manner, price them competitively and manufacture and deliver sufficient volumes of new products of appropriate quality on time; and

■	convince our customers to adopt new technologies.

In addition, if we fail to accurately predict future consumer needs and preferences or fail to produce viable technologies, we may invest heavily in research and development of products that do not lead to significant revenue. Even if we successfully innovate and develop new products and product enhancements, we may incur substantial costs in doing so, and our profitability may suffer.

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Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of our business. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Risk Related to Our Securities

We currently do not intend to pay dividends on our Common Stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our Common Stock.

We do not expect to pay cash dividends on our Common Stock. Any future dividend payments are within the absolute discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause our stockholders to lose some or all of their investment.

We may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject. Accordingly, a stockholder could suffer a reduction in the value of their shares of Common Stock.

As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting in order to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. We are in the very early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. We may not be able to complete our evaluation, testing and any required remediation prior to becoming a public company or in a timely manner thereafter. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of the fiscal year that coincides with the filing of our second annual report on Form 10-K. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. We will also be required to disclose changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to report on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions contained in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

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Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause stockholders to lose confidence in our reported financial information, all of which could materially and adversely affect our business and stock price.

To comply with the requirements of being a public company, we may need to undertake various costly and time-consuming actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.

An active, liquid trading market for our common stock may not develop, which may limit your ability to sell your shares.

Prior to this offering, there was no public market for our common stock. Although we have applied to list our Common Stock on the Nasdaq Capital Market under the trading symbol “TYDE,” an active trading market for our Common Stock may never develop or be sustained following this offering. The initial public offering price will be determined by negotiations between us and the underwriters and may not be indicative of market prices of our Common Stock that will prevail in the open market after the offering. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of our common stock. The market price of our Common Stock may decline below the initial public offering price, and you may not be able to sell your shares of our Common Stock at or above the price you paid in this offering, or at all. An inactive market may also impair our ability to raise capital to continue to fund operations by issuing additional shares of our Common Stock or other equity or equity-linked securities and may impair our ability to acquire other companies or technologies by using any such securities as consideration.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.

Our amended and restated Articles of Incorporation will authorize us to issue one or more series of preferred stock. Our board of directors will have the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our common stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of our common stock.

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The trading price of our securities will likely be, and continue to be, volatile and you could lose all or part of your investment.

The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control, including but not limited to our general business condition, the release of our financial reports and general economic conditions and forecasts. Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future. Any of these factors could have a material adverse effect on our stockholders’ investment in our securities, and our securities may trade at prices significantly below the price they paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Anti-takeover provisions contained in our Articles of Incorporation and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

We are governed by the provisions of Nevada Revised Statutes 78.378 to 78.3793 because we are incorporated in Nevada, which prohibits a person who owns in excess of ten percent (10%) of our outstanding voting stock from merging, consolidating or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of ten percent (10%) of our outstanding voting stock, unless the merger, consolidation or combination is approved in a prescribed manner. Any provision in our Articles of Incorporation or our Bylaws or Nevada law that has the effect of delaying or deterring a change in control could limit the opportunity for our Shareholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock

Our Articles of Incorporation designate Nevada as the exclusive forum for certain litigation, which may limit our stockholders’ ability to choose a judicial forum for disputes with us.

Article XIII of our Articles of Incorporation provide that, to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the courts of the State of Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s shareholders, (c) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws (as either might be amended from time to time), or (d) any action or proceeding asserting a claim against the Company governed by the internal affairs doctrine.

We believe the choice-of-forum provision in our Amended and Restated Articles of Incorporation provide will help provide for the orderly, efficient, and cost-effective resolution of Nevada-law issues affecting us by designating courts located in the State of Nevada (our state of incorporation) as the exclusive forum for cases involving such issues. However, this provision may limit a shareholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents. While there is no Nevada case law addressing the enforceability of this type of provision, Nevada courts have on prior occasion found persuasive authority in Delaware case law in the absence of Nevada statutory or case law specifically addressing an issue of corporate law. The Court of Chancery of the State of Delaware ruled in June 2013 that choice-of-forum provisions of a type similar to those included in our Amended and Restated Articles of Incorporation provide are not facially invalid under corporate law and constitute valid and enforceable contractual forum selection clauses. However, if a court were to find the choice-of-forum provision in our Amended and Restated Articles of Incorporation provide inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. If only a limited number of securities or industry analysts commence coverage of our Company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of Class A common stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of Class A common stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30.

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Your percentage ownership in our company may be diluted in the future.

In the future, your percentage ownership in our company may be diluted because of equity issuances for warrant exercises, acquisitions, strategic investments, capital market transactions, or otherwise, including equity compensation awards that we grant to our directors, officers and employees. Our Compensation Committee can be expected to grant additional equity compensation awards to our employees after the Separation. These awards would have a dilutive effect on our earnings per share, which could adversely affect the market price of our common stock. From time to time, we may issue additional equity compensation awards to our employees under our employee benefits plans.

In addition, our Amended and Restated Articles of Incorporation authorizes our Board of Directors to create and issue, without the approval of our stockholders, one or more series of preferred stock having such powers, preferences, and rights, if any, and such qualifications, limitations, and restrictions, if any, as established by our Board of Directors. The terms of one or more series of preferred stock that is so created and issued by our Board of Directors may dilute the voting power or reduce the value of our common stock. For example, our Board of Directors could create and issue one or more series of preferred stock having the right to elect one or more of our directors (in all events or on the happening of specified events) and/or the right to veto specified transactions. Similarly, the repurchase or redemption rights or dividend, distribution, or liquidation rights of a series of preferred stock created and issued by our Board of Directors could affect the residual value of the common stock. See “Description of Capital Stock—Preferred Stock.”

Our common stock is and will be subordinate to all of our future indebtedness and any series of preferred stock, and effectively subordinated to all indebtedness and preferred equity claims against our subsidiaries.

Shares of our common stock are common equity interests in us and, as such, will rank junior to all of our future indebtedness and other liabilities. Additionally, holders of our common stock may become subject to the prior dividend and liquidation rights of holders of any series of preferred stock that our Board of Directors may designate and issue without any action on the part of the holders of our common stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors.

Risks Related to the Separation

We may not realize the anticipated benefits from the Separation, and the Separation could harm our business.

We may not be able to achieve the full strategic and financial benefits expected to result from the Separation and such benefits may be delayed or not occur at all. The Separation is designed to enhance strategic and management focus, provide a distinct investment identity, and allow us to efficiently allocate resources and deploy capital. We may not achieve these and other anticipated benefits for a variety of reasons, including the following:

●	the Separation will require significant amounts of management’s time and effort, which may divert management’s attention from operating and growing our business;

●	following the Separation, we may be more susceptible to economic downturns and other adverse events than if we were still a part of BBIG;

●	following the Separation, our business will be less diversified than BBIG’s business prior to the Separation;

●	following the Separation, our business will experience a loss of scale and access to certain financial, managerial, and professional resources as well as product and brand power influence and recognition with some customers from which we have benefited in the past; and

●	actions required to separate the respective businesses could disrupt our operations.

If we fail to achieve some or all of the benefits expected to result from the Separation, or if such benefits are delayed, our business could be harmed.

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We have no history operating as an independent company, and our historical financial information is not necessarily representative of the results that we would have achieved as an independent, publicly traded company and may not be a reliable indicator of our future results.

Our historical financial information included in this information statement has been derived from BBIG’s consolidated financial statements and accounting records and are not necessarily indicative of our future operating results, financial condition, or cash flows, nor do they reflect what our operating results, financial condition, or cash flows would have been as an independent public company during the periods presented. In particular, the historical financial information included in this information statement is not necessarily indicative of our future operating results, financial condition, or cash flows primarily because of the following factors:

●	prior to the Separation, our business was operated by BBIG as part of its broader corporate organization rather than as an independent company, and BBIG or one of its affiliates provided support for various corporate functions for us, such as information technology, medical insurance, procurement, logistics, marketing, human resources, compliance, legal, finance, and internal audit;

●	our historical financial results reflect the direct, indirect, and allocated costs for such services historically provided by BBIG, and these costs may significantly differ from the comparable expenses we would have incurred as an independent company;

●	our working capital requirements and capital expenditures historically have been satisfied as part of BBIG’s corporate-wide cash management and centralized funding programs, and our cost of debt and other capital may significantly differ from that which is reflected in our historical combined financial statements;

●	the historical financial information may not fully reflect the costs associated with the Separation, including the costs related to being an independent company;

●	our historical financial information does not reflect our obligations under the various transitional and other agreements we will enter into with BBIG in connection with the Separation, though costs under such agreements are expected to be broadly similar to what was charged to the business in the past; and

●	our business currently is integrated with that of BBIG and we benefit from BBIG’s size and scale in costs, employees, and vendor and customer relationships and the costs we will incur as an independent company may significantly exceed comparable costs we would have incurred as part of BBIG and some of our customer relationships may be weakened or lost.

We based the pro forma adjustments included in this information statement on available information and assumptions that we believe are reasonable and factually supportable. Actual results, however, may vary. In addition, our unaudited pro forma financial information included in this information statement may not give effect to various ongoing additional costs that we may incur in connection with being an independent public company. Accordingly, our unaudited pro forma combined financial statements do not reflect what our operating results, financial condition, or cash flows would have been as an independent public company and are not necessarily indicative of our future financial condition or future operating results.

See “Unaudited Pro Forma Combined Financial Statements” and the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this information statement.

We have historically operated within BBIG, and there are risks associated with our separation from BBIG.

We have historically operated within BBIG, and a number of aspects of our current relationship with BBIG will change as a result of our separation from BBIG. For example, as part of our separation from BBIG, we will own and sell BBIG’s former packaging and NFT products brands. See “The Separation – Agreements with BBIG.”

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We are an “emerging growth company” under the JOBS Act, and any decision on our part to comply with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we currently intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our registration statements, periodic reports, and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will cease to be an emerging growth company upon the earliest to occur of the following: (i) the last day of the fiscal year following the fifth anniversary of the Distribution; (ii) the last day of the fiscal year with at least $1.07 billion in annual revenue; (iii) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means that we have been public for at least 12 months, have filed at least one annual report, and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our then-most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion of non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on exemptions from certain disclosure requirements. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

In addition, as our business grows, we may cease to satisfy the conditions of an “emerging growth company.” Under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We are currently evaluating and monitoring developments with respect to these rules, and we may not be able to take advantage of all of the benefits from the JOBS Act.

We will incur increased costs as a result of becoming an independent public company, particularly after we are no longer an “emerging growth company.”

As an independent public company, we will incur significant legal, accounting, insurance, and other expenses that we have not incurred as a subsidiary of a public company, including costs associated with public company reporting requirements. As a result of the Separation, we will become obligated to file with the SEC annual and quarterly reports and other reports that are specified in Section 13 and other sections of the Exchange Act. We will also be required to ensure that we have the ability to prepare financial statements that are fully compliant with all SEC reporting requirements on a timely basis. In addition, we will become subject to other reporting and corporate governance requirements, including certain requirements of Nasdaq, and certain provisions of Sarbanes-Oxley and the regulations promulgated thereunder, which will impose significant compliance obligations upon us.

The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costlier. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees, or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions, and other regulatory action and potentially civil litigation. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our operating results on a timely and accurate basis could be impaired. If we do not implement such requirements in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC and Nasdaq. Any such action could harm our reputation and the confidence of investors and customers in us and could materially adversely affect our business and cause our share price to fall.

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After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of Sarbanes-Oxley.

We will incur significant costs to create the independent corporate infrastructure necessary to operate as an independent public company.

BBIG currently performs many important corporate functions for us, including internal audit, finance, accounting, tax, human resources, information technology, litigation management, real estate, environmental, and public affairs. The costs of these services have been allocated to us based on direct usage when identifiable or, when not directly identifiable, on the basis of proportional net sales, costs of goods sold, or square footage, as applicable. Following the Separation, BBIG will continue to provide some of these services to us on a transitional basis, for a period of up to two years following the Distribution Date pursuant to a Shared Services Agreement that we will enter into with BBIG. See “The Separation—Agreements with BBIG—Shared Services Agreement.” BBIG may not successfully perform all of these functions during the transition period, and we may have to expend significant efforts or costs materially in excess of those estimated under the Shared Services Agreement. Any interruption in these services could have a material adverse effect on our business, operating results, and financial condition.

In addition, at the end of this transition period, we will need to perform these functions ourselves or hire third parties to perform these functions on our behalf. The costs associated with performing or outsourcing these functions may exceed the amounts reflected in our historical financial statements that were incurred as a business segment of BBIG. We expect to incur costs immediately following the Separation to establish the necessary infrastructure. A significant increase in the cost of performing or outsourcing these functions could materially and adversely affect our business, operating results, and financial condition.

The obligations associated with being a public company will require significant resources and management attention.

We are not currently subject to the reporting and other requirements of the Exchange Act. Following the effectiveness of the registration statement of which this information statement forms a part, we will be directly subject to such reporting and other obligations under the Exchange Act and the rules of Nasdaq. As an independent public company, we will be required, among other things, to do the following:

●	prepare and distribute annual, quarterly, and periodic reports; proxy statements; press releases; and other stockholder communications in compliance with the federal securities laws and Nasdaq rules;

●	have our own Board of Directors and committees thereof, which comply with federal securities laws and Nasdaq rules;

●	institute our own financial reporting and disclosure compliance functions;

●	establish an investor relations function;

●	establish internal policies, including those relating to trading in our securities and disclosure controls and procedures; and

●	comply with the rules and regulations implemented by the SEC, Sarbanes-Oxley, the Dodd-Frank Act, the Public Company Accounting Oversight Board, and Nasdaq.

These reporting and other obligations will place significant demands on our management and our administrative and operational resources, including accounting resources, and we expect to face increased legal, accounting, administrative, and other costs and expenses relating to these demands that we had not incurred as a business segment of BBIG. Our compliance with existing and evolving regulatory requirements will result in increased administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities, which could have a material adverse effect on our business, operating results, financial condition, and cash flows.

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If we fail to establish and maintain effective internal controls, we may not be able to report our financial results accurately or timely or prevent or detect fraud, which would have a material adverse effect on our business or the market price of our securities.

Each of us and BBIG maintains disclosure controls and procedures designed to ensure that the information we are respectively required to disclose in reports that we are each required file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified under the rules and forms of the Securities and Exchange Commission (“SEC”). Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures. As required by paragraph (b) of Rules 13a-15 and 15d-15 under the Exchange Act, BBIG’s Chief Executive Officer (our principal executive) and Chief Financial Officer (our principal financial officer and principal accounting officer) carried out an evaluation of the effectiveness of the design and operation of BBIG’s disclosure controls and procedures as of December 31, 2020. Based on this evaluation, BBIG’s Chief Executive Officer and Chief Financial Officer concluded that its disclosure controls and procedures (as defined in paragraph (e) of Rules 13a-15 and 15d-15 under the Exchange Act) were not effective as of December 31, 2020 due to material weaknesses in its internal control over financial reporting as described below.

Each of our and BBIG’s management is responsible for establishing and maintaining adequate internal control over our respective financial reporting, as defined in Exchange Act Rule 13a-15(f) and 15d-15(f). Internal control over financial reporting is a process used to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; provide reasonable assurance that transactions are recorded as necessary to permit preparation of our financial statements in accordance with generally accepted accounting principles in the United States, and that our receipts and expenditures are being made only in accordance with the authorization of our board of directors and management; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Under the supervision and with the participation of BBIG’s management, including its Chief Executive Officer (our principal executive officer) and Chief Financial Officer (our principal financial officer and principal accounting officer), BBIG performed an assessment of its significant processes and key controls. Based on this assessment, BBIG’s management concluded that BBIG’s internal control over financial reporting was not effective as of December 31, 2020 due to the material weaknesses described below.

A material weakness is defined within the Public Company Accounting Oversight Board’s Auditing Standard No. 5 as a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the subject company’s annual or interim financial statements will not be prevented or detected on a timely basis. BBIG determined that its internal control over financial reporting had the following material weaknesses:

●	Primarily due to the small size of BBIG, BBIG does not maintain sufficient segregation of duties to ensure the processing, review and authorization of all transactions including non-routine transactions.

●	BBIG’s processes lacked timely and complete reviews and analysis of information used to prepare BBIG’s financial statements and disclosures in accordance with accounting principles generally accepted in the United States of America.

BBIG is evaluating these weaknesses to determine the appropriate remedy. Because disclosure controls and procedures include those components of internal control over financial reporting that provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, BBIG’s management also determined that its disclosure controls and procedures were not effective as a result of the foregoing material weaknesses in its internal control over financial reporting.

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Until the Separation occurs, BBIG will have sole discretion to change the terms of the Separation in ways that may be unfavorable to us.

Until the Separation occurs, our packaging and NFT business will be a business segment of BBIG. Completion of the Separation remains subject to the satisfaction or waiver of certain conditions, some of which are in the sole and absolute discretion of BBIG, including final approval by the Board of Directors of BBIG. Additionally, BBIG has the sole and absolute discretion to change certain terms of the Separation, including the amount of any cash transfer between us, the amount of our indebtedness, and the allocation of contingent liabilities, which changes could be unfavorable to us. In addition, BBIG may decide at any time prior to the completion of the Separation not to proceed with the Separation.

In connection with the Separation, we and BBIG will indemnify each other for certain liabilities, we may need to divert cash to meet those obligations if we are required to act under these indemnities to BBIG, and BBIG may not be able to satisfy its indemnification obligations to us in the future.

Pursuant to the Separation and Distribution Agreement and other agreements with BBIG, BBIG will agree to indemnify us for certain liabilities and we will agree to indemnify BBIG for certain liabilities, as discussed further in “The Separation—Agreements with BBIG.” Payments that we may be required to provide under indemnities to BBIG are not subject to any cap, may be significant, and could negatively affect our business, particularly under indemnities relating to our actions that could affect the tax-free nature of the Separation. Third parties could also seek to hold us responsible for the liabilities that BBIG has agreed to retain and, under certain circumstances, we may be subject to continuing contingent liabilities of BBIG following the Separation that arise relating to the operations of the packaging and NFT business during the time that it was a business segment of BBIG prior to the Separation, such as certain tax liabilities that relate to periods during which taxes of the packaging and NFT products and accessories business were reported as a part of BBIG; liabilities retained by BBIG that relate to contracts or other obligations entered into jointly by the packaging and NFT business and BBIG’s other current businesses; post-employment liabilities, including unfunded liabilities, that apply to BBIG, including the packaging and NFT business; environmental liabilities related to sites at which both BBIG and the packaging and NFT business operated; and liabilities arising from third-party claims in respect of contracts in which both BBIG and the packaging and NFT business supply goods or provide services.

BBIG has agreed to indemnify us for such contingent liabilities. While we have no reason to expect that BBIG will not be able to support its indemnification obligations to us, we can provide no assurance that BBIG will be able to fully satisfy its indemnification obligations or that such indemnity obligations will be sufficient to cover our liabilities for matters which BBIG has agreed to retain, including such contingent liabilities. Moreover, even if we ultimately succeed in recovering from BBIG any amounts for which we are indemnified, we may be temporarily required to bear these losses ourselves. Each of these risks could have a material adverse effect on our business, operating results, and financial condition.

After the Separation, we will only have limited access to the insurance policies maintained by BBIG for events occurring prior to the Separation, BBIG’s insurers may deny or attempt to deny coverage to us under such policies, there can be no assurance that we will be able to obtain insurance coverage following the Separation on terms that justify its purchase, and any such insurance may not be adequate to offset costs associated with certain events.

In connection with the Separation, we will enter into agreements with BBIG to address various matters associated with the Separation, including insurance coverage. The Separation and Distribution Agreement will provide that following the Separation, we will no longer have insurance coverage under BBIG insurance policies in connection with events occurring before, as of, or after the Separation, other than coverage for (i) events occurring prior to the Separation and covered by occurrence-based policies of BBIG as in effect as of the Separation and (ii) events or acts occurring prior to the Separation and covered by claims-made policies of BBIG for which a claim was received prior to the Separation. However, after the Separation, BBIG’s insurers may deny or attempt to deny coverage to us for losses associated with occurrences or claims made prior to the Separation. Accordingly, we may be required to temporarily or permanently bear the costs of such lost coverage. In addition, we will have to obtain our own insurance policies after the Separation is complete. Although we expect to have insurance policies in place as of the date of the Separation that cover certain, but not all, hazards that could arise from our operations, we can provide no assurance that we will be able to obtain or maintain such coverage, that the cost of such coverage will be similar to that incurred by BBIG, or that such coverage will be adequate to protect us from costs incurred with certain events. The occurrence of an event that is not insured or not fully insured could have a material adverse effect on our business, operating results, and financial condition. See “The Separation—Agreements with BBIG.”

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The transfer or assignment to us of some contracts and other assets may require the consent of a third-party, and we may not be entitled to the benefit of such contracts, investments, and other assets in the future if such consent is not given.

The transfer or assignment of some of the contracts and other assets in connection with the Separation will require the consent of a third party to the transfer or assignment. Similarly, in some circumstances, we are joint beneficiaries of contracts and we will need to enter into a new agreement with the third party to replicate the existing contract or assign the portion of the existing contract related to our business. While we anticipate that most of these contract assignments and new agreements will be obtained prior to the Separation, we may not be able to obtain all required consents or enter into all such new agreements, as applicable, until after the Separation. Some parties may use the requirement of a consent to seek more favorable contractual terms from us, which could include our having to obtain letters of credit or other forms of credit support. If we are unable to obtain such consents or such credit support on commercially reasonable and satisfactory terms, we may be unable to obtain some of the benefits, assets, and contractual commitments that are intended to be allocated to us as part of the Separation. In addition, when we do not intend to obtain consent from third-party counterparties based on our belief that no consent is required, the third-party counterparties may challenge the transaction on the basis that the terms of the applicable commercial arrangements require their consent. We may incur substantial litigation and other costs in connection with any such claims and, if we do not prevail, our ability to use these contracts and other assets could be adversely impacted.

Although we do not believe that any of the contracts or other assets requiring consent to transfer or the contracts requiring a new agreement are individually material to our business, we cannot provide assurance that all such required third-party consents and new agreements will be procured or put in place, as applicable, prior to or after the date of the Separation. Consequently, we may not realize certain of the benefits that are intended to be allocated to us as part of the Separation.

After the Separation, some of our directors and officers may have actual or potential conflicts of interest because of their equity ownership in BBIG.

Because of their current or former positions with BBIG, following the Separation, some of our directors and executive officers may own shares of BBIG common stock or have options or other rights to acquire shares of BBIG common stock, and the individual holdings may be significant for some of these individuals compared to their total assets. This ownership may create, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for BBIG or us. For example, potential conflicts of interest could arise in connection with the resolution of any dispute that may arise between BBIG and us regarding the terms of the agreements governing the Separation and the relationship thereafter between the companies.

The combined post-Separation value of BBIG and TYDE shares may not equal or exceed the pre-Separation value of BBIG shares.

After the Separation, we expect that BBIG common stock will continue to be traded on the Nasdaq Capital Market. We have applied to list the shares of our common stock on Nasdaq. We cannot assure you that the combined trading prices of BBIG common stock and our common stock after the Separation, as adjusted for any changes in the combined capitalization of both companies, will be equal to or greater than the trading price of BBIG common stock prior to the Separation. Until the market has fully evaluated the business of BBIG without our business and potentially thereafter, the price at which BBIG common stock trades may fluctuate significantly. Similarly, until the market has fully evaluated our business and potentially thereafter, the price at which our common stock trades may fluctuate significantly.

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We potentially could have received better terms from unaffiliated third parties than the terms we received in our agreements with BBIG.

The agreements we entered into with BBIG in connection with the Separation were negotiated while we were still part of BBIG’s business. See “The Separation—Agreements with BBIG.” Accordingly, during the period in which the terms of those agreements will have been negotiated, we did not have a Board of Directors or a management team independent of BBIG. The terms of the agreements negotiated in the context of the Separation relate to, among other things, the allocation of assets, license agreements, intellectual property, liabilities, rights, and other obligations between BBIG and us as well as services to be provided to us by BBIG on an interim basis. Arm’s-length negotiations between BBIG and an unaffiliated third-party in another form of transaction, such as a buyer in a sale of a business transaction, may have resulted in more favorable terms to the unaffiliated third-party.

If the Transfer and the Distribution do not qualify as a transaction that is tax-free for U.S. federal income tax purposes, BBIG and/or holders of BBIG common stock could be subject to significant tax liability.

It is intended that the Transfer and the Distribution should qualify as a tax-free transaction under Section 368(a)(1)(D) and Section 355 of the Code. The consummation of the Separation and the related transactions is conditioned upon the receipt of an opinion of Seward & Kissel, LLP substantially to the effect that such transactions should qualify for this intended tax treatment. The opinion will rely on certain representations, assumptions, and undertakings, including those relating to the past and future conduct of our business, and the opinion would not be valid if such representations, assumptions, and undertakings were incorrect. Despite the opinion, the Internal Revenue Service, or the IRS, could determine that the Transfer or the Distribution should be treated as a taxable transaction for U.S. federal income tax purposes if it determines that any of the representations, assumptions, or undertakings that were relied upon for the opinion are false or have been violated, if it disagrees with the conclusions in the opinion, or for other reasons, including as a result of significant changes in the stock ownership of BBIG or us after the Distribution Date. For more information regarding the opinion see “Material U.S. Federal Income Tax Consequences of the Distribution.”

Even if the Transfer and the Distribution otherwise qualify under Section 368(a)(1)(D) and Section 355 of the Code, the Distribution could result in a material U.S. federal income tax liability to BBIG (but not to holders of BBIG common stock) under Section 355(e) of the Code if one or more persons acquire, directly or indirectly, a 50% or greater interest (measured by either vote or value) in the stock of BBIG or in the stock of our company (or any successor corporation) as part of a plan or series of related transactions that includes the Distribution. Any acquisition of the stock of BBIG or our company (or any successor corporation) within two years before or after the Distribution would generally be presumed to be part of a plan that includes the Distribution, although the parties may be able to rebut that presumption under certain circumstances. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual in nature, and subject to a comprehensive analysis of the facts and circumstances of the particular case. Notwithstanding the opinion of Seward & Kissel, LLP described above, BBIG or we might inadvertently cause or permit a prohibited change in ownership of BBIG or us, thereby triggering tax liability to BBIG.

If either the Transfer or the Distribution fails to qualify for tax-free treatment for any reason, BBIG and/or holders of BBIG common stock could be subject to substantial U.S. taxes as a result of the Transfer and the Distribution and we could incur significant liabilities under applicable law or as a result of the sections dealing with taxes contained in the Shared Services Agreement. See “Material U.S. Federal Income Tax Consequences of the Distribution.”

If the Distribution is taxable to BBIG as a result of a breach by us of any covenant or representation made by us in the Tax Matters Arrangement, we will generally be required to indemnify BBIG, and the obligation to make a payment on this indemnification obligation could have a material adverse effect on us.

As described above, it is intended that the Transfer and the Distribution should qualify as tax-free transactions to BBIG and to holders of BBIG common stock, except with respect to any cash received in lieu of fractional shares. If the Transfer and/or the Distribution are not so treated or are taxable to BBIG (see “Material U.S. Federal Income Tax Consequences of the Distribution—The Distribution”) due to a breach by us (or any of our subsidiaries) of any covenant or representation made by us in the tax matters arrangement contained in the Shared Services Agreement (the “Tax Matters Arrangement”), we will generally be required to indemnify BBIG for all tax-related losses suffered by BBIG. In addition, we will not control the resolution of any tax contest relating to taxes suffered by BBIG in connection with the Separation and we may not control the resolution of tax contests relating to any other taxes for which we may ultimately have an indemnity obligation under the Tax Matters Arrangement. In the event that BBIG suffers tax-related losses in connection with the Separation that must be indemnified by us under the Tax Matters Arrangement, the indemnification liability could have a material adverse effect on our business, operating results, and financial condition.

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We will be subject to significant restrictions on our actions following the Separation in order to avoid triggering significant tax-related liabilities.

The Tax Matters Arrangement generally will prohibit us from taking certain actions that could cause the Transfer and the Distribution to fail to qualify as tax-free transactions, including the following:

●	during the two-year period following the Distribution Date (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Code), we may not cause or permit certain business combinations or transactions to occur;

●	during the two-year period following the Distribution Date, we may not discontinue the active conduct of our business (within the meaning of Section 355(b)(2) of the Code);

●	during the two-year period following the Distribution Date, we may not liquidate or merge, consolidate, or amalgamate with any other person;

●	during the two-year period following the Distribution Date, we may not sell or otherwise dispose of more than 30% of our consolidated gross assets or more than 30% of the gross assets of the packaging and NFT products and accessories business;

●	during the two-year period following the Distribution Date, we may not purchase any of our common stock, other than pursuant to certain open-market repurchases of less than 20% of our common stock (in the aggregate);

●	during the two-year period following the Distribution Date, we may not amend our Articles of Incorporation (or other organizational documents) or take any other action affecting the voting rights of our common stock; and

●	more generally, we may not take any action that could reasonably be expected to cause the Transfer and the Distribution to fail to qualify as tax-free transactions for U.S. federal income tax purposes.

If we take any of the actions above and such actions result in tax-related losses to BBIG, we generally will be required to indemnify BBIG for such tax-related losses under the Tax Matters Arrangement. See “The Separation—Agreements with BBIG.” Due to these restrictions and indemnification obligations under the Tax Matters Arrangement, we may be limited in our ability to pursue strategic transactions, equity or convertible debt financings, or other transactions that may otherwise be in our best interests. In addition, our potential indemnity obligation to BBIG might discourage, delay, or prevent a change of control that our stockholders may consider favorable.

Our accounting and other management systems and resources may not be robust enough to meet the financial reporting and other requirements to which we will be subject following the Separation.

Prior to the Separation, our financial results were included within the consolidated results of BBIG, and we were not directly subject to reporting and other requirements of the Exchange Act. These and other obligations will place significant demands on our management, administrative, and operational resources, including accounting and information technology resources. To comply with these requirements, we anticipate that we will need to duplicate information technology infrastructure; implement additional financial and management controls, reporting systems, and procedures; and hire additional accounting, finance, tax, treasury, and information technology staff. If we are unable to do this in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to independent public companies could be impaired and our business could be harmed.

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THE SEPARATION

General

On October 22, 2022, BBIG announced that it was proceeding with a plan to spin-off its packaging and NFT business. We are currently a wholly owned subsidiary of BBIG and, as a result of the Separation, we will hold, directly or indirectly through our subsidiaries, all of the assets and legal entities, subject to any related liabilities, associated with BBIG’s packaging and NFT business. The Separation will be achieved through the transfer of all the assets and legal entities, subject to any related liabilities, associated with the packaging and NFT business of BBIG to our company or our subsidiaries, which we refer to as the Transfer, and the distribution of 100% of our outstanding capital stock to holders of BBIG common stock as of the close of business on the Record Date, which we refer to as the Distribution. The Transfer will generally consist of (i) BBIG’s packaging business subsidiary, Ferguson Containers, Inc. (“Fergco”), merging with and into TYDE, whereby TYDE will be the remaining operating business (the “Merger”) and (ii) BBIG’s assignment of the outstanding membership units of EVNT Platform, LLC (“EVNT”), a wholly-owned subsidiary of BBIG prior to September 16, 2021 focused on NFT products, to Ferguson Containers, Inc. (the “NFT Assignment”). In connection with the Distribution, BBIG stockholders will receive one share of our common stock for every ten shares of BBIG common stock held as of the close of business on the Record Date. The Separation is expected to be completed on December 31, 2021. Following the Separation, BBIG stockholders as of the close of business on the Record Date will own 100% of the outstanding shares of our common stock; we will be an independent, publicly traded company; and BBIG will retain no ownership interest in our company.

In connection with the Separation, we will enter into a Separation and Distribution Agreement and several other agreements with BBIG to effect the Separation and provide a framework for our relationship with BBIG after the Separation. These agreements will provide for the allocation between us and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, of the assets, liabilities, legal entities, and obligations associated with the packaging and NFT business, on the one hand, and the other current BBIG businesses, on the other hand, and will govern the relationship between our company and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, subsequent to the Separation. In addition to the Separation and Distribution Agreement, the other principal agreements to be entered into with BBIG include a Shared Services Agreement, and certain commercial agreements.

The Separation as described in this information statement is subject to the satisfaction or waiver of certain conditions. For a more detailed description of these conditions, see “The Separation—Conditions to the Distribution.” We cannot provide any assurances that BBIG will complete the Separation.

Reasons for the Separation

The BBIG Board of Directors and its various committees have met regularly; engaged in an extensive evaluation and analysis of the packaging and NFT business and BBIG’s other current businesses; explored opportunities to drive enhanced performance and stockholder value; consulted with financial, legal, tax, and accounting advisors; and engaged in a strategic review of the growth prospects, enterprise value, end-markets, customers, financial market considerations, credit and insurance factors, and business operations in the current market for each business.

Following a strategic review, it was determined that separating BBIG’s packaging and NFT business from BBIG’s other current businesses would be in the best interests of BBIG and its stockholders and that the Separation would create two industry-leading companies with attributes that best position each company for long-term success, including the following:

●	Distinct Focus. Each company will benefit from a distinct strategic and management focus on its specific operational and growth priorities.

●	Differentiated Investment Theses. Each company will offer differentiated and compelling investment opportunities based on its particular operating and financial model, allowing it to more closely align with its natural investor type.

●	Optimized Balance Sheet and Capital Allocation Priorities. Each company will operate with a capital structure and capital deployment strategy tailored to its specific business model and growth strategies without having to compete with the other for investment capital.

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●	Direct Access to Capital Markets. Each company will have its own equity structure that will afford it direct access to the capital markets and allow it to capitalize on its unique growth opportunities appropriate to its business.

●	Alignment of Incentives with Performance Objectives. Each company will be able to offer incentive compensation arrangements for employees that are more directly tied to the performance of its business and may enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives.

●	Incremental Stockholder Value. Each company will benefit from the investment community’s ability to value its businesses independently within the context of its particular industry with the anticipation that, over time, the aggregate market value of the companies will be higher, on a fully distributed basis and assuming the same market conditions, than if BBIG were to remain under its current configuration.

While a number of potentially negative factors were also considered, including, among others, risks relating to the creation of a new public company, such as increased costs from operating as a separate public company, potential disruptions to each business, the loss of synergies and joint purchasing power, increased administrative costs, one-time separation costs, the fact that each company will be less diversified following the Separation, and the potential inability to realize the anticipated benefits of the Separation, it was nevertheless determined that the potential benefits of the Separation outweighed the potential negative factors in connection therewith. However, neither we nor BBIG can assure you that, following the Separation, any of the benefits described above or otherwise will be realized to the extent anticipated or at all. For more information see “Risk Factors.”

The Number of Shares You Will Receive

For every ten (10) shares of BBIG common stock you own as of the close of business on the Record Date, you will receive one (1) share of our common stock on the Distribution Date.

Treatment of Fractional Shares

Nevada Agency & Transfer Company, acting as the Distribution Agent, will not distribute any fractional shares of our common stock to BBIG stockholders. As soon as practicable on or after the Distribution Date, the Distribution Agent will, instead, aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing prices, and distribute the net cash proceeds from the sales, net of brokerage fees and commissions, transfer taxes, and other costs, and after making appropriate deductions of the amounts required to be withheld for U.S. federal income tax purposes, if any, pro rata to each stockholder that would otherwise have been entitled to receive a fractional share in connection with the Distribution. The Distribution Agent will determine when, how, through which broker-dealers, and at what prices to sell the aggregated fractional shares. Recipients of cash in lieu of fractional shares will not be entitled to any minimum sale price for the fractional shares or to any interest on the amounts of payments made in lieu of fractional shares. The receipt of cash in lieu of fractional shares generally will be taxable to the recipient stockholders for U.S. federal income tax purposes as described under “Material U.S. Federal Income Tax Consequences of the Distribution—The Distribution.”

When and How You Will Receive the Distribution of TYDE Shares

BBIG will distribute the shares of our common stock on December 31, 2021 to holders of record as of the close of business on the Record Date. The Distribution is expected to be completed following the Nasdaq market closing on the Distribution Date. BBIG’s transfer agent and registrar, Nevada Agency & Transfer Company, will serve as transfer agent and registrar for our common stock and as Distribution Agent in connection with the Distribution.

If you own BBIG common stock as of the close of business on the Record Date, the shares of our common stock that you are entitled to receive in connection with the Distribution will be issued electronically, as of the Distribution Date, to your account as follows:

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●	Registered Stockholders. If you own your shares of BBIG stock directly, either in book-entry form through an account at Nevada Agency & Transfer Company and/or if you hold paper stock certificates, you will receive your shares of our common stock by way of direct registration in book-entry form. Registration in book-entry form is a method of recording stock ownership when no physical paper share certificates are distributed to stockholders, as is the case in connection with the Distribution.

On or shortly following the Distribution Date, the Distribution Agent will mail to you a direct registration account statement that reflects the number of shares of our common stock that have been registered in book-entry form in your name. Stockholders having any questions concerning the mechanics of having shares of our common stock registered in book-entry form may contact Nevada Agency & Transfer Company at the address set forth under “Questions and Answers About the Separation” in this information statement.

●	Beneficial Stockholders. Many BBIG stockholders hold their shares of BBIG common stock beneficially through a bank or brokerage firm. In such cases, the bank or brokerage firm would be said to hold the stock in “street name” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your BBIG common stock through a bank or brokerage firm, your bank or brokerage firm will credit your account with the shares of our common stock that you are entitled to receive in connection with the Distribution. If you have any questions concerning the mechanics of having shares of common stock held in “street name,” we encourage you to contact your bank or brokerage firm.

Treatment of Outstanding Equity Compensation Awards

The Shared Services Agreement will provide that outstanding BBIG equity compensation awards, specifically stock options, or Options, restricted stock units, or RSUs, and performance-based restricted stock units, or PSUs (with such Options, RSUs, and PSUs being collectively referred to herein as the BBIG awards), will be equitably adjusted simultaneously with the consummation of the Distribution. These equitable adjustments are intended to maintain, immediately following the consummation of the Distribution, the intrinsic value of the BBIG award immediately prior to consummation of the Distribution. Depending upon the type of award, the holder’s position or title with BBIG, and the holder’s post-Separation employer, the outstanding BBIG awards will be adjusted via one of the following generally recognized methods:

Stockholder Method

Under the “stockholder method,” holders of BBIG awards will be treated similarly to stockholders of BBIG such that their existing BBIG awards will be converted into awards with respect to both equity interests in BBIG and equity interests in our company, subject to certain adjustments necessary to reflect the Separation. Specifically, each holder of an BBIG award will (i) continue to hold the existing BBIG award for the same number of shares of BBIG common stock that were subject to such BBIG award prior to the Distribution, and (ii) will receive an identical award with respect to one share of our common stock for each four shares of BBIG common stock underlying the BBIG award, such that the resulting BBIG award and TYDE award, collectively the “new awards,” will have a combined intrinsic value immediately following the consummation of the Distribution equal to the intrinsic value of the existing BBIG award immediately prior to the consummation of the Distribution, taking into account any necessary adjustments to the exercise price of the new awards, if applicable, to maintain such intrinsic value. To the extent the existing BBIG award is subject to vesting based upon continued service with BBIG, the new awards will also remain subject to the same vesting conditions based upon continued employment with the holder’s post-Separation employer. In addition, to the extent the existing BBIG award is subject to the achievement of certain company performance-based target goals, appropriate adjustments will be made to such target goals and incorporated into the new awards to reflect the changes to the businesses of each of BBIG and our company as a result of the Separation.

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Fractional Interests

To the extent any adjustments to be made to outstanding BBIG awards result in fractional share interests, the fractional interests will be rounded down to the nearest whole share and we or BBIG, as the case may be, will make a cash payment to our respective employees and/or directors in lieu of such fractional interests.

Proposed Treatment

After careful consideration and in light of the ongoing intercompany agreements and commitments between BBIG and us after the Separation, we determined that those individuals who are members of the board of directors of BBIG or us, as applicable, as well as those individuals who are top-level executives, which we refer to as the Designated Executives, of BBIG or us, as applicable, would receive stockholder method treatment with respect to all of their outstanding awards to facilitate cooperation between BBIG and us through the transition period, which such directors and Designated Executives will be integral in ensuring operates smoothly and efficiently. For all other employees, which we refer to as the Other Employees, we determined that they will receive the employer method treatment with respect to all of their outstanding awards since they will have minimal or no involvement with the other company post-Separation and, therefore, the focus will be solely on their current employer and the value added to that company post-Separation. In addition, the amount of shares subject to outstanding awards held by the Other Employees is relatively small and splitting such small share amounts would diminish their value and be administratively complex. There are no other classes of individuals that would be impacted by this conversion methodology.

The following table shows the expected treatment of each type of BBIG award outstanding immediately prior to the Distribution. As a result of the adjustments to be made to such BBIG awards in connection with the Distribution, the precise number of awards, number of shares, and/or exercise prices resulting from the conversion of such awards will not be known until following the Distribution Date.

Type of Award	Directors	Designated Executives (1)	Other Employees (1)
Options	Stockholder Method	N/A	N/A
RSUs	Stockholder Method	Stockholder Method	Employer Method
Deferred RSUs	Stockholder Method	N/A	N/A
PSUs	N/A	Stockholder Method	N/A

(1)	As defined in the Employee Matters Arrangement.

Results of the Separation

After the Separation, we will be an independent, publicly traded company that directly or indirectly holds the assets and legal entities, subject to any related liabilities, associated with the packaging and NFT business previously conducted by BBIG. Immediately following the Separation, we expect to have approximately ___ stockholders of record, based on the number of registered stockholders of BBIG common stock on ____, 2021, applying a distribution ratio of one (1) share of our common stock for every ten (10) shares of BBIG common stock. We expect to have approximately ____ shares of our common stock outstanding following the Separation. The actual number of shares to be distributed will be determined on the Record Date.

Incurrence of Debt

In connection with the Separation, we may incur debt in the ordinary course of business.

Regulatory Approvals

We must complete the necessary registration under the federal securities laws of our common stock to be issued in connection with the Distribution. We must also complete the applicable listing requirements on Nasdaq for such shares. Other than these requirements, we do not believe that any other material governmental or regulatory filings or approvals will be necessary to consummate the Distribution.

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Appraisal Rights

No BBIG stockholder will have any appraisal rights in connection with the Separation.

Listing and Trading of Our Common Stock

As of the date of this information statement, there is no public market for our common stock. We have applied to have our common stock listed on Nasdaq under the ticker symbol “TYDE.”

Trading Between Record Date and Distribution Date

Beginning on the Record Date and continuing up to and including the Distribution Date, we expect that there will be two markets in BBIG common stock: a “regular-way” market and an “ex-distribution” market. Shares of BBIG common stock that trade on the “regular-way” market will trade with an entitlement to receive shares of our common stock in connection with the Distribution. Shares of BBIG common stock that trade on the “ex-distribution” market will trade without an entitlement to receive shares of our common stock in the Distribution. Therefore, if you sell shares of BBIG common stock on the “regular-way” market after the close of business on the Record Date and up to and including through the Distribution Date, you will be selling your right to receive shares of our common stock in connection with the Distribution. If you own shares of BBIG common stock as of the close of business on the Record Date and sell those shares on the “ex-distribution” market, up to and including through the Distribution Date, you will still receive the shares of our common stock that you would be entitled to receive in respect of your ownership, as of the Record Date, of the shares of BBIG common stock that you sold.

Furthermore, beginning on the Record Date and continuing up to and including the Distribution Date, we expect there will be a “when-issued” market in our common stock. “When-issued” trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The “when-issued” trading market will be a market for shares of our common stock that will be distributed to BBIG stockholders on the Distribution Date. If you own shares of BBIG common stock as of the close of business on the Record Date, you would be entitled to receive shares of our common stock in connection with the Distribution. You may trade this entitlement to receive shares of our common stock, without trading the shares of BBIG common stock you own, in the “when-issued” market. On the first trading day following the Distribution Date, we expect “when-issued” trading with respect to our common stock will end and “regular-way” trading in our common stock will begin.

Conditions to the Distribution

We expect the Distribution will be effective on [●], the Distribution Date, provided that, among other conditions described in the Separation and Distribution Agreement, the following conditions will have been satisfied or waived by BBIG in its sole discretion:

●	the Transfer will have been consummated;

●	the Distribution will be made in a manner that does not cause BBIG to be unable to pay its debts as they become due in the usual course of its business or cause the total assets of BBIG to be less than the sum of its total liabilities plus the amount that would be needed, if BBIG were to be dissolved immediately after the effective time of the Distribution, to satisfy the preferential rights upon such dissolution of stockholders whose preferential rights are superior to those receiving the Distribution, if any, in each case in accordance with Section 78.288 of the Nevada Revised Statutes;

●	the BBIG Board of Directors will have approved the Distribution and will not have abandoned the Distribution or terminated the Separation and Distribution Agreement at any time prior to the consummation of the Distribution;

●	the SEC will have declared effective our registration statement on Form 10, of which this information statement is a part, under the Exchange Act; no stop order suspending the effectiveness of our registration statement on Form 10 will be in effect; no proceedings for such purpose will be pending before or threatened by the SEC; and this information statement, or a notice of Internet availability thereof, will have been mailed to the holders of BBIG common stock as of the Record Date;

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●	all actions and filings necessary or appropriate under applicable federal, state “blue sky,” or foreign securities laws and the rules and regulations thereunder will have been taken and, when applicable, become effective or been accepted;

●	our common stock to be delivered in connection with the Distribution will have been approved for listing on Nasdaq, subject to official notice of issuance;

●	our Board of Directors, as named in this information statement, will have been duly elected, and our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each in substantially the form attached as exhibits to the registration statement on Form 10 of which this information statement is a part, will be in effect;

●	each of the ancillary agreements contemplated by the Separation and Distribution Agreement will have been duly executed and delivered by the parties thereto;

●	no applicable law will have been adopted, promulgated, or issued, and be in effect, that prohibits the consummation of the Distribution or any of the transactions contemplated by the Separation and Distribution Agreement;

●	any material governmental approvals and consents and any material permits, registrations, and consents from third parties, in each case, necessary to effect the Distribution and to permit the operation of the packaging and NFT business after the Distribution Date substantially as conducted as of the date of the Separation and Distribution Agreement will have been obtained; and

●	no event or development will have occurred or exist that, in the judgment of the BBIG Board of Directors, in its sole discretion, makes it inadvisable to effect the Distribution or other transactions contemplated by the Separation and Distribution Agreement.

The fulfillment of these conditions will not create any obligations on BBIG’s part to effect the Separation, and the BBIG Board of Directors has reserved the right, in its sole discretion, to abandon, modify, or change the terms of the Separation, including by accelerating or delaying the timing of the consummation of all or part of the Distribution, at any time prior to the Distribution Date.

Agreements with BBIG

In connection with the Separation, we will enter into a Separation and Distribution Agreement and several other agreements with BBIG to effect the Separation and provide a framework for our relationship with BBIG after the Separation. These agreements will provide for the allocation between us and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, of the assets, liabilities, legal entities, and obligations associated with the packaging and NFT business, on the one hand, and the other current BBIG businesses, on the other hand, and will govern the relationship between our company and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, subsequent to the Separation (including with respect to transition services, employee matters, intellectual property matters, tax matters, and certain other commercial relationships).

In addition to the Separation and Distribution Agreement (which will contain many of the key provisions related to our Separation from BBIG and the distribution of our shares of common stock to BBIG stockholders), we will also enter into a Shared Services Agreement and certain commercial agreements.

The forms of the principal agreements described below have been filed as exhibits to the registration statement of which this information statement forms a part. The following descriptions of these agreements are summaries of the material terms of these agreements.

Separation and Distribution Agreement

The Separation and Distribution Agreement will govern the overall terms of the Separation. Generally, the Separation and Distribution Agreement will include BBIG’s and our agreements relating to the internal restructuring steps to be taken to complete the Separation, including the assets, legal entities, and rights to be transferred, liabilities to be assumed, and related matters.

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Subject to the receipt of required governmental and other consents and approvals and the satisfaction of other closing conditions, in order to accomplish the Separation, the Separation and Distribution Agreement will provide, as applicable, for BBIG and us to transfer specified assets between the companies that will operate the packaging and NFT business, on the one hand, and BBIG’s other current businesses, on the other hand, after the Distribution Date. The determination of the assets to be transferred between the companies will be made by BBIG in its sole discretion. The Separation and Distribution Agreement will require BBIG and us to use reasonable efforts to obtain consents, approvals, and amendments required to assign the assets, legal entities, and liabilities that are to be transferred pursuant to the Separation and Distribution Agreement.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets will be transferred on an “as is, where is” basis. Generally, if the transfer of any assets or any claim or right or benefit arising thereunder requires a consent that will not be obtained before the Distribution, or if the transfer or assignment of any such asset or such claim or right or benefit arising thereunder would be ineffective or would adversely affect the rights of the transferor thereunder so that the intended transferee would not in fact receive all such rights, the party retaining any asset that otherwise would have been transferred will hold such asset in trust for the use and benefit of the party entitled thereto and retain such liability for the account of the party by whom such liability is to be assumed, and take such other action as may be reasonably requested by the party to which such asset is to be transferred, or by whom such liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or liability been transferred prior to the consummation of the Distribution.

The Separation and Distribution Agreement will specify those conditions that must be satisfied or waived by BBIG prior to the completion of the Separation, which are described further in “—Conditions to the Distribution.” In addition, BBIG will have the right to determine the date and terms of the Separation and will have the right, at any time until completion of the Distribution, to determine to abandon or modify the Distribution and to terminate the Separation and Distribution Agreement.

In addition, the Separation and Distribution Agreement will govern the treatment of indemnification, insurance, and litigation responsibility and management of the packaging and NFT business, on the one hand, and BBIG’s other current businesses, on the other hand, after the Distribution Date. Generally, the Separation and Distribution Agreement will provide for uncapped cross-indemnities primarily designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of BBIG’s other current businesses with BBIG, in either case after applicable insurance coverage (which generally are occurrence policies) intended to cover such obligations and liabilities and whether incurred prior to, on, or after the Distribution Date. We and BBIG have each agreed to indemnify the other for any liabilities caused by a material misstatement or omission in materials supplied by one of us to the other for inclusion in this information statement regarding the business, operations, financial results, stockholder communications, risks, management, management compensation levels, and stock ownership of the applicable company. The Separation and Distribution Agreement will also establish procedures for handling claims subject to indemnification and related matters.

Tax Matters Arrangement

In connection with the Separation, we and BBIG will enter into a Shared Services Agreement that will contain certain tax matters arrangements (the “Tax Matters Arrangement”) and will govern the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of the failure of the Transfer and the Distribution to qualify for tax-free treatment for U.S. federal income tax purposes. The Tax Matters Arrangement will also set forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests, and assistance and cooperation on tax matters.

In general, the Tax Matters Arrangement will govern the rights and obligations that we and BBIG will have after the Separation with respect to taxes for both pre- and post-closing periods. Under the Tax Matters Arrangement, we generally will be responsible for (i) any of our taxes for all periods prior to and after the Distribution and (ii) any taxes of the BBIG group for periods prior to the Distribution to the extent attributable to the packaging and NFT businesses. BBIG generally will be responsible for any of the taxes of the BBIG group other than taxes for which we are responsible.

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The Tax Matters Arrangement will further provide as follows:

●	without duplication of our obligations described in the prior paragraph, we will generally indemnify BBIG against (i) taxes arising in the ordinary course of business for which we are responsible under the Tax Matters Arrangement (as described above), (ii) any liability or damage resulting from a breach by us or any of our affiliates of a covenant or representation made in the Tax Matters Arrangement, and (iii) any event (or series of events) involving our capital stock that, in either case, would result in the failure of the Transfer and the Distribution to qualify for tax-free treatment for U.S. federal income tax purposes; and

●	BBIG will indemnify us against any taxes of the BBIG group other than taxes for which we are responsible.

In addition to the indemnification obligations described above, the indemnifying party will generally be required to indemnify the indemnified party against any interest, penalties, additions to tax, losses, assessments, settlements, or judgments arising out of or incident to the event giving rise to the indemnification obligation, along with costs incurred in any related contest or proceeding.

The Tax Matters Arrangement also generally will prohibit us and our affiliates from taking certain actions that could cause the Transfer and the Distribution to fail to qualify for their intended tax treatment, including the following:

●	during the two-year period following the Distribution Date (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Code), we may not cause or permit certain business combinations or transactions to occur;

●	during the two-year period following the Distribution Date, we may not discontinue the active conduct of our business (within the meaning of Section 355(b)(2) of the Code);

●	during the two-year period following the Distribution Date, we may not liquidate or merge, consolidate, or amalgamate with any other person;

●	during the two-year period following the Distribution Date, we may not sell or otherwise dispose of more than 30% of our consolidated gross assets or more than 30% of the gross assets of the packaging and NFT business;

●	during the two-year period following the Distribution Date, we may not purchase any of our common stock, other than pursuant to certain open-market repurchases of less than 20% of our common stock (in the aggregate);

●	during the two-year period following the Distribution Date, we may not amend our Articles of Incorporation (or other organizational documents) or take any other action affecting the voting rights of our common stock; and

●	more generally, we may not take any action that could reasonably be expected to cause the Transfer and the Distribution and to fail to qualify as tax-free transactions for U.S. federal income tax purposes.

In the event that the Transfer and the Distribution fail to qualify for their intended tax treatment, in whole or in part, and BBIG is subject to tax as a result of such failure, the Tax Matters Arrangement will determine whether BBIG must be indemnified for any such tax by us. As a general matter, under the terms of the Tax Matters Arrangement (as described above), we are required to indemnify BBIG for any tax-related losses in connection with the Transfer and the Distribution as a result of any action by us or any of our subsidiaries following the Separation. Therefore, in the event that the Transfer or the Distribution fails to qualify for its intended tax treatment due to any action by us or any of our subsidiaries (including the prohibited actions described above), we will generally be required to indemnify BBIG for the resulting taxes.

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Shared Services Agreement

The Shared Services Agreement will set forth the terms on which BBIG will provide to us and we will provide to BBIG on a transitional basis, certain services or functions that the companies historically have shared. Shared services will include various information technology, finance, human resources, compliance, legal, security, and other support services. The Shared Services Agreement will provide for the provision of the specified transition services, generally for a period of up to two years following the Distribution Date. Compensation for transition services will be determined using an internal cost allocation methodology based on fully burdened cost such that the party providing the services will have neither a profit nor a loss from the provision of such services as calculated under GAAP; provided, however, that for a two-year transition period, during which the parties will work together to refine the warehouse configuration of warehouse space subleased by BBIG to TYDE to improve operating efficiencies, TYDE will receive a credit against the cost of any services provided by BBIG to TYDE under the Shared Services Agreement to offset the higher fixed operating expenses TYDE will incur until the warehouse re-configuration is complete.

Employee Matters Arrangement

In connection with the Separation, we and BBIG will enter into a Shared Services Agreement that will contain certain employee matters arrangements (the “Employee Matters Arrangement”) that will govern each company’s respective compensation and employee benefit obligations with respect to current and former employees, directors, and consultants. The Employee Matters Arrangement will set forth general principles relating to employee matters in connection with the Separation, including the assignment of employees and consultants, the sharing of employee and consultant information, the assumption and retention of employment related assets and liabilities, expense reimbursements, workers’ compensation coverage and liabilities, leaves of absence, the provision of comparable employee benefits, the duplication and/or acceleration of certain employee benefits, and employee service credit (including those relating to time of service, salary, benefits, vacations, and sick leaves).

The Employee Matters Arrangement generally will allocate liabilities and responsibilities relating to compensation and employee benefit plans and programs with BBIG retaining liabilities (both pre- and post-Distribution) and responsibilities with respect to BBIG employees, directors, and consultants who will remain with BBIG and our company assuming liabilities (both pre- and post-Distribution) and responsibilities with respect to participants who will transfer to our company in connection with the Separation. The Employee Matters Arrangement will require us to adopt various plans and programs that cover our employees in substitution of coverage they have had under BBIG plans and programs, including an equity incentive plan, a 401(k) plan, a group welfare plan, and a disability plan.

The Employee Matters Arrangement will also provide that (i) the Distribution does not constitute a change in control under BBIG’s employee benefit plans, programs, agreements, or arrangements and (ii) the Distribution and the assignment, transfer, or continuation of the employment or service of employees, directors, and/or consultants with another entity will not constitute a severance event under applicable BBIG employee benefit plans, programs, agreements, or arrangements.

Trademark License Arrangement

In connection with the Separation, we and BBIG may enter trademark license arrangements that will contain certain trademark license arrangements (the “Trademark License Arrangement”) that will provide us with a limited, non-transferable, exclusive license to use certain BBIG trademarks for the use in our packaging and NFT business.

Sublease

As described in Shared Services Agreement – change agreement to arrangement, any sublease arrangements will not be material and will be set forth in the Shared Services Agreement.

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Transferability of Shares of Our Common Stock

The shares of our common stock that you will receive in connection with the Distribution will be freely transferable, unless you are considered an “affiliate” of ours pursuant to Rule 144 under the Securities Act. Persons that can be considered our affiliates after the Separation generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by, or are under common control with us, and may include certain of our officers and directors. In addition, individuals who are affiliates of BBIG on the Distribution Date may be deemed to be affiliates of ours. We estimate that our directors and executive officers, who may be considered “affiliates” for purposes of Rule 144, will beneficially own approximately 69,898 shares of our common stock immediately following the Separation. See “Security Ownership of Certain Beneficial Owners and Management” included elsewhere in this information statement. Our affiliates may sell shares of our common stock received in connection with the Distribution only:

●	under a registration statement that the SEC has declared effective under the Securities Act; or

●	under an exemption from registration under the Securities Act, such as the exemption afforded by Rule 144.

In general, under Rule 144 as currently in effect, an affiliate will be entitled to sell, within any three-month period, a number of shares of our common stock that does not exceed the greater of the following:

●	one percent of our common stock then outstanding; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 for the sale.

Rule 144 also includes notice requirements and restrictions governing the manner of sale for sales by our affiliates. Sales may not be made under Rule 144 unless certain information about us is publicly available.

Reason for Furnishing this Information Statement

This information statement is being furnished solely to provide information to BBIG stockholders who are entitled to receive shares of our common stock in connection with the Distribution. The information statement is not, and is not to be construed as, an inducement or encouragement to buy, hold, or sell any of our securities. We believe the information contained in this information statement is accurate as of the date set forth on the cover. Changes may occur after that date and neither BBIG nor we undertake any obligation to update such information except in the normal course of our respective public disclosure obligations.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends on our common stock will be made at the discretion of our Board of Directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects, the terms of our outstanding indebtedness, and any other factors deemed relevant by our Board of Directors.

CAPITALIZATION

The following table sets forth our cash and equivalents and our capitalization as of June 30, 2021 on a historical and pro forma basis to give effect to the Separation as discussed in “The Separation.”

The pro forma adjustments are based upon available information and assumptions that we believe are reasonable; however, such adjustments are subject to change based on the finalization of the terms of the Separation and the agreements that define our relationship with BBIG after the completion of the Separation. In addition, such adjustments are estimates and may not prove to be accurate.

You should read the information in the following table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Combined Financial Statements,” and our historical financial statements and the related notes included elsewhere in this information statement.

We are providing the capitalization table for information purposes only. The capitalization table below may not reflect the capitalization or financial condition that would have resulted had we been operating as an independent, publicly traded company on November 5, 2021 and is not necessarily indicative of our future capitalization or financial condition.

Capitalization:	June 30, 2021
Cash and cash equivalents	$3,545,288
Shareholders’ equity	-
Parent’s net investment	8,885,237
Common stock	50,000
Additional paid in capital	-
Total capitalization	$12,480,525

The capitalization table above assumes that there will be 12,198,034 million shares of Cryptyde common stock outstanding upon consummation of the Spin-off and excludes 8,548,225 shares of common stock issuable upon the exercise of warrants the Company anticipates issuing upon the consummation of an Amendment Agreement among the Company, BBIG and an accredited investor.

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UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 22, 2022, Vinco Ventures, Inc., or BBIG, (F/K/A Edison Nation, Inc.), announced its plan to spin-off its packaging business, Ferguson Containers, Inc., and non-fungible tokens (“NFT”) business, EVNT Platform, LLC, to Cryptyde, Inc., collectively the Company (the “Separation”). In connection with the Separation, the Company will become an independent, publicly traded company holding, directly or indirectly through its subsidiaries, the assets and legal entities, subject to any related liabilities, associated with the packaging and NFT business of BBIG. The Separation is expected to become effective on [●], 2021.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are presented as if the Separation had occurred on January 1, 2020 and are based upon the unaudited condensed statements of operations of the Company for the six months ended June 30, 2021 and the unaudited condensed statements of operations of Ferguson Containers, Inc. and EVNT Platform, LLC for the six months ended June 30, 2021.

The financial statements of the Company, which includes Ferguson Containers, Inc. and EVNT Platform, LLC have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the audited financial statements of Ferguson Containers, Inc. for the year ended December 31, 2020 and the unaudited condensed statement of operations of Ferguson Containers, Inc. and EVNT Platform, LLC for the six months ended June 30, 2021. The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition and the effects of the foregoing items could, individually or in the aggregate, materially impact the unaudited pro forma condensed combined financial statements.

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CRYPTYDE, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

June 30, 2021

	Ferguson Containers, Inc.	EVNT Platform, LLC	Pro Forma Adjustments		Cryptyde, Inc.

Assets
Current assets:
Cash and cash equivalents	$220,663	$3,324,625	$-		$3,545,288
Accounts receivable	1,116,883	-	-		1,116,883
Inventory	101,107	-	-		101,107
Prepaid expenses and other current assets	1,387	5,288	-		6,675
Total current assets	1,440,040	3,329,913	-		4,769,953
Property and equipment, net	934,870	55,500	-		990,370
Intangible assets, net	-	7,363,187	-		7,363,187
Due from Parent	122,627	-	(122,627	)(1)	-
Total assets	$2,497,537	$10,748,600	$(122,627)		$13,123,510

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,624	$94,425	$-		$123,049
Accrued expenses and other current liabilities	12,216	-	-		12,216
Income tax payable	98,195	-	-		98,195
Current portion of notes payable	15,185	-	-		15,185
Total current liabilities	154,220	94,425	-		248,645

Notes payable, net of current portion	19,966	-	-		19,966
Deferred tax liabilities	82,104	-	-		82,104
Due to Parent	-	3,960,185	(3,960,185	)(1)	-
Total liabilities	$256,290	$4,054,610	$(3,960,185)		$350,715
Stockholders’ equity
Common stock, no par value, 400 shares authorized as of June 30, 2021	$50,000	$-	$(37,802	)(2)	$12,198
Additional paid-in-capital	-	7,551,987	3,875,360	(2)	11,004,573
Retained earnings (accumulated deficit)	2,191,247	(857,997)	-		1,756,024
Total stockholders’ equity	2,241,247	6,693,990	3,837,558		12,772,795
Total liabilities and stockholders’ equity	$2,497,537	$10,748,600	$(122,627)		$13,123,510

The accompanying notes are an integral part of these financial statements.

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CRYPTYDE, INC., AND SUBSIDIARIES

 UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2021

	Ferguson Containers, Inc.	EVNT Platform, LLC	Pro Forma Adjustments		Cryptyde, Inc.
Revenues, net	$3,764,346	$-	$-		$3,764,346
Cost of revenues	2,687,447	-	-		2,687,447
Gross profit	1,076,899	-	-		1,076,899

Operating expenses:
Selling, general and administrative	1,140,474	857,997	170,000	(3)(4)	2,168,471
Operating loss	(63,575)	(857,997)	(170,000)		(1,091,572)

Other (expense) income:
Rental income	54,407	-	-		54,407
Interest expense	(32,818)	-	-		(32,818)
Total other income, net	21,589	-	-		21,589
Loss before income taxes	(41,986)	(857,997)	(170,000)		(1,069,983)
Income tax benefit	(11,802)	-	-		(11,802)
Net loss	$(30,184)	$(857,997)	$(170,000)		$(1,058,181)
Net loss per share:
Net loss per share – basic	(75.46)				(0.09)
Net loss per share – diluted	(75,46)				(0.09)
Weighted average number of common shares outstanding – basic and diluted	400				12,198,034

The accompanying notes are an integral part of these financial statements

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CRYPTYDE, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2020

	Ferguson Containers, Inc.	EVNT Platform, LLC	Pro Forma Adjustments		Cryptyde, Inc.
Revenues, net	$6,719,894	$-	$-		$6,719,894
Cost of revenues	4,691,451	-	-		4,691,451
Gross profit	2,028,443	-	-		2,028,443

Operating expenses:
Selling, general and administrative	1,759,117	-	560,000	(5)(6)	2,319,117
Operating income (loss)	269,326	-	(560,000)		(290,674)

Other (expense) income:
Rental income	102,815	-	-		102,815
Interest expense	(112,295)	-	-		(112,295)
Total other (expense)	(9,480)	-	-		(9,480)
Income (loss) before income taxes	259,846	-	(560,000)		(300,154)
Income tax expense	67,399	-	-		67,399
Net income (loss)	$192,447	$-	$(560,000)		$(367,553)
Net loss per share:
Net loss per share – basic	481.12				(0.03)
Net loss per share – diluted	481.12				(0.03)
Weighted average number of common shares outstanding – basic and diluted	400				12,198,034

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NOTES TO PRO FORMA FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements are based on Ferguson Container, Inc.’s and EVNT Platform LLC’s historical financial statements as adjusted to give effect to the Separation. The unaudited pro forma combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give effect to the Separation as if it had occurred on January 1, 2020. The unaudited pro forma combined balance sheet as of June 30, 2021 gives effect to the Separation as if it had occurred on January 1, 2020. The Company has historically operated as part of Vinco Ventures, Inc. (“Parent”) and not as standalone companies. Financial statements representing the historical operations of the Parent’s packaging and non-fungible tokens (“NFT”) business have been derived from the Parent’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses and cost of sales from Parent. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of Parent. Parent allocations are discussed further in Note 2. As part of Parent, the Company is dependent upon Parent for a majority of its working capital and financing requirements as the Parent uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through the Parent due to/from account. Accordingly, none of Parent’s cash, cash equivalents or debt at the corporate level have been assigned to the Company in the financial statements. All significant transactions between the Company and Parent have been included in the accompanying combined financial statements. Transactions with Parent are reflected in the accompanying Unaudited Pro-Forma Combined Balance Sheets within “Due From Parent and Due To Parent.”

2. PRO FORMA ADJUSTMENTS

Pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.

Balance Sheet – June 30, 2021

1)	Reflects the elimination of the due to/from Parent upon the Separation.
2)	Reflects the anticipated shares to be issued upon the Distribution to the shareholders of Vinco Ventures, Inc based on the number of shares outstanding of 121,980,339 as of November 5, 2021 and giving effect to one share of common stock to be received for every ten shares of Vinco Ventures, Inc. common stock .

Statements of Operations – June 30, 2021

3)	Reflects the elimination of a portion of the management fee of $190,000.
4)	Reflects the anticipated salaries of the CEO, CFO and COO of $300,000 and $60,000 of benefits.

Statements of Operations – December 31, 2020

5)	Reflects the elimination of a portion of the management fee of $160,000.
6)	Reflects the anticipated salaries of the CEO, CFO and COO of $600,000 and $120,000 of benefits.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless otherwise indicated, the terms “Company,” “we,” “us,” or “our” refer to Cryptyde, Inc., a Nevada corporation, together with its consolidated subsidiaries. Defined terms in this section apply only to the discussion included in this section. The following discussion and analysis of the Company’s financial condition and results of operations should be read together with the Company’s financial statements and related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to the Company’s plans and strategy for the Company’s business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with the “Risk Factors” and “Cautionary Note Regarding Forwarding- Looking Statements” sections of this prospectus. Such risks and uncertainties could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

On June 24, 2021, BBIG announced plans for the complete legal and structural separation of the EVNT Platform, LLC from BBIG. On October 22, 2022, BBIG announced its plan to spin-off its packaging business, Ferguson Containers, Inc., and non-fungible tokens (“NFT”) business, EVNT Platform, LLC, to Cryptyde Inc., collectively the Company (the “Separation”). BBIG will distribute all of its equity interest in us, consisting of all of the outstanding shares of our Common Stock, to BBIG’s stockholders on a pro rata basis. Following the Spin-Off, BBIG will not own any equity interest in us, and we will operate independently from BBIG.

Our financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of BBIG. Our financial statements reflect our financial position, results of operations and cash flows as we were historically managed, in conformity with GAAP. Our financial statements include certain assets and liabilities that have historically been held at the BBIG corporate level but are specifically identifiable or otherwise attributable to us.

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All intercompany transactions between us and BBIG have been included in our financial statements and are considered to be settled in our consolidated financial statements at the time the Spin-Off becomes effective. The total net effect of the settlement of these intercompany transactions is reflected in our unaudited pro forma combined balance sheets as “Due to/from Parent.”

The historical costs and expenses reflected in our financial statements for Ferguson Containers, Inc. include an allocation for certain corporate shared service functions historically provided by BBIG including executive oversight, accounting, treasury, tax, legal, human resources, occupancy, procurement, information technology and other shared services. These expenses have been allocated to us on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis based on sales, headcount, tangible assets or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Our management believes the assumptions underlying our Ferguson Containers, Inc. financial statements, including the assumptions regarding the allocation of general corporate expenses from BBIG are reasonable. Nevertheless, our financial statements may not include all of the actual expenses that would have been incurred had we operated as a stand-alone company during the periods presented and may not reflect what our actual results of operations, financial position and cash flows would have been if we had operated as a stand-alone company during the periods presented. Actual costs that would have been incurred if we had operated as a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. Following the Spin-Off, we will perform these functions using our own resources or purchased services. Upon execution of a transition services agreement, we expect some of these functions will continue to be provided by BBIG.

Ferguson Containers, Inc. manufactures and sells custom packaging for virtually any product. In our experience, packaging has the capability to “tell” the products story, generating increased product awareness, promote brand image, and drive unit growth. Senior management has more than 100 years of combined experience marketing, producing and delivering packaging materials. A hallmark of our operation is our quick production cycle. We can often begin a production run within minutes of receipt of an order. Many of our products are manufactured from 100% post-consumer recycled material. When production is complete, we typically ship the product using our own trucks rather than relying on a common carrier. Fergco does not have long-term agreements with its customers, and instead manufactures and sells its packaging products subject to purchase orders from its customers. No assurances can be given that Fergco’s customers will continue to submit purchase orders for new products.

Cryptyde is a selective acquisitions firm focused on leveraging blockchain technology to disrupt consumer facing industries. Rather than create a new industry, we look to alter an existing one allowing us to gain adoption and reach scale faster. With this focus, we have first entered the music streaming industry with our launch of E-NFT.com; the first Streaming Music NFT Platform. With platform success we have expanded into the crypto mining ecosystem, leveraging our knowledge of blockchain technologies to bring BTC mining to a price point for the everyday consumer.

E-NFT.com

A new way for artists and content owners to distribute their intellectual property. Our proprietary streaming process allows for affordable NFT’s while avoiding expensive minting fee’s and the associated environmental consequences. Allowing fans to engage with content in new ways with our multi-media delivery system.

Full Scale AR / VR Bringing Digital to Life.

Augmented and Virtual Reality provide an in-depth full scale experience for the consumer. Whether experienced alone, or in conjunction with a real world physical event AR/VR allow consumers the ability to bring the metaverse to life. Whether it’s reliving a legendary performance or experiencing a new one, our AR/VR platforms offer full scale, photo realistic experiences.

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CW Machines LLC

Consumer Focused Mining Pools

CW Machines, our Joint Venture consumer focused BTC mining environment is focused on bringing BTC mining to the consumer level. By combining equipment sales, financing, co-location and management services, CW Machines will provide everything needed from start to finish for a consumer packaged into a one stop, one payment membership program.

Key Components of our Results of Operations

Revenues

We sell corrugated custom packaging to a wide array of customers. In addition, we will generate revenues from media properties through the sale of non-fungible tokens (“NFT’s”) and emerging blockchain and smart contract technologies.

Cost of Revenues

Our cost of revenues includes inventory costs, materials and supplies costs, internal labor costs and related benefits, subcontractor costs, depreciation, overhead and shipping and handling costs. Our costs will also include costs related to the creation of the NFT’s and any costs related to payments made to the artists.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance and professional expenses.

Rental Income

We earn rental income from a month-to-month lease on a portion of the building located in Washington, New Jersey that we previously owned. The building was sold in August 2021.

Interest Expense, Net

Interest expense includes the cost of our borrowings under our debt arrangements.

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Results of Operations

Six Months Ended June 30, 2021 versus Six Months Ended June 30, 2020

The following table sets forth information comparing the components of net (loss) income for the six months ended June 30, 2021 and 2020:

Ferguson Containers, Inc.

	Six Months Ended June 30,		Period over Period Change
	2021	2020	$	%

Revenues, net	$3,764,346	$3,363,089	$401,257	11.93%
Cost of revenues	2,687,447	2,429,589	257,858	10.61%
Gross profit	1,076,899	933,500	143,399	15.36%

Operating expenses:
Selling, general and administrative	1,140,474	857,456	283,018	33.01%
Operating (loss) income	(63,575)	76,044	(139,619)	-183.60%

Other (expense) income:
Rental income	54,407	51,407	3,000	5.84%
Interest (expense)	(32,818)	(61,407)	28,589	-46.56%
Total other income (expense), net	21,589	(10,000)	31,589	-315.89%
(Loss) income before income taxes	(41,986)	66,044	(108,030)	-163.57%
Income tax (benefit) expense	(11,802)	18,565	(30,367)	-163,57%
Net (loss) income	(30,184)	47,479	(77,663)	-163.57%

Revenue

For the six months ended June 30, 2021, revenues increased by $401,257 or 11.93%, as compared to the six months ended June 30, 2020. The increase was primarily the result of increased sales due to more demand for packaging materials related to increased shipment of goods by customers.

Cost of Revenues

For the six months ended June 30, 2021, cost of revenues increased by $257,858 or 10.61%, as compared to the six months ended June 30, 2020. The increase was primarily attributable to the increase in total revenues.

Gross Profit

For the six months ended June 30, 2021, gross profit increased by $143,399, or 15.36%, as compared to the six months ended June 30, 2020. The increase was primarily a result of the increase in revenues.

Operating Expenses

Selling, general and administrative expenses were $1,140,474 and $857,456 for the six months ended June 30, 2021 and 2020, respectively, representing an increase of $283,018, or 33.01%. The increase was primarily the result of an increases in payroll and related benefits of $273,163.

Rental Income

Rental income was $54,507 and $51,407 for the six months ended June 30, 2021 and 2020, respectively.

Interest expense

Interest expense was $32,818 for the six months ended June 30, 2021 versus $61,407 for the six months ended June 30, 2020. The decrease in interest expense was related to the repayment of the line of credit in 2021.

Income tax expense

Income tax expense was a benefit of $11,802 and a expense of $18,565 for the six months ended June 30, 2021 and 2020, respectively.

EVNT Platform, LLC

EVNT Platform, LLC was formed on April 13, 2021 and incurred $857,997 of selling, general and administrative expenses during the period April 13, 2021 (inception) to June 30, 2021. The selling, general and administrative expenses primarily relate to salaries and benefits of $422,773, depreciation and amortization of $188,800 and professional fees of $194,764. The Company had no revenue generating operations through June 30, 2021.

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Year Ended December 31, 2020 versus Year Ended December 31, 2019

The following table sets forth information comparing the components of net (loss) income for the years ended December 31, 2020 and 2019:

Ferguson Containers, Inc.

	Years Ended December 31,		Period over Period Change
	2020	2019	$	%

Revenues, net	$6,719,894	$5,833,477	$886,417	15.20%
Cost of revenues	4,691,451	4,210,633	480,818	11.42%
Gross profit	2,028,443	1,622,844	405,599	24.99%

Operating expenses:
Selling, general and administrative	1,759,117	1,744,946	14,171	0.81%
Operating income (loss)	269,326	(122,102)	391,428	-320.57%

Other (expense) income:
Rental income	102,815	102,815	-	0.00%
Interest (expense)	(112,295)	(77,847)	(34,448)	44.25%
Other income	-	3,054	(3,054)	-100.00%
Total other (loss) income, net	(9,480)	28,022	(37,502)	-133.83%
Income (loss) before income taxes	259,846	(94,080)	353,926	-376.20%
Income tax expense (benefit)	67,399	(53,660)	121,059	-225.60%
Net income (loss)	192,447	(40,420)	232,867	-576.12%

Revenue

For the year ended December 31, 2020, revenues increased by $886,417 or 15.20%, as compared to the year ended December 31, 2019. The increase was primarily the result of increased sales due to more demand for packaging materials related to increased shipment of goods by customers.

Cost of Revenues

For the year ended December 31, 2020, cost of revenues increased by $480,818 or 11.42%, as compared to the year ended December 31, 2019. The increase was primarily attributable to the increase in total revenues.

Gross Profit

For the year ended December 31, 2020, gross profit increased by $405,599, or 24.99%, as compared to the year ended December 31, 2019. The increase was primarily a result of the increase in revenues.

Operating Expenses

Selling, general and administrative expenses were $1,759,117 and $1,744,946 for the year ended December 31, 2020 and 2019, respectively, representing an increase of $14,171, or 10.99%. The increase was primarily the result of an increase in payroll and related benefits of $182,040 offset by a decrease in loss of disposals of $150,272.

Rental Income

Rental income was $102,815 for both the years ended December 31, 2020 and 2019, respectively.

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Interest expense

Interest expense was $112,295 for the year ended December 31, 2020 versus $77,847 for the year ended December 31, 2019. The increase in interest expense was related to increased borrowings due to increased revenues and factoring of receivables.

Income tax expense

Income tax expense (benefit) was a expense of $67,399 and a benefit of $53,660 for the year ended December 31, 2020 and 2019, respectively.

EVNT Platform, LLC

EVNT Platform, LLC was formed on April 13, 2021. The Company had no operations for the years ended December 31, 2020 and 2019, respectively.

Liquidity and Capital Resources

Ferguson Containers, Inc. has historically been positive cash flows from operations. In addition, the Company has no significant debt obligations. Since inception, Ferguson Containers Inc.’s operations have been funded principally through its operations.

EVNT Platform, LLC was a newly formed entity in April 2021 and has required funding from the Parent to launch the operations. EVNT Platform, LLC has no significant debt obligations. Since inception, EVNT Platform, LLC’s operations have been funded principally through fund provided by BBIG.

The Company believes that it currently has sufficient cash and financing commitments to meet its funding requirements over the next year. Notwithstanding, the Company expects that it will need to raise additional financing to accomplish its strategic plans over the next few years. The Company is seeking to obtain additional funding through debt and equity financing.

Cash Flows

Since inception, Ferguson Containers, Inc. has primarily used its available cash to fund its operations. The following table sets forth a summary of cash flows for the periods presented:

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Ferguson Containers, Inc.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2021	2020	2020	2019
Cash (used in) provided by:
Operating Activities	$452,354	$225,557	$493,058	$(757,555)
Investing Activities	(33,133)	(39,447)	(276,478)	(45,235)
Financing Activities	(375,317)	(137,692)	(118,522)	(104,220)
Net increase (decrease) in cash and restricted cash	$43,904	$48,418	$98,058	$(907,010)

Since inception, EVNT Platform, LLC has primarily used cash provided by the Parent to fund its operations. The following table sets forth a summary of cash flows for the periods presented:

EVNT Platform, LLC

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2021	2020	2020	2019
Cash (used in) provided by:
Operating Activities	$3,380,125	$-	$-	$-
Investing Activities	(55,500)	-	-	-
Financing Activities	-	-	-	-
Net increase in cash and restricted cash	$3,324,625	$-	$-	$-

Cash Flows for the Six Months Ended June 30, 2021 as Compared to the Six Months Ended June 30, 2020

Ferguson Containers, Inc.

Operating Activities

Net cash used in operating activities increased to $452,354 during the six months ended June 30, 2021, from $225,557 during the six months ended June 30, 2020. This increase was primarily driven by the repayment to Ferguson Containers of a portion of the Due from Parent.

Investing Activities

Net cash used in investing activities decreased to $33,133 during the six months ended June 30, 2021 from $39,447 during the six months ended June 30, 2020. This decrease consisted solely of decrease in cash used for property and equipment purchases.

Financing Activities

Net cash used in financing activities increased to $375,317 during the six months ended June 30, 2021 from $137,692 during the six months ended June 30, 2020. This increase primarily consisted of the paydown of the line of credit in 2021.

EVNT Platform, LLC

Operating Activities

Net cash provided by operating activities was $3,380,125 during the six months ended June 30, 2021. This cash provided by operating activities was primarily driven by the proceeds provided by Vinco Ventures, Inc. of $3,537,411 for operations.

Investing Activities

Net cash used in investing activities was $55,500 during the six months ended June 30, 2021. This cash used in investing activities consisted of the purchase of computer and technology related equipment to launch the operations.

Cash Flows for the Years Ended December 31, 2020 and 2019

Operating Activities

Ferguson Containers, Inc.

Net cash provided by operating activities was $493,058 during the year ended December 31, 2020, which consisted primarily of a net loss of $192,447, non-cash depreciation expense of $95,861, amortization of note discounts of $15,573, a decrease in accountings receivable of $140,091, a decrease from inventory of $24,958, an increase from accounts payable and accrued expenses of $45,433, and an increase from changes in Due to Parent of $299,983. Net cash used in operating activities was $757,555 during the year ended December 31, 2019, which consisted primarily of a net loss of $40,420, offset by non-cash depreciation expense of $113,286, amortization of note discounts of $15,573, a decrease from changes in accounts receivable of $24,618, a decrease from changes in inventory of $7,433, a increase from changes in prepaid expenses and other assets of $102,277, an decrease in changes in accounts payable and accrued expenses of $61,804, and a decrease from changes in due to Parent of $879,612.

Investing Activities

Ferguson Containers, Inc.

Net cash used in investing activities decreased to $276,478 during the year ended December 31, 2020 from $45,235 during the year ended December 31, 2019. This increase consisted solely of a increase in cash used for property and equipment purchases.

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Financing Activities

Ferguson Containers, Inc.

Net cash used in financing activities was $118,522 during the year ended December 31, 2020, from $104,220 for the year ended December 31, 2019. This increase primarily consisted of payments on the lines of credit.

Contractual Obligations and Commitments

The Company has no debt covenants that require certain financial information to be met.

Off-Balance Sheet Arrangements

The Company did not have any off-balance sheet arrangements as of June 30, 2021.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of the Company’s financial condition and results of operations is based on the Company’s combined financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. In accordance with U.S. GAAP, the Company bases its estimates on historical experience and on various other assumptions the Company believes are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

For information on the Company’s significant accounting policies please refer to Note 2 to the Company’s Financial Statements included in this prospectus.

BUSINESS

Cryptyde is a selective acquisitions firm focused on leveraging blockchain technology to disrupt consumer facing industries. Rather than create a new industry, we look to alter an existing one allowing us to gain adoption and reach scale faster. With this focus, we have first entered the music streaming industry with our launch of E-NFT.com; the first Streaming Music NFT Platform. With platform success we have expanded into the crypto mining ecosystem, leveraging our knowledge of blockchain technologies to bring BTC mining to a price point for the everyday consumer.

E-NFT.com

A new way for artists and content owners to distribute their intellectual property. Our proprietary streaming process allows for affordable NFT’s while avoiding expensive minting fee’s and the associated environmental consequences. Allowing fans to engage with your content in new ways with our multi-media delivery system.

Full Scale AR / VR Bringing Digital to Life.

Augmented and Virtual Reality provide an in-depth full scale experience for the consumer. Whether experienced alone, or in conjunction with a real world physical event AR/VR allow consumers the ability to bring the metaverse to life. Whether it’s reliving a legendary performance or experiencing a new one, our AR/VR platforms offer full scale, photo realistic experiences.

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CW Machines LLC

Consumer Focused Mining Pools

CW Machines, our Joint Venture consumer focused BTC mining environment is focused on bringing BTC mining to the consumer level. By combining equipment sales, financing, co-location and management services, CW Machines will provide everything needed from start to finish for a consumer packaged into a one stop, one payment membership program.

Separately from our emerging blockchain and smart contract business, Ferguson Containers, Inc. manufactures and sells custom packaging for virtually any product. In our experience, packaging has the capability to “tell” the products story, generating increased product awareness, promote brand image, and drive unit growth. Senior management has more than 100 years of combined experience marketing, producing and delivering packaging materials. A hallmark of our operation is our quick production cycle. We can often begin a production run within minutes of receipt of an order. Many of our products are manufactured from 100% post-consumer recycled material. When production is complete, we typically ship the product using our own trucks rather than relying on a common carrier. Fergco does not have long-term agreements with its customers, and instead manufactures and sells its packaging products subject to purchase orders from its customers. No assurances can be given that Fergco’s customers will continue to submit purchase orders for new products.

Leadership

For information regarding Company’s management and leadership team, see below under “Management” in this prospectus.

Business Strategy

Overview

Our unique position and multimedia approach makes fully poised to capitalize on the popularity of NFTs and be a pioneer in the NFT marketplace. We turn art and intellectual property into augmented and physical reality assets. Our company is building the next great shift in distribution and are drawing on decades of experience, creative vision, and programming prowess to deliver unparalleled digital solutions. Working through our industry connections we distribute original artwork featuring chart topping musicians, award winning actors/actresses and all-star athletes for consumers to have right in their living room through the use of traditional streaming, augmented or virtual reality. Our vision is for collectors to automatically become members of an exclusive community of fans with unique access to digital events and experiences by owning a memorable token from their favorite celebrity.

Employees

As of November 5, 2021, we had 24 employees that perform various administrative, finance and accounting, technology, and corporate management functions for the Company and its subsidiaries.

Properties

We currently lease office spaces located in Safety Harbor, FL, Las Vegas, NV pursuant leases that expire on July 31, 2024, and May 31, 2022, respectively. In addition, we lease office space in Alpha, NJ on a month-to-month basis.

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Legal Proceedings

During the normal course of its business, the Company may be subject to occasional legal proceedings and claims. There are currently no legal proceedings or claims asserted against the Company or its subsidiaries.

Strategy

Introduce a Continuing Stream of New and Differentiated High Quality Packaging and NFT Products that Drive Customer Satisfaction and Loyalty

Our unique position and multimedia approach makes fully poised to capitalize on the popularity of NFTs and be a pioneer in the NFT marketplace. We turn art and intellectual property into augmented and physical reality assets. Our company is building the next great artform and investment vehicle, and we have taken this to the next level by differentiating ourselves from all others. We draw on decades of experience, creative vision, and programming prowess to deliver advanced digital solutions.

Pursue Acquisitions that Financially and Strategically Complement our Current Business

We intend to continue to complement our organic growth initiatives by pursuing strategic acquisitions that will enable us to expand our product offerings, add new brands, penetrate adjacent and complementary markets, increase our customer base, expand our supply chain, increase our marketing and distribution capabilities, and enhance our operating results through improved acquired company performance, especially when we believe we can improve the performance and profitability of an acquired company through the implementation of our operating methods, strategies, and services. We believe the architecture of our brand lanes and sales organization provide us with a leverageable platform from which to integrate acquisitions quickly, achieve cost savings, provide immediate brand support, and add sales expertise to drive brand penetration within our existing customer base.

Our Digital Platform

We believe social media platforms, such as Facebook, Instagram, YouTube, LinkedIn, and Twitter, are effective in enabling us to showcase content, educate our customer base about our products, and generate enthusiasm for our brands. We continue to invest in new digital marketing to provide favorable customer experiences. Utilizing our digital platform, we operate branded websites designed to inform, inspire, and prepare our customers for packaging and NFT products. We believe our digital platform supports our core business and facilitates future sales growth and profitability.

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We utilize our websites, including www.cryptyde.com and www.e-nft.com, to market our products and to provide a wide range of information regarding our company to customers, consumers, dealers, distributors, investors, and government agencies.

Supply Chain and Production

Our packaging business does not have long-term contractual arrangements with any of our suppliers that guarantee us production capacity, prices, lead times, or delivery schedules. Our reliance on these independent parties exposes us to vulnerability because of our dependence on a few sources of supply. We believe, however, that other sources of supply are available. In addition, we continually strive to develop relationships with other sources of supply in order to reduce our dependence on any one source of supply. As a result, we believe that our current and other available suppliers will ensure that we obtain a sufficient supply of goods built to our specifications in a timely manner and on satisfactory economic terms.

Facilities and Distribution

We currently lease office spaces located in Safety Harbor, FL, Las Vegas, NV pursuant leases that expire on July 31, 2024, and May 31, 2022, respectively. In addition, we lease office space in Alpha, NJ on a month-to-month basis.

Patents, Trademarks, and Copyrights

We recognize the importance of innovation and protecting our intellectual property. We currently have patents and patents pending and have registered and unregistered trademarks related to our products. We apply for patents whenever we develop innovative new products, unique designs, or processes of commercial importance and seek trademark protection when we believe they provide a marketing advantage. We do not believe that our business is materially dependent on any single patent or trademark.

We rely on a combination of patents, copyrights, trade secrets, trademarks, trade dress, customer records, monitoring, brand protection services, confidentiality agreements, and other contractual provisions to protect our intellectual property.

Because of the significance of our brand names, our trademarks, service marks, trade dress, and copyrights are also important to our business. We have an active global program of trademark registration, monitoring, and enforcement.

We intend to vigorously pursue and challenge infringements of our patents, trademarks, service marks, trade dress, and copyrights, as we believe the goodwill associated with them is a cornerstone of our branding strategy.

Information Systems

Our information systems utilize leading software enterprise resource platforms, including procurement, inventory management, receivables management, and accounting. We utilize QuickBooks Enterprise as our ERP system, which is administered by BBIG through the Shared Services Agreement noted above.

After the Shared Services Agreement expires, we will either convert to our own instance of QuickBooks Enterprise or we will implement a new ERP system. Regardless of which decision is made, we believe our information systems infrastructure will support our growth strategy in the future.

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Acquisitions

On April 17, 2021, BBIG and EVNT Platform, LLC, a wholly owned subsidiary of Vinco (the “Company” or “Buyer”), entered into (and closed on) a certain Asset Contribution Agreement (“Asset Contribution Agreement”) with Emmersive Entertainment, Inc. (“Emmersive” or “Seller”), pursuant to which Emmersive contributed/transferred to the Company the assets used for Emmersive’s business, which include digital assets, software and certain physical assets (the “Contributed Assets”) in consideration for, among other things, the Company assuming certain obligations of Emmersive, hiring certain employees, and issuing 1,000,000 preferred membership units (“Preferred Units”) in the Company to Emmersive and/or its shareholders (“Preferred Members”) pursuant to a First Amended and Restated Operating Agreement for the Company dated as of April 17, 2021 (the “Amended Operating Agreement”). Certain put rights are associated with Preferred Units, which if exercised by the Preferred Members, obligates BBIG to purchase the Preferred Units in exchange for 1,000,000 shares of BBIG’s common stock (“Put Rights”). In addition, the Preferred Members have the opportunity to earn up to 4,000,000 Conditional Preferred Units if certain conditions are satisfied for each of the four earn out targets (“Earn-Out Targets”). The Earn-Out Targets are described below:

Earn-Out Target 1: In the event that the Company (1) develops a minimally viable product for the NFT Technology to validate the utility of the product/platform with features to attract and transact with customers and (2) is successful on-boarding a minimum of 10 approved influential celebrities on or before December 31, 2021, the Company shall issue to Emmersive and/or Emmersive’s Shareholders, 1,000,000 Conditional Preferred Units, with Put Rights.

Earn-Out Target 2: In the event that the Company generates a minimum of $7,000,000 in annualized booked revenues inclusive of revenues generated from the celebrities onboarded by the Company (collectively “Attributed Revenue”) in any three-calendar-month period ending on or before March 31, 2022 (i.e. more than $1,750,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with the Put Rights.

Earn-Out Target 3: In the event that the Company generates a minimum of $28,000,000 in annualized Attributed Revenues in any three-calendar-month period ending on or before December 31, 2022 (i.e. more than $7,000,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with Put Rights.

Earn Out Target 4: In the event that the Company generates a minimum of $62,000,000 in annualized Attributed Revenues in any three-calendar-month period ending on or before December 31, 2023 (i.e. more than $15,500,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with Put Rights.

On April 17, 2021, the transactions under both the Asset Contribution Agreement and Amended Operating Agreement closed. The assets acquired under the Asset Contribution Agreement will be owned by the Company after the Separation and will be key assets in the Company’s NFT business and are extremely valuable in the Company continuing to differentiate itself in the NFT marketplace.

Competition

We operate in a highly competitive market and encounter competition from both domestic and foreign participants. We believe we can effectively compete with all of our present competitors. We compete primarily based upon innovation, performance, price, quality, reliability, durability, consumer brand awareness, and customer service and support. Our competitors include a large number of private companies that directly compete with a number of our brands. Certain of our competitors may have more established brand names and stronger distribution channels than we do and have, or have through their owners, access to financial and marketing resources that are greater than we possess that may afford them the ability to invest more than we can in product development, intellectual property, and marketing. In addition, we compete with many other sporting and recreational products and activities companies for discretionary spending of consumers.

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Seasonality

Our business is not seasonal and there is not large fluctuations with our operations between quarterly revenues based on the time of year.

Government Regulation

Like other manufacturers and distributors of consumer products, we are required to comply with a wide variety of federal, state, and international laws, rules, and regulations, including those related to consumer products and consumer protection, advertising and marketing, labor and employment, data protection and privacy, intellectual property, workplace health and safety, the environment, the import and export of products, and tax matters. Our failure to comply with applicable federal, state, and international laws, rules, and regulations may result in our being subject to claims, lawsuits, fines, and adverse publicity that could have a material adverse effect on our business, operating results, and financial condition. These laws, rules, and regulations currently impose significant compliance requirements on our business, and more restrictive laws rules, and regulations may be adopted in the future. In the future, it is possible that NFTs become subject to regulation similar to the way in which securities are regulated. In the event NFTs become subject to regulation, the Company fully intends to comply with any such regulations.

Employees

As of November 5, 2021, we had 24 employees, nearly all of which were located in the United States. None of our employees are represented by a union in collective bargaining with us. We consider relations with our employees to be good.

Backlog

We currently do not have a material backlog of orders through our packaging business. Backlog consists of orders for which purchase orders have been received and which are generally scheduled for shipment within six months or subject to capacity constraints, including lack of available product. We allow orders received that have not yet shipped to be cancelled; therefore, our backlog may not be indicative of future sales.

MANAGEMENT

Executive Officers Following the Separation

The following table sets forth information, as of the date of this information statement, regarding certain individuals who are expected to serve as our directors and executive officers following the Separation. We expect that those individuals noted below, who are current employees of BBIG, except for Brian McFadden who resigned from his positions with BBIG effective as of September 23, 2021, will transfer from their respective employment with BBIG to our company and, immediately prior to the Separation, resign from any officer roles with BBIG.

The Company’s anticipated directors and executive officers as of November 5, 2021, are as follows:

Name	Age	Position
Brian McFadden	36	President and Chief Executive Officer, Director
Brett Vroman	41	Chief Financial Officer
Timothy Cabrera	50	Chief Operating Officer
Kevin O’Donnell	45	Chairman
Frank Jennings	49	Director
Louis Foreman	52	Director
Mary Ann Halford	56	Director

Brian McFadden. Age 36, Mr. McFadden has served as a member of the Board since October 13, 2021. Mr. McFadden currently serves as President and Chief Executive Officer and a member of the Board of Directors of the Company. Mr. McFadden previously served as the Chief Strategy Officer for Vinco Ventures, Inc. A serial entrepreneur himself, Mr. McFadden is charged with identifying and targeting company acquisitions to ensure long term growth and scale. Mr. McFadden brings with him a wealth of knowledge in the media acquisitions, and consumer products markets. Mr McFadden recently was involved in the acquisition and merger of a large social platform in the short form content space. A Hamilton College graduate, Mr. McFadden supports entrepreneurs in their early-stage growth efforts.

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Brett Vroman, Age 41, Mr. Vroman has served as Chief Financial Officer since October 13, 2021. Mr. Vroman has served as Vinco Venture, Inc.’s Chief Financial Officer since June 2019 and previously served as its Controller from May 2018 through May 2019. From October 2014 to May 2018, Mr. Vroman was Director of Financial Reporting at Avantor, Inc., a global manufacturer and distributor of high-quality products, services and solutions to customers and suppliers in the life science, advanced technology and applied materials industries. From March 2011 to October 2014, Mr. Vroman was employed as an Assurance Senior Manager at BDO USA, LLP, a public accounting, tax, consulting and business advisory firm and from December 2005 to February 2011, Mr. Vroman last held the position of Audit Manager at Smart and Associates, LLP, a business advisory and consulting firm. Mr. Vroman is a certified public accountant and holds a Bachelor of Science in Accounting from York College of Pennsylvania.

Timothy Cabrera is anticipated to serve as our Chief Operating Officer following the Separation. Mr. Cabrera is a process-driven leader who partners with CEOs, executives, and solo entrepreneurs to scale their personal and professional brands. After spending nearly three decades in C-level positions in a variety of industries, Timothy knows what is needed to drive growth: product lifecycle practices management, solid process engineering applications, and cross-functional teams focused on a common goal. He brings these core strengths to his role as Cryptyde’s Chief Operating Officer, where he will lead the daily operations across all subsidiaries. In his previous roles, Timothy has overseen the launch of several products in the safety and security space, co-founded a real estate investment company, and worked as a consultant focused on core business strategies, business process designs and e-commerce designs. He served as the technical director of a national video and film production company that created video-wall installations for the Miami Heat, Royal Caribbean Cruise Lines and Ellis Island. Tim earned an MBA in Entrepreneurship from Wayne Huizenga School of Business at NOVA Southeastern University where he served a two-term chairmanship of the Strategic Forum Student Group and a bachelor’s degree from Florida State University in Finance & International Business. He has been featured on CNN for his work in revitalizing community by giving renters the power of home ownership and received the National Integrity Award from the National Association of Mortgage Brokers (NAMB). He is an avid animal lover and an active member of the Dolphin Research and Rescue team.

Kevin O’Donnell. Mr. O’Donnell has served as the Chairman of the Board of Directors since October 13, 2021. Mr. O’Donnell founded PopTop Partners, LLC, a boutique operating and investment firm specializing in small to mid-market companies with an emphasis on the retail sector in April 2011. From May 2007 to June 2010, Mr. O’Donnell served as the Founder/President of KOR Capital, LLC, a private equity and consulting firm specializing in turn around management of mid-market companies. In addition, during the 2009 and 2010 seasons, Mr. O’Donnell served in a mentorship and leadership coaching roll with the Troy University football program focused on student-athlete performance both on and off the field. During that time, the Troy Trojans won 2 consecutive conference championships and appeared in both the 2009 GMAC Bowl and the 2010 New Orleans Bowl. From December 1999 to February 2007, Mr. O’Donnell was a Co-Founder and Principle of The Advantage Companies, a Human Resource Management organization. Mr. O’Donnell was instrumental in helping to lead the charge of Advantage from a start-up company with no employees to a company with 47 offices nationwide, 2,000 full time employees and revenues north of $150mm at the time of sale to a publicly traded NASDAQ firm. A consummate visionary and industry disrupter, Mr. O’Donnell has been an early-stage investor in multiple industries including hospitality, beverage, cannabis, hemp and technology. Mr. O’Donnell has served or continues to serve on numerous private and public boards including but not limited to SRM Entertainment, Vinco Ventures, Lakeside Alternatives Hospital Foundation and The University Club. Mr. O’Donnell brings close to 25 years of strategic corporate growth, financial structuring, leadership and business development initiatives to emerging growth companies.

Frank Jennings. Mr. Jennings has served as a member of the Board since October 13, 2021. Frank Jennings brings 30 years of experience in business development and management of sales professionals in a variety of disruptive technology-adjacent industries. Mr. Jennings currently serves as the Chief Sales Officer at Castlight Health. Castlight Health leverages its powerful data platform to help people navigate healthcare. From August 2014 to 2019, Mr. Jennings was employed as the Vice President of Sales, North America by Doctor on Demand, Inc., an innovative healthcare telemedicine provider. He currently serves as an advisor at Aptihealth and Covera Health and is on the Board of Directors for Vinco Ventures. Mr. Jennings is a co-founder of the CMK Foundation, a charitable organization which has been helping people in local communities since 2009.

Mary Ann Halford. Ms. Halford has served as a member of the Board since October 13, 2021. Mary Ann Halford has over 30 years of experience as both an operator and consultant to the global media and entertainment industry. She is currently a Partner in the TMT strategy consultancy Altman Solon. Previously she was a Senior Advisor to OC&C Strategy Consultants from December 2017 to December 2020. From March 2012 to April 2017, Ms. Halford was both a Managing Director and then a Senior Managing Director in FTI Consulting’s TMT Group working both in NY and London. Ms. Halford has founded and developed two consulting firms, BizWorks360 and Global Media Strategies. On the operational side, Ms. Halford built out the digital operations for ITN Networks from 2008 – 2009 and from 1997 through 2002, Ms. Halford built and developed the platform for the Fox International Channels Group. In addition, from 2007 through 2014, Ms. Halford served on the Board of Directors of Triton Digital. Ms. Halford received her Bachelor of Arts degree in Government and Economics from Georgetown University and her Master’s in Business Administration from Harvard University.

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Louis Foreman. Louis Foreman is founder and Chief Executive of Enventys, an integrated product design and engineering firm. Over the past 34 years Louis has created 10 successful start-ups and has been directly responsible for the creation of over 20 others. A prolific inventor, he is the inventor of 10 registered US Patents, and his firm is responsible for the development and filing of well over 700 more. Mr. Foreman currently serves as Chairman of the Board of Directors of the James Dyson Foundation, the Intellectual Property Owners Association (IPO), New Dominion Bank, The Federal Reserve Bank Industry Roundtable, Beyond Campus Innovations, Vinco Ventures, and the Intellectual Property Owners Educational Foundation (IPOEF). In 2013, Mr. Foreman was appointed by the SBA Administrator to serve on the National SBDC Advisory Board until the end of 2022. In 2011, he was appointed by Secretary Gary Locke to serve an additional three-year term. The Committee was created by Congress in 1999 to advise the Under Secretary of Commerce for Intellectual Property and Director of the United States Patent and Trademark Office on matters relating to the policies, goals, performance, budget, and user fees of the patent operation. 2008, Mr. Foreman was appointed by United States Secretary of Commerce Carlos M. Gutierrez to serve for a three-year term on the nine-person Patent Public Advisory Committee (PPAC) of the United States Patent and Trademark Office. In addition to being an inventor, Mr. Foreman was the creator of the Emmy® Award winning PBS TV show, Everyday Edisons, and served as the Executive Producer and lead judge. The show won 2 Emmys in 4 seasons and appeared nationally on PBS. In 2007, Louis became the publisher of Inventors Digest, a 35- year-old publication devoted to the topic of American Innovation. In 2009, his first book, The Independent Inventor’s Handbook, was published by Workman Publishing.

Corporate Governance

Director Nominations Process

Each year the Board nominates a slate of directors for election by stockholders at the annual meeting of stockholders based on the recommendations of the Nominating and Corporate Governance Committee. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations.

Director and Executive Officer Qualifications

Under our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate experience, skills and characteristics for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, our Nominating and Corporate Governance Committee, pursuant to our Corporate Governance Guidelines, takes into account many factors, including but not limited to: the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s business environment; the individual’s understanding of the Company’s businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. Our Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, our Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Company’s officers and Board of Directors is composed of a diverse group of leaders in their respective fields. Many of these officers or directors have senior leadership experience at various companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of the Company’s officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business investments and combinations.

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The Company, along with its officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of the Company’s directors and executive officers described above, provide the Company with a diverse range of perspectives and judgment necessary to facilitate the Company’s goals of shareholder value appreciation through organic and acquisition growth.

Number and Terms of Office of Officers and Directors

Our board of directors will consist of five directors, provided that the minimum and maximum number of directors may be increased or decreased by our board of directors from time to time. In accordance with our bylaws and Nevada law, our board of directors oversees the management of the business and affairs of the Company. Our directors are elected by our stockholders at our annual stockholders meeting for one-year terms and to serve until their successors are duly elected and qualified or until their earlier death, resignation or removal. Stockholders are not entitled to cumulative voting in the election of our directors.

Director Independence

Nasdaq listing standards require that a majority of the Company’s Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that Frank Jennings, Louis Foreman, and Mary Ann Halford qualify as independent directors in accordance with the Nasdaq listing rules.

Board Leadership Structure

Our Board does not have a formal policy regarding the combination of the roles of Chairman of the Board and Chief Executive Officer because the Board believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The Board believes that it is currently in the best interest of our stockholders that the role of Chairman be held by Michael Crawford, our Chief Executive Officer.

The Board may reconsider this leadership structure from time to time based on the leadership needs of our Board and the Company at any particular time. The Nominating and Corporate Governance Committee evaluates on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of the Company’s business and the long-term interests of our stockholders. The committee then makes recommendations to the Board concerning the Board’s leadership structure, including whether the roles of Chairman and Chief Executive Officer should be separated or combined.

Lead Independent Director

Under our Corporate Governance Guidelines, if the Chairman of the Board is not an independent director, as determined by the Nominating and Governance Committee and the Board, the independent directors will annually appoint one independent director to be the Lead Independent Director in accordance with the Director Nominating Agreement. Given that our Chairman is not an independent director, our independent directors have appointed Frank Jennings as our Lead Independent Director. The Lead Independent Director’s responsibilities are to: (i) preside over executive sessions of the independent directors and at all meetings at which the Chairman of the Board is not present; (ii) call meetings of the independent directors as he or she deems necessary; (iii) serve as a liaison between the Chairman of the Board and the independent directors; (iv) propose agendas and schedules for Board meetings in consultation with the Chairman of the Board; and (v) be available for consultation and communication if requested by stockholders.

Director Education

The Company provides an orientation program for new directors, which includes information with respect to, among other things, Board structure and operations, as well as the history, organizational structure and business of the Company. On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, legal and regulatory matters, compliance programs and other matters. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities as directors of the Company.

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Board’s Role in Risk Oversight

Our management is responsible for identifying risks facing our Company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure. The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight and is currently overseeing the Company’s business continuity risks, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the committees regularly reports to the Board.

The Audit Committee reviews and discusses with management and the Company’s auditors, as appropriate, the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board for approval an officer succession plan (the “Succession Plan”), reviewing the Succession Plan periodically with the Chief Executive Officer, evaluating potential candidates for executive positions and recommending to the Board any changes to and any candidates for succession under the Succession Plan.

In addition, the Board is presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board regular updates about our business. The Board considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.

Committees of the Board of Directors

Upon the consummation of the Business Combination, the Company established three Board committees and adopted charters for such committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Frank Jennings, Mary Ann Halford and Louis Foreman, were appointed to serve on the Company’s Audit Committee, with Louis Foreman serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Frank Jennings, Mary Ann Halford, Louis Foreman were appointed to serve on the Company’s Compensation Committee, with Frank Jennings serving as the chair. Frank Jennings, Mary Ann Halford, Louis Foreman were appointed to serve on the Company’s Nominating and Corporate Governance Committee, with Frank Jennings serving as the chair. Each of the committee charters is available on the Company’s website at www.cryptyde.com.

Audit Committee

The Audit Committee’s duties, which are specified in its charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual reports;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s duties, which are specified in its charter, include, but are not limited to:

●	identifying, evaluating and selecting, or recommending that the Board of Directors approve, nominees for election to the Board of Directors;

●	evaluating the performance of the Board of Directors and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to the Board of Directors regarding corporate governance guidelines and matters.

Compensation Committee

The Compensation Committee has overall responsibility for determining and approving the compensation of the Company’s Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are to be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions.

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Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of the Company. None of the Company’s executive officers serve, or have served during the last fiscal year, as a member of the Board of Directors, Compensation Committee, or other Board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of the Company’s directors or on the Compensation Committee.

Executive Sessions

Independent directors regularly meet in executive session at Board meetings without any members of management being present. The Lead Independent Director presides over the executive sessions, and may, as applicable, call executive sessions as appropriate.

Board and Board Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that directors are expected to prepare themselves for and attend all Board meetings, the annual meeting of stockholders and the meetings of the Board’s standing committees on which they serve.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which prohibits, among other things, our directors, officers and employees from engaging in any hedging or monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. In addition, our Insider Trading Policy prohibits our directors, officers and employees from engaging in certain short-term or speculative transactions in the Company’s securities, such as short-term trading, short sales and publicly traded options, which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by our directors, officers and employees.

Code of Business Conduct and Ethics

Upon consummation of the Business Combination, the Company adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The Code of Business Conduct and Ethics covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Business Conduct and Ethics is available on our website at www.Companyco.com. We intend to post any amendments to or waivers from our Code of Business Conduct and Ethics at this location on our website.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by writing the Company’s Office of the Secretary by mail at 200 9th Avenue, Suite 220, Safety Harbor, Florida 34695, Attention: Office of the Secretary or by email at investors@cryptyde.com. All communications that relate to matters within the scope of the responsibilities of the Board and its standing committees are to be forwarded to the Chairman of the Board. Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the Board are to be sent to the appropriate executive officer or employee.

Our “whistleblower” policy prohibits our Company or any of our employees from retaliating or taking any adverse action against anyone for raising a concern. If a stockholder or an employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, he or she may call our external service provider, toll-free at 866-980-2818.

Certain Legal Proceedings

To the knowledge of the Company’s management, there is no litigation currently pending or contemplated against any of its officers or directors in their capacity as such.

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Executive Sessions

We expect to regularly schedule executive sessions in which independent directors meet without the presence or participation of management. We expect that the Chairperson of our Board of Directors will serve as the presiding director of such executive sessions.

Board Structure

Our Amended and Restated Certificate of Incorporation will provide that our Board of Directors will be divided into three classes serving three-year staggered terms. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. No determination has been made regarding the directors to be in the individual classes. This classification of the Board of Directors may delay or prevent a change in control of our company or our management.

Board Committees

Effective upon the completion of the Separation, our bylaws will authorize our Board of Directors to appoint from among its members one or more committees consisting of one or more directors and our Board of Directors will have established an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee, each consisting entirely of independent directors as “independence” is defined by the listing standards of Nasdaq and by the SEC.

The Audit Committee

The purpose of the Audit Committee will include overseeing the financial and reporting processes of our company and the audits of the financial statements of our company and providing assistance to our Board of Directors with respect to its oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the Audit Committee will be set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. Our Board of Directors also expects that the Audit Committee will select the independent registered public accountant to conduct the annual audit of the financial statements of our company; review the proposed scope of such audit; review accounting and financial controls of our company with the independent registered public accountant and our financial accounting staff; and review and approve any transactions between us and our directors, officers, and its affiliates, also referred to as related-person transactions.

It is anticipated that the Audit Committee will consist of Mr. Jennings, Ms. Halford and Mr. Foreman. It is anticipated that Mr. Jennings chair the Audit Committee, whose qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. It is anticipated that Ms. Halford will chair the Audit Committee.

The Compensation Committee

It is anticipated that the purpose of the Compensation Committee will include determining, or, when appropriate, recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. It is anticipated that the Compensation Committee will make all decisions with respect to executive compensation. It is anticipated that the Compensation Committee will consist of Mr. Jennings, Ms. Halford and Mr. Foreman. It is anticipated that Mr. Jennings will chair the Compensation Committee.

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The Nominations and Corporate Governance Committee

It is anticipated that the purpose of the Nominations and Corporate Governance Committee will include the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, and the development and recommendation to our Board of Directors of corporate governance principles applicable to our company. It is anticipated that the Nominations and Corporate Governance Committee will consist of Mr. Jennings, Ms. Halford and Mr. Foreman. It is anticipated that Mr. Jennings will chair the Nominations and Corporate Governance Committee.

It is anticipated that the Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our Secretary at the address of our executive offices set forth in this information statement. It is anticipated that the Nominations and Corporate Governance Committee will identify and evaluate nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it will consider appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a then-need on our Board of Directors.

Risk Assessment of Compensation Policies and Practices

It is anticipated that we will assess the compensation policies and practices with respect to our employees, including our executive officers, and conclude that they do not create risks that are reasonably likely to have a material adverse effect on our company.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, it is anticipated that we will face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. It is anticipated that our management will be responsible for the day-to-day management of the risks we face. It is anticipated that our Board of Directors, as a whole and through its committees, will be responsible for the oversight of risk management.

In its anticipated oversight role, our Board of Directors’ involvement in our business strategy and strategic plans will play a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. It is anticipated that our Board of Directors will receive updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. It is anticipated that our Board of Directors will also review the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, securities repurchases, debt and equity placements, and product introductions.

It is anticipated that our board committees will assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Pursuant to its anticipated charter, the Audit Committee will oversee the financial and reporting processes of our company and the audit of the financial statements of our company and provide assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualification and independence, and the performance of our independent registered public accountant. It is anticipated that the Compensation Committee will consider the risk that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavor to assure that it is not reasonably likely that our compensation plans, and policies would have a material adverse effect on our company. It is anticipated that our Nominations and Corporate Governance Committee will oversee governance related risk, such as board independence, conflicts of interest of members of the Board of Directors and executive officers, and management and succession planning.

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Board Diversity

It is anticipated that we will seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our anticipated directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. It is anticipated that the assessment of prospective directors will be made in the context of the perceived needs of our Board of Directors from time to time.

We expect that all of our anticipated directors will be individuals of high character and integrity, able to work well with others, and committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each anticipated director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the anticipated needs of our company at any point in time. Our anticipated Corporate Governance Guidelines will support flexibility in the structure of our Board of Directors by not requiring the separation of the roles of Chief Executive Officer and Chairperson of the Board.

It is anticipated that our company will maintain separate roles between the Chief Executive Officer and Chairman of the Board in recognition of the differences between the two responsibilities. It is anticipated that our Chief Executive Officer will be responsible for setting our strategic direction and day-to-day leadership and performance of our company. Our Amended and Restated Bylaws will provide that the Chairperson of our Board of Directors will, when present, preside over all meetings of our stockholders and Board of Directors. We anticipate that the Chairperson of the Board will provide input to the Chief Executive Officer and set the agenda for board meetings of our Board of Directors.

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Clawback Policy

It is anticipated that we will maintain a compensation recovery, or clawback, policy. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws, it is anticipated that we will have the right to use reasonable efforts to recover from any then-current or then-former executive officers who have received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we will have been required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. It is anticipated that this policy will be administered by the Compensation Committee of our Board of Directors. Once final rules are adopted by the SEC regarding clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, it is anticipated that we will review this policy and make any amendments necessary to comply with the new rules.

Compensation Committee Interlocks and Insider Participation

Mr. Jennings, Ms. Halford and Mr. Foreman are expected to serve on our Compensation Committee. None of these individuals will have any material contractual or other relationships with our company except as directors. None of our executive officers served on the compensation committee or board of directors of any entity whose executive officers will serve as a member of our Board of Directors or our Compensation Committee.

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EXECUTIVE AND DIRECTOR COMPENSATION

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below.

Summary Compensation Table.

The following table presents summary information regarding the total compensation incurred by Vinco Ventures, Inc. for the years ended December 31, 2020 and 2019, for the named executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Brian McFadden	2020	-	-	-	-	-	-
Chief Operating Officer	2019	-	-	-	-	-	-

Brett Vroman (1)	2020	176,924	-	-	-	-	176,924
Chief Financial Officer	2019	180,000	-	-	-	-	180,000

Timothy Cabrera	2020	-	-	-	-	-	-
Chief Operating Officer	2019	-	-	-	-	-	-

(1)	Mr. Vroman’s compensation is his compensation as it pertains to Vinco Ventures, Inc.

Overview

The Company provides total compensation packages that are competitive, tailored to the unique characteristics and needs of the Company within its industry, and adequately reward its executives for their roles in creating value for our stockholders. The Company is competitive in its executive compensation with other similarly situated companies in its industry. The compensation decisions regarding the Company’s executives are based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the Company’s expectations.

The Company’s executive compensation program consists of three primary components: salary, incentive bonus and stock-based awards issued under an equity incentive plan. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, the Company’s performance and other information deemed relevant and timely.

Employment Agreements.

The Company anticipates entering into an Employment Agreement with Brian McFadden, Brett Vroman and Timothy Cabrera.

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Retirement Benefits

The Company will maintain a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the “Code”), commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan will be made available on the same basis to all employees, including the named executive officers. Each participant in the 401(k) plan will be able to elect to defer from 0% to 100% of compensation, subject to limitations under the Code and Employee Retirement Income Security Act.

Director Compensation

The Company’s Board of Directors’ compensation program that is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders.

The director annual compensation program provides the following compensation for independent, non-employee directors following the Business Combination:

●	An quarterly retainer (the “Quarterly Retainer”) of $5,000, and 5,000 TYDE Common Shares, a supplemental $10,000 annual retainer for the Audit Committee Chair, a supplemental $10,000 annual retainer for each of the Compensation Committee Chair and the Nominating and Governance Committee Chair;

●	Meeting attendance fees (the “Meeting Attendance Fees”) consist of (i) $1,000 per in-person meeting attended;

●	Additional compensation for ad hoc services on a case-by-case basis.

The 2021 Annual Retainer and Meeting Attendance Fees are paid in equal installments in arrears as soon as practicable after the last business day of each calendar quarter.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

The Company’s Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of the Board of Directors;

●	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

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●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

In addition, we have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings the Company may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee charter, the Audit Committee has the responsibility to review related person transactions.

The Separation from BBIG

In connection with the Separation, we will enter into a Separation and Distribution Agreement and several other agreements with BBIG to effect the Separation and provide a framework for our relationship with BBIG after the Separation. These agreements will provide for the allocation between us and our subsidiaries, on the one hand, and BBIG and its subsidiaries on the other hand, of the assets, liabilities, legal entities, and obligations associated with the packaging and NFT business, on the one hand, and BBIG’s other current businesses, on the other hand, and will govern the relationship between our company and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, subsequent to the Separation (including with respect to transition services, employee matters, intellectual property matters, tax matters, and certain other commercial relationships).

See “The Separation—Agreements with BBIG” for more information regarding these agreements.

Other Related Person Transactions

It is anticipated that, effective upon the Separation, we will enter into indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify and advance litigation expenses incurred by such individuals by reason of (i) their status as directors and/or officers of our company, (ii) their service in any capacity with respect to an employee benefit plan of our company or one or more of our majority owned subsidiaries, or (iii) their service as directors, officers, managers, general partners, trustees, employees, or agents of another entity (including a majority owned subsidiary of our company) at our request while directors and/or officers of our company to the fullest extent permitted by applicable law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this information statement, all of the outstanding shares of our common stock are owned by BBIG. After the Separation, BBIG will not directly or indirectly own any of our common stock. The following table sets forth certain information regarding the expected beneficial ownership of our common stock immediately following the consummation of the Distribution by (1) each named executive officer and director of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than 5% of BBIG common stock, which persons would be expected to own more than 5% of our common stock immediately following the consummation of the Distribution. We based the share amounts on each person’s beneficial ownership of BBIG common stock as of the close of business on July 9, 2021 and applying the distribution ratio of one share of our common stock for every four shares of BBIG common stock held as of the close of business on the Record Date, unless we indicate some other date or basis for the share amounts in the applicable footnotes. Immediately following the consummation of the Distribution, we expect that approximately 13,883,522 shares of our common stock will be issued and outstanding, based on the number of shares of BBIG common stock expected to be outstanding as of the Record Date. The actual number of outstanding shares of BBIG common stock immediately following the consummation of the Distribution will be determined on the Record Date.

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The following table sets forth information regarding the beneficial ownership of the Common Stock as of November 5, 2021:

●	each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company;

●	each of the Company’s officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The information below is based upon the Schedule 13D’s, Form 3’s and Form 4’s filed by certain of the parties below

The beneficial ownership percentages set forth in the table below are based on approximately 12,198,034 shares of Common Stock anticipated to be issued and outstanding upon the Distribution.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
5% Stockholders
Vinco Ventures, Inc. (1)	12,198,034	100.00%
Hudson Bay Master Fund, Ltd. (2)	7,452,925	9.99%
Current Executive Officers and Directors
Brian McFadden		*
Brett Vroman		*
Timothy Cabrera		*
Kevin O’Donnell		*
Frank Jennings
Louis Foreman		*
Mary Ann Halford		*

Total Executive Officers and Directors		*

(1)	Includes 12,198,034 shares of common stock issuable upon the distribution based upon 121,980,339 shares of BBIG outstanding as of November 5, 2021.

(2)	Includes 7,452,925 shares of common stock issuable upon exercise of the warrants based upon 74,529,254 shares of BBIG common stock issuable upon exercise of warrants as of November 5, 2021.

*	Less than 1%.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

The following is a discussion of the material U.S. federal income tax consequences of the Distribution to BBIG and U.S. Holders (as defined herein) of BBIG common stock. This discussion is based on the Code, the Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date of this information statement and all of which may change, possibly with retroactive effect. This discussion assumes that the Separation will be consummated in accordance with the Separation and Distribution Agreement and as described in this information statement.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of BBIG common stock that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it: (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to the control all substantial decisions; or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion addresses only the consequences of the Distribution to U.S. Holders that hold BBIG common stock as a capital asset. It does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of that stockholder’s particular circumstances or to a U.S. Holder subject to special treatment under the Code, such as:

●	a financial institution, underwriter, real estate investment trust, regulated investment company, or insurance company;

●	a tax-exempt organization;

●	a dealer or broker in securities or currencies;

●	a stockholder that holds BBIG common stock as part of a hedge, appreciated financial position, straddle, conversion, or other risk reduction transaction for U.S. federal income tax purposes;

●	former citizens or former long-term residents of the United States;

●	a stockholder that owns, or is deemed to own, at least 10%, by voting power or value, of BBIG’s equity;

●	a stockholder that is subject to the alternative minimum tax;

●	a stockholder that holds BBIG common stock through a partnership or other pass-through entity;

●	a stockholder that is required to accelerate the recognition of any item of gross income with respect to BBIG common stock as a result of such income being recognized on an applicable financial statement;

●	a stockholder that holds BBIG common stock in a tax-deferred account, such as an individual retirement account; or

●	a stockholder that acquired BBIG common stock pursuant to the exercise of employee stock options or otherwise as compensation.

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds BBIG common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax adviser.

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This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the Distribution. In addition, it does not address any estate, gift, or other non-income tax consequences or any non-U.S., state, or local tax consequences of the Distribution. Accordingly, holders of BBIG common stock should consult their tax advisers to determine the particular U.S. federal, state, or local or non-U.S. income or other tax consequences of the Distribution.

The Distribution

Assuming that the Transfer and the Distribution qualify as a tax-free transaction under Section 368(a)(1)(D) and Section 355 of the Code, for U.S. federal income tax purposes:

●	the Distribution will not result in the recognition of gain or loss to BBIG;

●	no gain or loss will be recognized by, and no amount will be included in the income of, U.S. Holders of BBIG common stock solely as a result of the receipt of our common stock in connection with the Distribution;

●	the aggregate tax basis of the shares of BBIG common stock and our common stock in the hands of each U.S. Holder of BBIG common stock immediately following the consummation of the Distribution (including any fractional shares deemed received, as discussed herein) will be the same as the aggregate tax basis such U.S. Holder has in the shares of BBIG common stock held immediately before the consummation of the Distribution, allocated between such BBIG common stock and our common stock (including any fractional shares deemed received) in proportion to their relative fair market values immediately following the consummation of the Distribution;

●	the holding period of any shares of our common stock received by a U.S. Holder of BBIG common stock in the Distribution (including any fractional shares deemed received) will include the holding period of the shares of BBIG common stock; and

●	a U.S. Holder of BBIG common stock that receives cash in lieu of a fractional share of our common stock will recognize capital gain or loss, measured by the difference between the cash received for such fractional share and the U.S. Holder’s tax basis in that fractional share, determined as described above, and such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the BBIG common stock is more than one year as of the closing date of the Distribution Date.

U.S. Holders of BBIG common stock that have acquired different blocks of BBIG common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate adjusted basis among, and their holding period of, our common stock distributed with respect to blocks of BBIG common stock.

If it is ultimately determined that the Transfer and the Distribution does not qualify as tax-free under Section 368(a)(1)(D) and Section 355 of the Code, then BBIG would recognize corporate level taxable gain on the Distribution in an amount equal to the excess, if any, of the fair market value of our common stock distributed to holders of BBIG common stock on the Distribution Date over BBIG’s tax basis in such stock. In addition, in such circumstances, each holder of BBIG common stock that receives shares of our common stock in connection with the Distribution would be treated as receiving a distribution in an amount equal to the fair market value of our common stock received, which generally would be taxed as a dividend to the extent of such holder’s ratable share of BBIG’s earnings and profits, including BBIG’s taxable gain, if any, on the Distribution, then treated as a non-taxable return of capital to the extent of the holder’s basis in BBIG common stock and thereafter treated as capital gain from the sale or exchange of BBIG common stock.

Even if the Transfer and the Distribution were otherwise to qualify as a tax-free transaction under Sections 368(a)(1)(D) and 355 of the Code, the Distribution may result in corporate level taxable gain to BBIG under Section 355(e) of the Code if either we or BBIG undergoes a 50% or greater ownership change as part of a plan or series of related transactions that includes the Distribution, potentially including transactions occurring after the Distribution. The process for determining whether one or more acquisitions or issuances triggering Section 355(e) has occurred, the extent to which any such acquisitions or issuances results in a change of ownership and the cumulative effect of any such acquisitions or issuances together with any prior acquisitions or issuances is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. If Section 355(e) applies as a result of such an acquisition or issuance, BBIG would recognize taxable gain as described above, but the Distribution would be tax-free to you (except for tax on any cash received in lieu of fractional shares). Under some circumstances, the Tax Matters Arrangement would require us to indemnify BBIG for the tax liability resulting from the application of Section 355(e). See “The Separation—Agreements with BBIG.”

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Under the Shared Services Agreement, we will generally be required to indemnify BBIG for the resulting taxes in the event that the Distribution and/or related transactions fail to qualify for their intended tax treatment due to any action by us or any of our subsidiaries (see “The Separation—Agreements with BBIG”). If the Distribution were to be taxable to BBIG, the liability for payment of such tax by BBIG or by us under the Tax Matters Arrangement could have a material adverse effect on BBIG or us, as the case may be.

Information Reporting and Backup Withholding

Applicable Treasury Regulations generally require holders who own at least 5% of the total outstanding stock of BBIG (by vote or value) and who receive our common stock pursuant to the Distribution to attach to their U.S. federal income tax return for the year in which the Distribution occurs a detailed statement setting forth certain information relating to the tax-free nature of the Distribution. BBIG and/or we will provide the appropriate information to each holder upon request, and each such holder is required to retain permanent records of this information.

In addition, payments of cash to a U.S. Holder of BBIG common stock in lieu of fractional shares of our common stock in connection with the Distribution may be subject to information reporting, unless the U.S. Holder provides the withholding agent with proof of an applicable exemption. Such payments that are subject to information reporting may also be subject to backup withholding, unless such U.S. Holder provides the withholding agent with a correct taxpayer identification number and otherwise complies with the requirements of the backup withholding rules. Backup withholding does not constitute additional tax, but merely an advance payment, which may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely supplied to the IRS.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

General

Pursuant to our Certificate of Incorporation, Cryptyde, Inc.’s authorized capital stock consists of (i) 10,000 shares of Common Stock, $.001 par value (“Common Stock”). As of November 5, 2021, there were 400 shares of Ferguson Container Inc.’s common stock outstanding, held by 1 stockholder of record. Subject to applicable Nasdaq Rules, our board of directors is authorized, without stockholder approval, to issue additional shares of our capital stock.

Common Stock

Voting Rights. Holders of Common Stock will exclusively possess all voting power and each share of Common Stock will have one vote on all matters submitted to our stockholders for a vote. Holders of Common Stock do not have any cumulative voting rights.

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Dividend Rights. Holders of Common Stock will be entitled to receive dividends or other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and share equally on a per share basis in all such dividends and other distributions.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Common Stock will be entitled to receive their ratable and proportionate share of our remaining assets.

Other Rights. Holders of Common Stock will have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Preferred Stock

Our board of directors is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Series A Preferred Stock

We currently have no shares of preferred stock outstanding.

Holders

As of November 5, 2021, BBIG was the only holder of record of our Common Stock, which excludes the shares of Common Stock underlying a warrant to purchase [●] shares of our Common Stock at an exercise price of $0.001 per share (the “TYDE Warrant”) expected to be issued to an accredited investor (the “Investor”) on the Record Date pursuant to a certain Amendment Agreement among the Company, BBIG and the Investor to be entered into.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors or by stockholders holding at least a majority of all the shares of Common Stock entitled to vote at the special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before a special meeting of stockholders must provide timely notice of their intent in writing. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Warrants

The Company anticipates entering into a certain Amendment Agreement (the “Agreement”) by and among the Company, BBIG and an accredited investor (the “Investor”), whereby the parties agree that, among other things, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the Agreement: (i) the Investor shall waive its right to receive the Spin-off Distribution (as defined in the TYDE Warrant (as defined below)) in the form of shares of the Company’s Common Stock and to receive instead a warrant issued by the Company to purchase such number of shares the Investor would have been entitled to receive in the Spin-off Distribution had the Investor exercised all of its BBIG Warrants (as defined in the Agreement) (without giving effect to any limitation or restriction on exercise set forth therein) on the Record Date (the “TYDE Warrant”), (ii) BBIG and the Investor shall amend the BBIG Warrants as set forth in Section 1(b) and Section 1(c) of the Agreement, (iii) on the Record Date, the Company shall issue the TYDE Warrant to the Investor, and (iv) contemporaneously with the execution of the Agreement, TYDE and the Investor entered into a Registration Rights Agreement to provide for all Registrable Securities (as defined therein) to be covered by a registration statement filed and declared effective on or prior to the Effectiveness Deadline (as defined in the Registration Rights Agreement). The exercise price applicable to the TYDE Warrant is expected to be $0.001, subject to adjustment as provided therein and an Alternate Cashless Exercise, as defined therein.

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Anti-Takeover Provisions

We are governed by the provisions of Nevada Revised Statutes 78.378 to 78.3793 because we are incorporated in Nevada, which prohibits a person who owns in excess of ten percent (10%) of our outstanding voting stock from merging, consolidating or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of ten percent (10%) of our outstanding voting stock, unless the merger, consolidation or combination is approved in a prescribed manner. Any provision in our Articles of Incorporation or our Bylaws or Nevada law that has the effect of delaying or deterring a change in control could limit the opportunity for our Shareholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

Exclusive Forum Selection

Article XIII of our Articles of Incorporation provide that, to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the courts of the State of Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s shareholders, (c) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws (as either might be amended from time to time), or (d) any action or proceeding asserting a claim against the Company governed by the internal affairs doctrine.

We believe the choice-of-forum provision in our Amended and Restated Articles of Incorporation provide will help provide for the orderly, efficient, and cost-effective resolution of Nevada-law issues affecting us by designating courts located in the State of Nevada (our state of incorporation) as the exclusive forum for cases involving such issues. However, this provision may limit a shareholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents. While there is no Nevada case law addressing the enforceability of this type of provision, Nevada courts have on prior occasion found persuasive authority in Delaware case law in the absence of Nevada statutory or case law specifically addressing an issue of corporate law. The Court of Chancery of the State of Delaware ruled in June 2013 that choice-of-forum provisions of a type similar to those included in our Amended and Restated Articles of Incorporation provide are not facially invalid under corporate law and constitute valid and enforceable contractual forum selection clauses. However, if a court were to find the choice-of-forum provision in our Amended and Restated Articles of Incorporation provide inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

Limitations on Personal Liability of Directors, Indemnification and Advancement Rights of Directors and Officers, and Director and Officer Insurance

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in our Articles of Incorporation provides for greater individual liability.

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Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

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Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Our Bylaws provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of our directors and officers incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by us.

Sale of Unregistered Securities

Prior to the Distribution, we will issue shares of our common stock to BBIG pursuant to Section 4(a)(2) of the Securities Act, which shares will be distributed to BBIG stockholders in the Distribution. We do not intend to register the issuance of the shares under the Securities Act because the issuance will not constitute a public offering.

Transfer Agent and Registrar

After the consummation of the Distribution, the transfer agent and registrar for TYDE common stock will be Nevada Agency & Transfer Company.

Listing

We have applied to have our common stock listed on Nasdaq under the ticker symbol “TYDE.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form 10 with the SEC with respect to the shares of our common stock being distributed as contemplated by this information statement. This information statement is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and our common stock, please refer to the registration statement, including its exhibits and schedules. While statements made in this information statement relating to any contract or other document include the material provisions of such contracts or other documents, such statements are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, as well as the annual and quarterly reports of BBIG and other information filed by BBIG with the SEC, on the Internet website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this information statement is not incorporated by reference into this information statement.

As a result of the consummation of the Distribution, we will become subject to the full information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will be required to file periodic reports with the SEC and will also file proxy statements, current reports, and other information with the SEC, which will be available on the Internet website maintained by the SEC at www.sec.gov.

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You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above, through our website at www.cryptyde.com, or by requesting them in writing or by telephone at the following address:

Cryptyde Inc.

2009 9th Avenue

Suite 220

Safety Harbor, Florida 34695

Phone: (866) 980-2818

Attention: Investor Relations

These documents are available without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement on Form 10 of which this information statement forms a part.

Following the Distribution Date, we intend to furnish our stockholders with annual reports containing financial statements prepared in accordance with U.S. generally accepted accounting principles and audited and reported on by, and with an opinion expressed by, an independent registered public accounting firm.

You should rely only on the information contained in this information statement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this information statement.

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F-1

FERGUSON CONTAINERS, INC.

BALANCE SHEETS

As of June 30, 2021 and December 31, 2020

	June 30, 2021 (Unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$220,663	$176,759
Accounts receivable	1,116,883	836,153
Inventories	101,107	114,198
Prepaid expenses and other current assets	1,387	7,209
Total current assets	1,440,040	1,134,319
Property and equipment, net	934,870	967,361
Due from parent	122,627	821,627
Total assets	$2,497,537	$2,923,307

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Line of credit	$-	$367,976
Note payable, current portion	15,185	14,848
Accounts payable	28,624	38,507
Accrued expenses	12,216	10,799
Income tax payable	98,195	109,998
Total current liabilities	154,220	542,128
Note payable, less current portion	19,966	27,644
Deferred tax liabilities	82,104	82,104
Total liabilities	256,290	651,876

Stockholder’s equity:
Common stock, 400 shares authorized and outstanding, no par value	50,000	50,000
Retained earnings	2,191,247	2,221,431
Total stockholder’s equity	2,241,247	2,271,431
Total liabilities and stockholder’s equity	$2,497,537	$2,923,307

The accompanying notes are an integral part of these financial statements.

F-2

FERGUSON CONTAINERS, INC.

STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2021 and 2020

	June 30, 2021 (Unaudited)	June 30, 2020 (Unaudited)

Revenues, net	$3,764,346	$3,363,089
Cost of revenues	2,687,447	2,429,589
Gross profit	1,076,899	933,500

Selling, general and administrative	1,140,474	857,456

Operating (loss) income	(63,575)	76,044

Non-operating income (expense):
Interest expense, net	(32,818)	(61,407)
Rental income	54,407	51,407
Total non-operating income (expense)	21,589	(10,000)

Net (loss) income before income taxes	(41,986)	66,044

Income tax (benefit) expense	(11,802)	18,565

Net (loss) income	$(30,184)	$47,479
Net (loss) income per share:
Net (loss) income per share - basic	(75.46)	118.70
Net (loss) income per share - diluted	(75.46)	118.70
Weight average number of common shares outstanding – basic and diluted	400	400

The accompanying notes are an integral part of these financial statements.

F-3

FERGUSON CONTAINERS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Six Months Ended June 30, 2021 and 2020

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance, January 1, 2021	400	$50,000	2,221,431	$2,271,431

Net loss		-	(30,184)	(30,184)

Balance, June 30, 2021 (Unaudited)	400	$50,000	$2,191,247	$2,241,247

		Common Stock	Retained Earnings	Total

Balance, January 1, 2020	400	$50,000	2,028,984	$2,078,984

Net income		-	47,479	47,479

Balance, June 30, 2020 (Unaudited)	400	50,000	2,076,463	2,126,463

The accompanying notes are an integral part of these financial statements.

F-4

FERGUSON CONTAINERS, INC.

STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2021 and 2020

	June 30, 2021 (Unaudited)	June 30, 2020 (Unaudited)

Cash flows from operating activities:
Net (loss) income	$(30,184)	$47,479
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	65,624	41,667
Amortization of debt issuance costs	-	15,573
Changes in assets and liabilities:
Accounts receivable	(280,731)	(219,267)
Inventory	13,091	(20,726)
Prepaid expenses and other current assets	5,822	3,403
Accounts payable	(9,883)	107,854
Accrued expenses and other current liabilities	(10,386)	144,926
Due from Parent	699,001	104,648
Net cash provided by operating activities	452,354	225,557

Cash flows from investing activities:
Purchases of property and equipment	(33,133)	(39,447)
Net cash used in investing activities	(33,133)	(39,447)

Cash flows from financing activities:
Repayments under lines of credit	(367,976)	(130,674)
Repayments under notes payable	(7,341)	(7,018)
Net cash used in financing activities	(375,317)	(137,692)
Net increase in cash and cash equivalents	43,904	48,418

Cash and cash equivalents, beginning of the year	176,759	78,701
Cash and cash equivalents, end of the year	220,663	127,119

Supplemental disclosure of cash flow information:
Cash paid for interest	32,818	61,407
Cash paid for income taxes	-	-

The accompanying notes are an integral part of these financial statements.

F-5

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

As used herein, “Fergco” and the “Company” refer to Ferguson Containers, Inc. and/or where applicable, its management, a New Jersey corporation incorporated on September 14, 1966 under the laws of the State of New Jersey. The Company produces and sells a variety of container board, corrugated products and specialty paper products in North America. The Company was incorporated on September 14, 1966 in New Jersey. The Company is 100% owned by Vinco Ventures, Inc. (“Vinco”).

The condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not contain all information and footnotes required by GAAP for annual financial statements. The condensed financial statements include the accounts of the Company. In the opinion of the Company’s management, all the adjustments necessary for a fair presentation of the financial position and operating results have been included in these financial statements. These unaudited condensed financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2020.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company’s significant estimates used in these financial statements include, but are not limited to, revenue recognition and the determination of the economic useful life of depreciable property and equipment. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable. Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. Management estimates the allowance for bad debts based on existing economic conditions, historical experience, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted. All accounts receivable is currently deemed collectible and no allowance for doubtful account was required as of June 30, 2021 and December 31, 2020, respectively. There are no concentrations greater than 10% of total accounts receivable.

Inventories. Inventory is recorded at the lower of cost or net realizable value on a first-in, first-out basis. The Company reduces the carrying value of inventories for those items that are potentially excess, obsolete, or slow moving based on changes in customer demand, technology developments, or other economic factors.

Property and Equipment. Property and equipment are stated at cost, net of accumulated depreciation and amortization, which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets, as follows: 3 to 5 years for office equipment, 5 to 7 years for furniture and fixtures, 6 to 10 years for machinery and equipment, 10 to 15 years for building improvements, 5 years for software, 5 years for molds, 5 to 7 years for vehicles and 40 years for buildings. When fixed assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statements of operations for the respective period. Minor additions and repairs are expensed in the period incurred. Major additions and repairs which extend the useful life of existing assets are capitalized and depreciated using the straight-line method over their remaining estimated useful lives.

Impairment of Long-lived Assets. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company assesses the recoverability of its long-lived assets using undiscounted cash flows. If an asset is found to be impaired, the amount recognized for impairment is equal to the difference between the carrying value and the asset’s fair value. The Company did not record any impairment charges related to long-lived assets during the six months ended June 30, 2021 and 2020.

Contingent Liabilities. The Company, from time to time, may be involved in certain legal proceedings. Based upon consultation with outside counsel handling its defense in these matters and the Company’s analysis of potential outcomes, if the Company determines that a loss arising from such matters is probable and can be reasonably estimated, an estimate of the contingent liability is recorded in its financial statements. If only a range of estimated loss can be determined, an amount within the range that, based on estimates, assumptions and judgments, reflects the most likely outcome, is recorded as a contingent liability in the financial statements. In situations where none of the estimates within the estimated range is a better estimate of probable loss than any other amount, the Company records the low end of the range. Any such accrual would be charged to expense in the appropriate period. Litigation expenses for these types of contingencies are recognized in the period in which the litigation services were provided.

F-6

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

Revenue Recognition. Generally, the Company considers all revenues as arising from contracts with customers. Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 – Identify the Contract with the Customer – A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probable that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

Step 2 – Identify Performance Obligations in the Contract – Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Step 3 – Determine the Transaction Price – When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

Step 4 – Allocate the Transaction Price – After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price (SSP) at contract inception.

Step 5 – Satisfaction of the Performance Obligations (and Recognize Revenue) – Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

All of the Company’s revenues continue to be recognized when control of the goods are transferred to the customer, which is upon delivery of the finished goods to the customer. All sales have fixed pricing and there are currently no material variable components included in the Company’s revenue. Additionally, the Company will issue credits for defective merchandise, historically these credits for defective merchandise have not been material. Based on the Company’s analysis of the new revenue standards, revenue recognition from the sale of finished goods to customers, which represents substantially all of the Company’s revenues, was not impacted by the adoption of the new revenue standards.

Disaggregation of Revenue. The Company’s primary revenue streams include the sale of corrugated packaging materials. There are no other material operations that were separately disaggregated for segment purposes. The Company has income from rental operations which is includes as part of other income in the statements of operations.

Cost of Revenues. Cost of revenues includes freight charges, purchasing and receiving costs, depreciation and inspection costs.

Income Taxes. The Company accounts for income taxes under the provisions of the Financial Accounting Standards Board (“FASB”) ASC Topic 740 “Income Taxes” (“ASC Topic 740”). The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of June 30, 2021 and December 31, 2020. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of operations.

F-7

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable and other current liabilities approximate fair values due to the short-term nature of these instruments.

Concentration of Credit Risks. Financial instruments that potentially subject the Company to concentrations of credit risk are cash equivalents, accounts receivable and revenues. Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. The Company has not experienced any significant losses on its deposits of cash and cash equivalents.

Recent Accounting Standards. The recent accounting standards that the Company identified that could have any impact on our financial statements were as follows:

In August 2018, the FASB issued new accounting guidance that eliminates, adds and modifies certain disclosure requirements for fair value measurements. Among the changes, an entity will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, but will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019; early adoption is permitted. Since this accounting guidance only revises disclosure requirements, the adoption of this standard did not have a material impact on the Company’s financial statements.

F-8

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

Subsequent Events. The Company has evaluated subsequent events through the date which the financial statements were issued. Based upon the evaluation, except for items described in Note 8, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Segment Reporting. The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chairman and Chief Executive Officer (“CEO”) of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company’s primary revenue streams include the sale of corrugated packaging materials and therefore the Company only identifies one reportable operating segment.

F-9

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

3. INVENTORIES

Inventories consist of the following at June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020

Raw materials	$24,840	$71,484
Finished goods	76,267	42,714
Total inventories	$101,107	$114,198

4. DUE TO AND FROM PARENT

As of June 30, 2021 and December 31, 2020, due from parent consists of net amounts due from Vinco related to borrowings for working capital needs and management fees charged by Vinco Ventures, Inc. to Ferguson Containers, Inc. as well as other operating expenses that were paid for on behalf of one to the other. As of June 30, 2021 and December 31, 2020, the net amount due from parent was $122,627 and $821,627, respectively. Such amounts are not due currently. The Parent billed the Company management fees of $230,000 and $77,760 for the years ended June 30, 2021 and 2020, respectively. The due to and from Parent will be considered to be settled at the time the anticipated Spin-Off of Ferguson Containers, Inc. and EVNT Platform, LLC from Vinco Ventures, Inc. becomes effective.

F-10

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

5. DEBT

Principal due under the line of credit and note payable was as follows as of June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020

Line of credit	$-	$367,976

Note payable	35,151	42,492
Less: note payable, current portion	(15,185)	(14,848)
Note payable, net of current portion	$19,966	$27,644

On February 21, 2020, the Company entered into a receivables financing arrangement (the “Factoring Agreement”) for certain receivables of the Company not to exceed $1,250,000 at any one time. The agreement allows for borrowings up to 85% of the outstanding receivable based on the credit quality of the customer. The fee is between 1% and 2% of the total invoices financed. The balance at December 31, 2020 is $367,976. On March 31, 2021, the Company fully paid off the remaining balance.

6. STOCKHOLDER’S EQUITY

Common Stock. Vinco Ventures, Inc. owns 100% of the issued and outstanding common stock of Ferguson Containers, Inc. As of June 30, 2021 and December 31, 2020, the Company has 400 shares of issued and outstanding shares of common stock.

7. COMMITMENTS AND CONTINGENCIES

Operating Leases. The Company leases certain office space from an entity affiliated through common ownership under operating lease agreement on a month-to-month basis.

Rent expense for the six months ended June 30, 2021 and 2020 was $53,400 and $53,400, respectively. Rental payments are expensed in the statements of operations in the period to which they relate.

8. SUBSEQUENT EVENTS

On August 25, 2021, the Company sold the building located in Washington, NJ for gross proceeds of $850,000. The net proceeds of $763,665 were used to partially payoff the note on Vinco Ventures, Inc. to the Ferguson Family of $876,500.

On September 16, 2021, EVNT Platform, LLC became a wholly-owned subsidiary of Ferguson Containers, Inc.

On September 16, 2021, Cryptyde Shares Services, LLC was formed as a wholly-owned subsidiary of Ferguson Containers, Inc. under the laws of the State of Nevada.

F-11

EVNT PLATFORM, LLC

BALANCE SHEETS

As of June 30, 2021

June 30, 2021 (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,324,625
Prepaid expenses and other current assets	5,288
Total current assets	3,329,913
Property and equipment, net	55,500
Intangible assets, net	7,363,187
Total assets	$10,748,600

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$94,425
Total current liabilities	94,425
Due to Parent	3,960,185
Total liabilities	4,054,610

Commitments and contingencies	-

Member’s equity:
Member’s equity	4,593,991
Preferred units, 1,000,000 units outstanding	2,100,000
Total member’s equity	6,693,990
Total liabilities and member’s equity	$10,748,600

The accompanying notes are an integral part of these financial statements.

F-12

EVNT PLATFORM, LLC

STATEMENTS OF OPERATIONS

For the Period from April 13, 2021 (inception) to June 30, 2021

June 30, 2021 (Unaudited)

Revenues, net	$-
Cost of revenues	-
Gross profit	-

Selling, general and administrative	857,997

Operating loss	(857,997)

Net loss before income taxes	(857,997)

Income taxes	-

Net loss	$(857,997)

The accompanying notes are an integral part of these financial statements.

F-13

EVNT PLATFORM, LLC

STATEMENTS OF MEMBERS’ EQUITY

For the Period from April 13, 2021 (inception) to June 30, 2021

	Preferred Units		Members’ Equity
	Units	Amounts	(Unaudited)

Balance, April 13, 2021 (inception)			$-

Issuance of 1,000,000 preferred shares	1,000,000	2,100,000	2,100,000

Shares reserved for future issuance related to purchase of EVNT Platform			5,300,000

Contributions			151,987

Net loss			(857,997)

Balance, June 30, 2021	1,000,000	2,100,000	$6,693,991

The accompanying notes are an integral part of these financial statements.

F-14

EVNT PLATFORM, LLC

STATEMENTS OF CASH FLOWS

For the Period from April 13, 2021 (inception) to June 30, 2021

June 30, 2021

Cash flows from operating activities:
Net loss	$(857,997)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization	188,800
Changes in assets and liabilities:
Prepaid expenses and other current assets	(5,288)
Accounts payable	94,425
Due from Parent	3,960,185
Net cash provided by operating activities	3,380,125

Cash flows from investing activities:
Purchases of property and equipment	(55,500)

Net cash used in investing activities	(55,500)

Net increase in cash and cash equivalents	3,324,625

Cash and cash equivalents, beginning of the year	-
Cash and cash equivalents, end of the year	3,324,625

Supplemental disclosure of cash flow information:
Shares reserved for future issuance related to purchase of EVNT Platform	5,300,000
Issuance of 1,000,000 preferred units	2,100,000
Settlement of liabilities through issuance of Parent common stock	151,987

The accompanying notes are an integral part of these financial statements.

F-15

EVNT PLATFORM, LLC

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

As used herein, “Emmersive” and the “Company” refer to EVNT Platform, LLC, and/or where applicable, its management. The Company produces and sells non-fungible tokens through an online marketplace. The Company was formed on April 13, 2021 in Nevada. The Company is 100% owned by Vinco Ventures, Inc. (“Vinco”).

The condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not contain all information and footnotes required by GAAP for annual financial statements. The condensed financial statements include the accounts of the Company. In the opinion of the Company’s management, all the adjustments necessary for a fair presentation of the financial position and operating results have been included in these financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company’s significant estimates used in these financial statements include, but are not limited to, the recoverability and useful lives of long-lived assets and the determination of the economic useful life of depreciable property and equipment. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Property and Equipment. Property and equipment are stated at cost, net of accumulated depreciation and amortization, which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets, as follows: 3 to 5 years for computer and office equipment. When fixed assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statements of operations for the respective period. Minor additions and repairs are expensed in the period incurred. Major additions and repairs which extend the useful life of existing assets are capitalized and depreciated using the straight-line method over their remaining estimated useful lives.

Impairment of Long-lived Assets. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company assesses the recoverability of its long-lived assets using undiscounted cash flows. If an asset is found to be impaired, the amount recognized for impairment is equal to the difference between the carrying value and the asset’s fair value. The Company did not record any impairment charges related to long-lived assets during the six months ended June 30, 2021 and 2020.

Intangible Assets. We record intangible assets based on their fair value on the date of acquisition. Developed technology costs are amortized utilizing the straight-line method over their remaining economic useful lives, estimated to be 10 years for the developed technology. The Company reviews long-lived assets and intangible assets for potential impairment annually and when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. In the event the expected undiscounted future cash flows resulting from the use of the asset is less than the carrying amount of the asset, an impairment loss is recorded equal to the excess of the asset’s carrying value over its fair value. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows. In the event that management decides to no longer allocate resources to a intangible asset, an impairment loss equal to the remaining carrying value of the asset is recorded.

Contingent Liabilities. The Company, from time to time, may be involved in certain legal proceedings. Based upon consultation with outside counsel handling its defense in these matters and the Company’s analysis of potential outcomes, if the Company determines that a loss arising from such matters is probable and can be reasonably estimated, an estimate of the contingent liability is recorded in its financial statements. If only a range of estimated loss can be determined, an amount within the range that, based on estimates, assumptions and judgments, reflects the most likely outcome, is recorded as a contingent liability in the financial statements. In situations where none of the estimates within the estimated range is a better estimate of probable loss than any other amount, the Company records the low end of the range. Any such accrual would be charged to expense in the appropriate period. Litigation expenses for these types of contingencies are recognized in the period in which the litigation services were provided.

F-16

EVNT PLATFORM, LLC

NOTES TO FINANCIAL STATEMENTS

Revenue Recognition. Generally, the Company considers all revenues as arising from contracts with customers. Revenue will be recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 – Identify the Contract with the Customer – A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probable that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

Step 2 – Identify Performance Obligations in the Contract – Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Step 3 – Determine the Transaction Price – When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

Step 4 – Allocate the Transaction Price – After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price (SSP) at contract inception.

Step 5 – Satisfaction of the Performance Obligations (and Recognize Revenue) – Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

Disaggregation of Revenue. The Company’s primary revenue streams will include the sale of non-fungible tokens (“NFTs”). There are no other material operations that were separately disaggregated for segment purposes.

Cost of Revenues. Cost of revenues will include the developmental costs incurred to create the NFT’s.

Income Taxes. The Company accounts for income taxes under the provisions of the Financial Accounting Standards Board (“FASB”) ASC Topic 740 “Income Taxes” (“ASC Topic 740”). The Company was formed as a limited liability company under the laws of the State of Nevada. As such, net income or loss is not subject to federal or state corporate income taxes, but rather is included in taxable income or loss of individual member. Accordingly, no provision for income taxes has been included in the accompanying financial statements. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of June 30, 2021. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

F-17

EVNT PLATFORM, LLC

NOTES TO FINANCIAL STATEMENTS

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable and accounts payable liabilities approximate fair values due to the short-term nature of these instruments.

Concentration of Credit Risks. Financial instruments that potentially subject the Company to concentrations of credit risk are cash equivalents, accounts receivable and revenues. Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. The Company has not experienced any significant losses on its deposits of cash and cash equivalents.

Recently Adopted Accounting Standards.

In August 2018, the FASB issued new accounting guidance that eliminates, adds and modifies certain disclosure requirements for fair value measurements. Among the changes, an entity will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, but will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019; early adoption is permitted. Since this accounting guidance only revises disclosure requirements, the adoption of this standard did not have a material impact on the Company’s financial statements.

F-18

EVNT PLATFORM, LLC

NOTES TO FINANCIAL STATEMENTS

Subsequent Events. The Company has evaluated subsequent events through the date which the financial statements were issued. Based upon the evaluation, except for items described in Note 8, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Segment Reporting. The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chairman and Chief Executive Officer (“CEO”) of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company’s primary revenue streams will include the sale of non-fungible tokens through an online marketplace and therefore the Company only identifies one reportable operating segment.

F-19

EVNT PLATFORM, LLC

NOTES TO FINANCIAL STATEMENTS

3. PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following at June 30, 2021:

2021

Computer and equipment	$55,500

55,500
Less: accumulated depreciation	-
Total property and equipment, net	$55,500

Depreciation and amortization expense was $0 for the period from April 13, 2021 to June 30, 2021.

4. INTANGIBLE ASSETS, NET

Intangible assets consist of the following at June 30, 2021:

2021

Developed Technology	$7,551,987

7,551,987
Less: accumulated amortization	(188,800)
Total intangible assets, net	$7,363,187

Amortization expense was $188,800 for the period from April 13, 2021 to June 30, 2021.

5. DUE TO PARENT

As of June 30, 2021, due to parent consists of net amounts due to Vinco Ventures, Inc. (“Parent”) related to borrowings for working capital needs by EVNT Platform, LLC as well as other operating expenses and employee related expenses that were paid for on behalf of one to the other. As of June 30, 2021, the net amount due to Parent was $3,960,185. Such amounts are not due currently. The Parent billed the Company salaries and benefits of $422,773 for the six months ended June 30, 2021. The due to Parent will be settled in the financial statements at the time the anticipated Spin-Off of Ferguson Containers, Inc. and EVNT Platform, LLC from Vinco Ventures, Inc.

F-20

EVNT PLATFORM, LLC

NOTES TO FINANCIAL STATEMENTS

6. MEMBERSHIP EQUITY

Membership Units. Vinco Ventures, Inc. owns 100% of the membership interest of EVNT Platform, LLC.

Earnout. On April 17, 2021, Vinco Ventures, Inc. (“Vinco”) and EVNT Platform, LLC, a wholly owned subsidiary of Vinco (“the Company” or “Buyer”), entered into (and closed on) a certain Asset Contribution Agreement (“Asset Contribution Agreement”) with Emmersive Entertainment, Inc. (“Emmersive” or “Seller”), pursuant to which Emmersive contributed/transferred to the Company the assets used for Emmersive’s business, which include digital assets, software and certain physical assets (the “Contributed Assets”) in consideration for, among other things, the Company assuming certain obligations of Emmersive, hiring certain employees, and issuing 1,000,000 preferred membership units (“Preferred Units”) in the Company to Emmersive and/or its shareholders (“Preferred Members”) pursuant to a First Amended and Restated Operating Agreement for the Company dated as of April 17, 2021(“Amended Operating Agreement”). Certain put rights are associated with Preferred Units, which if exercised by the Preferred Members, obligates Vinco to purchase the Preferred Units in exchange for 1,000,000 shares of Vinco Venture’s common stock (“Put Rights”). In addition, the Preferred Members have the opportunity to earn up to 4,000,000 Conditional Preferred Units if certain conditions are satisfied for each of the four earn out targets (“Earn-Out Targets”). The Earn-Out Targets are described below:

Earn-Out Target 1: In the event that the Company (1) develops a minimally viable product for the NFT Technology to validate the utility of the product/platform with features to attract and transact with customers and (2) is successful on-boarding a minimum of 10 approved influential celebrities on or before December 31, 2021, the Company shall issue to Emmersive and/or Emmersive’s Shareholders, 1,000,000 Conditional Preferred Units, with Put Rights.

Earn-Out Target 2: In the event that the Company generates a minimum of $7,000,000 in annualized booked revenues inclusive of revenues generated from the celebrities onboarded by the Company (collectively “Attributed Revenue”) in any three-calendar-month period ending on or before March 31, 2022 (i.e. more than $1,750,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with the Put Rights.

Earn-Out Target 3: In the event that the Company generates a minimum of $28,000,000 in annualized Attributed Revenues in any three-calendar-month period ending on or before December 31, 2022 (i.e. more than $7,000,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with Put Rights.

Earn Out Target 4: In the event that the Company generates a minimum of $62,000,000 in annualized Attributed Revenues in any three-calendar-month period ending on or before December 31, 2023 (i.e. more than $15,500,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with Put Rights.

On April 17, 2021, the transactions under both the Asset Contribution Agreement and Amended Operating Agreement closed.

The following table summarizes the aggregate purchase price consideration paid for the acquisition of the asset:

April 17, 2021

Fair value of issuance of 1,000,000 preferred units	$2,100,000
Fair value of earnout of 4,000,000 preferred units	5,300,000
Fair value of assumed notes payable	151,987
Total	7,551,987

Preferred Units. The Seller owns 1,000,000 or 100% of the outstanding preferred units of EVNT Platform, LLC.

7. COMMITMENTS AND CONTINGENCIES

Operating Leases. The Company leases certain office space from an entity affiliated through common ownership under operating lease agreement on a month-to-month basis.

Rent expense for the period from April 13, 2021 to June 30, 2021 was $5,288. Rental payments are expensed in the statements of operations in the period to which they relate.

8. SUBSEQUENT EVENTS

On September 16, 2021, EVNT Platform, LLC became a wholly-owned subsidiary of Ferguson Containers, Inc.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Ferguson Containers, Inc.

Report on the Financial Statements

We have audited the accompanying balance sheets of Ferguson Containers, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

November 5, 2021

F-22

FERGUSON CONTAINERS, INC.

BALANCE SHEETS

As of December 31, 2020 and 2019

	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$176,759	$78,701
Accounts receivable	836,153	696,062
Inventories	114,198	89,240
Prepaid expenses and other current assets	7,209	6,919
Total current assets	1,134,319	870,922
Property and equipment, net	967,361	786,744
Due from parent	821,627	1,121,610
Total assets	$2,923,307	$2,779,276

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Line of credit	$367,976	$456,729
Note payable, current portion	14,848	14,196
Accounts payable	38,507	29,407
Accrued expenses	10,799	32,765
Income tax payable	109,998	67,439
Total current liabilities	542,128	600,536
Note payable, less current portion	27,644	42,492
Deferred tax liabilities	82,104	57,264
Total liabilities	651,876	700,292

Commitments and contingencies	-	-

Stockholder’s equity:
Common stock, 400 shares authorized and outstanding, no par value	50,000	50,000
Retained earnings	2,221,431	2,028,984
Total stockholder’s equity	2,271,431	2,078,984
Total liabilities and stockholder’s equity	$2,923,307	$2,779,276

The accompanying notes are an integral part of these financial statements.

F-23

FERGUSON CONTAINERS, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2020 and 2019

	2020	2019

Revenues, net	$6,719,894	$5,833,477
Cost of revenues	4,691,451	4,210,633
Gross profit	2,028,443	1,622,844

Selling, general and administrative	1,759,117	1,744,946

Operating income (loss)	269,326	(122,102)

Non-operating (expense) income:
Interest expense, net	(112,295)	(77,847)
Rental income	102,815	102,815
Other income	-	3,054
Total non-operating (expense) income	(9,480)	28,022

Net income (loss) before income taxes	259,846	(94,080)

Income taxes expense (benefit)	67,399	(53,660)

Net income (loss)	$192,447	$(40,420)
Net income (loss) per share:
Net income (loss) per share - basic	$481.12	$(101.05)
Net income (loss) per share - diluted	$481.12	$(101.05)
Weight average number of common shares outstanding – basic and diluted	400	400

The accompanying notes are an integral part of these financial statements.

F-24

FERGUSON CONTAINERS, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2020 and 2019

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance, January 1, 2019	400	$50,000	2,069,404	$2,119,404

Net loss		-	(40,420)	(40,420)

Balance, December 31, 2019	400	50,000	2,028,984	2,078,984

Net income		-	192,447	192,447

Balance, December 31, 2020	400	$50,000	$2,221,431	$2,271,431

The accompanying notes are an integral part of these financial statements.

F-25

FERGUSON CONTAINERS, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2020 and 2019

	2020	2019

Cash flows from operating activities:
Net income (loss)	$192,447	$(40,420)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	95,861	113,286
Amortization of debt issuance costs	15,573	15,573
Changes in assets and liabilities:
Accounts receivable	(140,091)	(24,618)
Inventory	(24,958)	(7,433)
Prepaid expenses and other current assets	(290)	102,277
Accounts payable	9,100	25,196
Accrued expenses and other current liabilities	45,433	(61,804)
Due to parent	299,983	(879,612)
Net cash provided by (used in) operating activities	493,058	(757,555)

Cash flows from investing activities:
Purchases of property and equipment	(276,478)	(45,235)
Net cash used in investing activities	(276,478)	(45,235)

Cash flows from financing activities:
Net repayments under lines of credit	(104,326)	(90,648)
Repayments under notes payable	(14,196)	(13,572)
Net cash used in financing activities	(118,522)	(104,220)
Net increase (decrease) in cash and cash equivalents	98,058	(907,010)

Cash and cash equivalents, beginning of the year	78,701	985,711
Cash and cash equivalents, end of the year	176,759	78,701

Supplemental disclosure of cash flow information:
Cash paid for interest	112,295	77,847

The accompanying notes are an integral part of these financial statements.

F-26

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

As used herein, “Fergco” and the “Company” refer to Ferguson Containers, Inc. and/or where applicable, its management, a New Jersey corporation incorporated on September 14, 1966 under the laws of the State of New Jersey. The Company produces and sells a variety of container board, corrugated products and specialty paper products in North America. The Company was incorporated on September 14, 1966 in New Jersey. The Company is 100% owned by Vinco Ventures, Inc. (“Vinco”).

The condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not contain all information and footnotes required by GAAP for annual financial statements. The condensed financial statements include the accounts of the Company. In the opinion of the Company’s management, all the adjustments necessary for a fair presentation of the financial position and operating results have been included in these financial statements. These unaudited condensed financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2020.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company’s significant estimates used in these financial statements include, but are not limited to, revenue recognition and the determination of the economic useful life of depreciable property and equipment. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable. Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. Management estimates the allowance for bad debts based on existing economic conditions, historical experience, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted. All accounts receivable is currently deemed collectible and no allowance for doubtful account was required as of December 31, 2020 and 2019, respectively. There are no concentrations greater than 10% of total accounts receivable.

Inventories. Inventory is recorded at the lower of cost or net realizable value on a first-in, first-out basis. The Company reduces the carrying value of inventories for those items that are potentially excess, obsolete, or slow moving based on changes in customer demand, technology developments, or other economic factors.

Property and Equipment. Property and equipment are stated at cost, net of accumulated depreciation and amortization, which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets, as follows: 3 to 5 years for office equipment, 5 to 7 years for furniture and fixtures, 6 to 10 years for machinery and equipment, 10 to 15 years for building improvements, 5 years for software, 5 years for molds, 5 to 7 years for vehicles and 40 years for buildings. When fixed assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statements of operations for the respective period. Minor additions and repairs are expensed in the period incurred. Major additions and repairs which extend the useful life of existing assets are capitalized and depreciated using the straight-line method over their remaining estimated useful lives.

Impairment of Long-lived Assets. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company assesses the recoverability of its long-lived assets using undiscounted cash flows. If an asset is found to be impaired, the amount recognized for impairment is equal to the difference between the carrying value and the asset’s fair value. The Company did not record any impairment charges related to long-lived assets during the years ended December 31, 2020 and 2019.

Contingent Liabilities. The Company, from time to time, may be involved in certain legal proceedings. Based upon consultation with outside counsel handling its defense in these matters and the Company’s analysis of potential outcomes, if the Company determines that a loss arising from such matters is probable and can be reasonably estimated, an estimate of the contingent liability is recorded in its financial statements. If only a range of estimated loss can be determined, an amount within the range that, based on estimates, assumptions and judgments, reflects the most likely outcome, is recorded as a contingent liability in the financial statements. In situations where none of the estimates within the estimated range is a better estimate of probable loss than any other amount, the Company records the low end of the range. Any such accrual would be charged to expense in the appropriate period. Litigation expenses for these types of contingencies are recognized in the period in which the litigation services were provided.

F-27

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

Revenue Recognition. Generally, the Company considers all revenues as arising from contracts with customers. Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 – Identify the Contract with the Customer – A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probable that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

Step 2 – Identify Performance Obligations in the Contract – Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Step 3 – Determine the Transaction Price – When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

Step 4 – Allocate the Transaction Price – After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price (SSP) at contract inception.

Step 5 – Satisfaction of the Performance Obligations (and Recognize Revenue) – Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

All of the Company’s revenues continue to be recognized when control of the goods are transferred to the customer, which is upon delivery of the finished goods to the customer. All sales have fixed pricing and there are currently no material variable components included in the Company’s revenue. Additionally, the Company will issue credits for defective merchandise, historically these credits for defective merchandise have not been material. Based on the Company’s analysis of the new revenue standards, revenue recognition from the sale of finished goods to customers, which represents substantially all of the Company’s revenues, was not impacted by the adoption of the new revenue standards.

Disaggregation of Revenue. The Company’s primary revenue streams include the sale of packaging materials. There are no other material operations that were separately disaggregated for segment purposes. The Company has income from rental operations which is includes as part of other income in the statements of operations.

Cost of Revenues. Cost of revenues includes freight charges, purchasing and receiving costs, depreciation and inspection costs.

Income Taxes. The Company accounts for income taxes under the provisions of the Financial Accounting Standards Board (“FASB”) ASC Topic 740 “Income Taxes” (“ASC Topic 740”). The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2020 and 2019. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of operations.

F-28

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable and other current liabilities approximate fair values due to the short-term nature of these instruments.

Concentration of Credit Risks. Financial instruments that potentially subject the Company to concentrations of credit risk are cash equivalents, accounts receivable and revenues. Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. The Company has not experienced any significant losses on its deposits of cash and cash equivalents.

Recent Accounting Standards. The recent accounting standards that the Company identified that could have any impact on our financial statements were as follows:

In August 2018, the FASB issued new accounting guidance that eliminates, adds and modifies certain disclosure requirements for fair value measurements. Among the changes, an entity will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, but will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019; early adoption is permitted. Since this accounting guidance only revises disclosure requirements, the adoption of this standard did not have a material impact on the Company’s financial statements.

F-29

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

Subsequent Events. The Company has evaluated subsequent events through the date which the financial statements were issued. Based upon the evaluation, except for items described in Note 12, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Segment Reporting. The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chairman and Chief Executive Officer (“CEO”) of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company’s primary revenue streams include the sale of corrugated packaging materials and therefore the Company only identifies one reportable operating segment.

F-30

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following at December 31, 2020 and 2019:

	2020	2019

Trade accounts receivable	$836,153	$696,062
Less: allowance for doubtful accounts	-	-
Total accounts receivable, net	$836,153	$696,062

4. INVENTORIES

Inventories consist of the following at December 31, 2020 and 2019:

	2020	2019

Raw materials	$71,484	$49,232
Finished goods	42,714	40,008
Total inventories	$114,198	$89,240

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following at December 31, 2020 and 2019:

	2020	2019

Land	$79,100	$79,100
Building and building improvements	1,263,861	1,200,268
Equipment and machinery	4,119,632	3,913,795
Furniture and fixtures	260,426	253,379
Vehicles	521,962	521,962
	6,244,981	5,968,504
Less: accumulated depreciation	(5,277,620)	(5,181,760)
Total property and equipment, net	$967,361	$786,744

Depreciation and amortization expense was $95,861 and $113,220 for the years ended December 31, 2020 and 2019, respectively.

6. DUE FROM PARENT

As of December 31, 2020 and December 31, 2019, due from parent consists of net amounts due from Vinco related to borrowings for working capital needs and management fees charged by Vinco Ventures, Inc. to Ferguson Containers, Inc. as well as other operating expenses that were paid for on behalf of one to the other. As of December 31, 2020 and December 31, 2019, the net amount due from parent was $821,627 and $1,121,610, respectively. Such amounts are not due currently. The Parent billed the Company management fees of $200,000 and $160,000 for the years ended December 31, 2020 and 2019, respectively. The due to and from Parent will be settled in the financial statements at the time the anticipated Spin-Off of Ferguson Containers, Inc. and EVNT Platform, LLC from Vinco Ventures, Inc. becomes effective.

F-31

FERGUSON CONTAINERS, INC.

NOTES TO FINANCIAL STATEMENTS

7. DEBT

Principal due under the line of credit and note payable was as follows as of December 31, 2020 and 2019:

	2020	2019

Lines of credit	$367,976	$472,301
Less: debt issuance costs	-	(15,573)
Line of credit, net of issuance costs	367,976	456,728

Note payable	42,492	56,688
Less: note payable, current portion	(14,848)	(14,196)
Note payable, net of current portion	$27,644	$42,492

On February 21, 2020, the Company entered into a receivables financing arrangement (the “Factoring Agreement”) for certain receivables of the Company not to exceed $1,250,000 at any one time. The agreement allows for borrowings up to 85% of the outstanding receivable based on the credit quality of the customer. The fee is between 1% and 2% of the total invoices financed. The balance at December 31, 2020 is $367,976. On March 31, 2021, the Company fully paid off the remaining balance.

On December 27, 2018, the Company entered into credit agreement providing for an asset backed line of credit of $1,000,000. The credit agreement contains a revolving maturity date which is subject to an annual review by the lender. The credit agreement is collateralized by substantially all of the assets of Ferguson Containers, Inc. The interest rate was 8.5% as of December 31, 2019. The agreement contains certain covenants. As of December 31, 2019, the Company was not in compliance with certain covenants under the line of credit. On February 21, 2020, the Company repaid the line of credit in full from the use of funds from the Factoring Agreement.

8. INCOME TAXES

Ferguson Containers, Inc. is taxed as a corporation and pays corporate federal, state and local taxes on income.

Components of income before income taxes were as follows:

	2020	2019

United States	$259,846	$(94,080)
Income before income taxes	$259,846	$(94,080)

The tax effects of temporary differences that give rise to deferred tax assets or liabilities are presented below:

	2020	2019

Deferred tax assets:
Net operating loss carryforwards	$-	24,840
Net deferred tax assets	$-	$24,840

Deferred tax liabilities:
Property and equipment	$(82,104)	(82,104)
Net deferred tax liabilities	$(82,104)	$(82,104)
Net deferred taxes	$(82,104)	$(57,264)

F-32

The income tax provision (benefit) consists of the following:

	2020	2019

Current:
Federal	$33,315	$-
State	9,244	(28,820)
Total current	42,559	(28,820)
Deferred:
Federal	16,887	(16,887)
State	7,953	(7,953)
Total deferred	24,840	(24,840)
Total income tax provision (benefit)	$67,399	$(53,660)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	2020	2019

Tax at federal statutory rate	21.0%	21.0%
State and local income taxes	4.7%	40.5%
Nondeductible expenses	0.2%	-1.3%
Total income tax provision (benefit)	25.9%	60.2%

The statutory federal income tax rate differs from the Company’s effective tax rate due to a return to provision adjustment of $28,820 for the year ended December 31, 2019.

9. STOCKHOLDER’S EQUITY

Common Stock. Vinco Ventures, Inc. owns 100% of the issued and outstanding common stock of Ferguson Containers, Inc. As of December 31, 2020 and 2019, respectively, the Company has 400 shares of issued and outstanding shares of common stock.

10. COMMITMENTS AND CONTINGENCIES

Operating Leases. The Company leases certain office space from an entity affiliated through common ownership under operating lease agreement on a month-to-month basis. The Company does not have any long-term leases that extend beyond one year.

Rent expense for the years ended December 31, 2020 and 2019 was $106,800 and $106,600, respectively. Rental payments are expensed in the statements of operations in the period to which they relate.

11. SUBSEQUENT EVENTS

On August 25, 2021, the Company sold the building located in Washington, NJ for gross proceeds of $850,000. The net proceeds of $763,665 were used to partially payoff the note on Vinco Ventures, Inc. to the Ferguson Family of $876,500.

On September 16, 2021, EVNT Platform, LLC became a wholly-owned subsidiary of Ferguson Containers, Inc.

On September 16, 2021, Cryptyde Shares Services, LLC was formed as a wholly-owned subsidiary of Ferguson Containers, Inc. under the laws of the State of Nevada.

F-33